Exhibit 10.1

FIFTH AMENDMENT TO AND WAIVER UNDER CREDIT AGREEMENT

This FIFTH AMENDMENT TO AND WAIVER UNDER CREDIT AGREEMENT (this “Amendment”) is entered into as of March 10, 2025, by and among HARVARD BIOSCIENCE, INC. (the “Borrower”), the other Loan Parties party hereto, CITIZENS BANK, N.A., in its capacity as the Administrative Agent (in such capacity, the “Administrative Agent”), and the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the other Loan Parties party thereto, the Administrative Agent and the Lenders are parties to the Credit Agreement, dated as of December 22, 2020 (as in effect on the date hereof immediately before giving effect to this Amendment, the “Existing Credit Agreement”, and as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have notified the Administrative Agent that an Event of Default has occurred under the Existing Credit Agreement as a result of the Borrower’s failure to comply with the financial covenant set forth in clause (a) of Section 7.12 of the Existing Credit Agreement for the fiscal quarter ended December 31, 2024 (the “Specified Event of Default”);

WHEREAS, the Loan Parties have requested that the Administrative Agent and the Required Lenders agree to waive the Specified Event of Default and make certain amendments to the Existing Credit Agreement, and the Administrative Agent and the Required Lenders have agreed to such waiver and amendments, subject to the terms and conditions hereof; and

WHEREAS, each Loan Party expects to realize substantial direct and indirect benefits as a result of this Amendment becoming effective, and agrees to reaffirm its obligations under the Existing Credit Agreement and the other Loan Documents to which it is a party.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and other valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties agree as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein (including in the recitals hereto) shall have the meanings assigned to them in the Credit Agreement.

Section 2. Waiver. The Loan Parties acknowledge and agree that the Specified Event of Default has occurred and constitutes an Event of Default under the Existing Credit Agreement. Subject to, and in accordance with, the terms and conditions set forth herein, including the satisfaction of all conditions precedent set forth in Section 4 below, the Lenders party hereto hereby waive the Specified Event of Default.

Section 3. Amendments. Subject to the satisfaction of the conditions set forth herein, effective as of the Fifth Amendment Effective Date (as defined below):

(a)                The Existing Credit Agreement is hereby amended (a) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Credit Agreement (and to the extent provided in Annex A hereto, the exhibits, schedules and appendices to the Credit Agreement) attached hereto as Annex A and made a part hereof for all purposes.

(b)                Schedule 2.1 of the Credit Agreement is hereby amended and restated in its entirety as set forth on Schedule 2.1 attached hereto and made a part hereof.

Section 4. Conditions to Effectiveness. This Amendment shall be effective as of the date of the satisfaction of each of the following conditions, and in case of any documentation to be delivered to the Administrative Agent, such documentation shall be in form and substance reasonably satisfactory to the Administrative Agent (such date, the “Fifth Amendment Effective Date”):

(a)                This Amendment shall have been duly executed and delivered by the Borrower, the other Loan Parties, the Administrative Agent and the Required Lenders;

(b)                The Administrative Agent shall have received an updated Perfection Certificate with respect to each Loan Party dated the date hereof (the “Updated Perfection Certificate”);

(c)                The Borrower shall have selected and formally engaged, pursuant to an engagement letter in form and substance acceptable to the Administrative Agent, an investment banker acceptable to the Administrative Agent (the “Investment Banker”) for the purpose of administering a process for the Borrower to obtain new financing in an amount sufficient to provide for the payment in full in cash of all Loan Document Obligations and the termination of all Commitments (the “Refinancing”); and

(d)                The Borrower shall have paid to the Administrative Agent (i) for the account of each Lender party hereto, 50% of the Amendment Fee (as defined below) and (ii) all other costs, fees, and expenses owed by the Borrower to the Administrative Agent, including, without limitation, all reimbursable Attorney’s Costs as provided in Section 10.3 of the Credit Agreement.

Section 5. Amendment Fee. The Borrower hereby agrees to pay to the Administrative Agent, for the account of each Lender party hereto, an amendment fee equal to 0.30% of the sum of such Lender’s Revolving Commitment and such Lender’s pro rata portion of the outstanding principal amount of the Term Loan as of the date hereof (in each case, after giving effect to this Amendment) (the “Amendment Fee”), which Amendment Fee shall be (a) deemed fully earned upon satisfaction of the conditions to effectiveness set forth in clauses (a), (b), (c) and (d)(ii) of Section 4 above, (b) nonrefundable and (c) due and payable in two installments as follows: 50% of the Amendment Fee shall be due and payable on the date hereof and 50% of the Amendment Fee shall be due and payable on the earlier of (x) June 30, 2025 and (y) the first date following the Fifth Amendment Effective Date that any Event of Default shall occur; provided that the Lenders hereby agree to waive the second installment of the Amendment Fee in the event that no Event of Default shall occur after the Fifth Amendment Effective Date and the Termination Date shall occur on or prior to June 30, 2025.

Section 6. Post-Closing Obligation. Without limiting any other obligations of the Borrower under the Loan Documents, following the Fifth Amendment Effective Date, the Borrower shall promptly cooperate with any requests from the Administrative Agent or any Lender arising from or related to the Updated Perfection Certificate, the Collateral and Guarantee Requirement and/or compliance with the other terms of the Loan Documents, including, without limitation, to promptly deliver or cause to be delivered to the Administrative Agent such information, documentation and other deliverables reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Collateral and Guarantee Requirement and the other terms of the Loan Documents.

Section 7. Representations and Warranties. Each Loan Party represents and warrants to the Lenders as follows:

(a)                Each Loan Party has all requisite power and authority to execute, deliver and perform this Amendment and all documents and instruments delivered in connection herewith, each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment and all documents and instruments delivered in connection herewith, and this Amendment has been duly executed and delivered on behalf of each Loan Party.

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(b)                This Amendment constitutes a legal, valid and binding obligation of the Borrower and the other Loan Parties, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)                Each of the representations and warranties by the Loan Parties in the Loan Documents to which they are party is true and correct in all material respects (or, if qualified as to materiality or as to a Material Adverse Effect, in all respects) as of the date hereof (or, to the extent any such representation or warranty refers specifically to an earlier date, as of such earlier date) and before and after giving effect to this Amendment.

(d)                No Default exists (after giving effect to this Amendment) or will result from the execution of this Amendment.

Section 8. Effect of this Amendment.

(a)                Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Existing Credit Agreement and the other Loan Documents, all rights of the Administrative Agent and the Lenders and all of the Secured Obligations shall remain in full force and effect. The Loan Parties hereby confirm that the Loan Documents previously executed by the Loan Parties are in full force and effect and that the Loan Parties have no right of setoff, recoupment or other offset or any defense as of the date hereof with respect to any of the Secured Obligations or any such Loan Document.

(b)                The execution, delivery and effectiveness of this Amendment shall not directly or indirectly constitute (i) a novation of any of the Secured Obligations under the Existing Credit Agreement, the Credit Agreement or the other Loan Documents or (ii) constitute a course of dealing or, except as expressly amended hereby, other basis for altering any Secured Obligations or any other contract or instrument (including, without limitation, the Existing Credit Agreement, the Credit Agreement and the other Loan Documents).

(c)                From and after the date hereof, (i) the term “Credit Agreement” in the Credit Agreement, and all references to the Credit Agreement in any other Loan Document, shall mean the Credit Agreement as amended hereby, and (ii) the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include, without limitation, this Amendment and any agreements, instruments and other documents executed and/or delivered in connection herewith. This Amendment is a Loan Document.

Section 9. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary.

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Section 10. Reaffirmation. Subject to any limitations on its obligations expressly stated in the Loan Documents to which it is a party, each Loan Party (a) acknowledges and agrees, as of the effectiveness of this Amendment, that all of its obligations under the Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, and (b) reaffirms each Lien granted by each Loan Party pursuant to the Collateral Documents, all of which obligations and Liens remain in full force and effect after giving effect to this Amendment.

Section 11. No Actions, Claims, Etc.. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, any Lender, any participant, or any of their respective officers, employees, representatives, agents, advisors, consultants, counsel or directors arising from any action by such Persons, or failure of such Persons to act on or prior to the date hereof.

Section 12. Release of Claims. In consideration of the Lenders’ and the Administrative Agent’s agreements contained in this Amendment, each Loan Party hereby irrevocably releases and forever discharges the Lenders and the Administrative Agent and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, representatives, agents, advisors, consultants and counsel (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings, demands or damages, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, common law or otherwise of any kind or character, known or unknown, which such Loan Party ever had or now has against the Administrative Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Administrative Agent, any Lender or any other Released Person on or prior to the date hereof.

Section 13. Governing Law; Jurisdiction; Service of Process.

(a)                This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)                Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the for the Southern District of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)                Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Amendment in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d)                Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in the Credit Agreement. Nothing in this Amendment will affect the right of any party to this Amendment to serve process in any other manner permitted by law.

Section 14. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 15. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

Borrower: HARVARD BIOSCIENCE, INC.
By:	/s/ JENNIFER COTE
Name:	Jennifer Cote
Title:	Chief Financial Officer
Subsidiary Guarantors: WARNER INSTRUMENTS LLC
By:	/s/ JENNIFER COTE
Name:	Jennifer Cote
Title:	Chief Financial Officer

CITIZENS BANK, N.A., as the Administrative Agent
By:	/s/ BESI TSAKIRIS
Name:	Besi Tsakiris
Title:	Vice President

Consented and agreed to:

CITIZENS BANK, N.A., as a Lender

By:	/s/ BESI TSAKIRIS
Name:	Besi Tsakiris
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ CONSTANTIN CHEPURNY
Name:	Constantin Chepurny
Title:	Executive Vice President

FIRST-CITIZENS BANK & TRUST COMPANY, as a Lender

By:	/s/ BRYCE GERBER
Name:	Bryce Gerber
Title:	Managing Director

ANNEX A

[See attached].

SCHEDULE 2.1

COMmitMENTS

Lender	Revolving Commitment
Citizens Bank, N.A.	$4,378,846.18
First-Citizens Bank & Trust Company	$4,135,576.91
Wells Fargo Bank, N.A.	$4,135,576.91
Total	$12,650,000.00

Execution Version CREDIT AGREEMENT dated as of December 22, 2020  among HARVARD BIOSCIENCE, INC. as the Borrower, THE LENDERS PARTY HERETO, and CITIZENS BANK, N.A., as Administrative Agent and WELLS FARGO BANK, NATIONAL ASSOCIATION and SILICON VALLEY BANK, a division of First - Citizens Bank & Trust Company as Joint Bookrunners, Joint Lead Arrangers and Syndication Agents  As amended by the First Amendment to Credit Agreement and Amendment to Pledge and Security Agreement, dated as of April 15 , 2022 , the Second Amendment to Credit Agreement, dated as of November 8 , 2022 , the Third Amendment to Credit Agreement, dated as of March 28 , 2024 , and the Fourth Amendment to Credit Agreement, dated as of August 6 , 2024 , and the Fifth Amendment to and Waiver Under Credit Agreement, dated as of March 10 , 2025 . NAI - 1543452693v1 1543452693v6

TABLE OF CONTENTS Page ARTICLE 1 DEFINITIONS AND RULES OF CONSTRUCTION 1 Section 1.1 Section 1.2 Section 1.3 Section 1.4 Section 1.5 Section 1.6 Section 1.7 Section 1.8 Section 1.9 Section 1.10 Section 1.11 Definitions 1 Classification of Loans and Borrowings 46 Terms Generally 46 Accounting Terms ; GAAP 47 Rounding 47 References to Time 47 Resolution of Drafting Ambiguities 47 Status of Loan Document Obligations 47 Reserved . 48 Rates .. 48 Divisions . 48 ARTICLE 2 THE CREDITS 48 - 2 - NAI - 1543452693v1 1543452693v6 Section 2.1 Section 2.2 Section 2.3 Section 2.4 Section 2.5 Section 2.6 Section 2.7 Section 2.8 Section 2.9 Section 2.10 Section 2.11 Commitments 48 Borrowings, Conversions and Continuations of Loans 49 Swingline Loans 50 Letters of Credit 52 Termination and Reduction of Commitments 58 Repayment of Loans ; Evidence of Debt 59 Prepayments 61 Payments Generally ; Administrative Agent’s Clawback 62 Defaulting Lenders 65 Cash Collateral 67 Incremental Commitments 68 ARTICLE 3 INTEREST, FEES, YIELD PROTECTION, ETC. 71 Section 3.1 Section 3.2 Section 3.3 Section 3.4 Section 3.5 Section 3.6 Section 3.7 Section 3.8 Interest 71 Fees 72 Inability to Determine Rates 73 Increased Costs ; Illegality 73 Compensation for Losses 75 Taxes 75 Mitigation Obligations ; Replacement of Lenders 78 Benchmark Replacement Setting 79 ARTICLE 4 CONDITIONS PRECEDENT TO CREDIT EXTENSIONS 81 Section 4.1 Section 4.2 Conditions to Initial Credit Extensions 81 Conditions to All Credit Extensions 83 ARTICLE 5 REPRESENTATIONS AND WARRANTIES 84 Section 5.1 Section 5.2 Section 5.3 Existence, Qualification and Power ; Compliance with Laws 84 Authorization ; No Contravention 84 Governmental Authorization ; Other Consents 84

Section 5.4 Section 5.5 Section 5.6 Section 5.7 Section 5.8 Section 5.9 Section 5.10 Section 5.11 Section 5.12 Section 5.13 Section 5.14 Section 5.15 Section 5.16 Section 5.17 Section 5.18 Section 5.19 Section 5.20 Section 5.21 Section 5.22 Section 5.23 Section 5.24 Section 5.25 Section 5.26 - 3 - NAI - 1543452693v1 1543452693v6 Binding Effect 85 Financial Statements ; No Material Adverse Effect 85 Litigation 85 Environmental Matters 85 Ownership of Properties ; Liens 87 Casualty, Etc 87 Investment Company Status, Etc 87 Taxes 87 ERISA 88 Subsidiaries ; Equity Interests 89 Insurance 89 Federal Reserve Regulations, Etc 89 Collateral Documents 89 Solvency 90 Anti - Corruption Laws ; Sanctions ; Anti - Terrorism Laws 90 Material Owned Real Property 90 Accuracy of Information, Etc 90 Labor Matters 91 Absence of Certain Restrictions 91 No Default 91 Common Enterprise 91 Brokers’ Fees 91 Affected Financial Institutions 91 ARTICLE 6 AFFIRMATIVE COVENANTS 92 Section 6.1 Section 6.2 Section 6.3 Section 6.4 Section 6.5 Section 6.6 Section 6.7 Section 6.8 Section 6.9 Section 6.10 Section 6.11 Section 6.12 Section 6.13 Section 6.14 Financial Statements and Other Information 92 Notices of Material Events 93 Existence ; Conduct of Business 95 Payment and Performance of Obligations 95 Maintenance of Properties 95 Books and Records ; Inspection Rights 95 Compliance with Laws 95 Use of Proceeds 95 Information Concerning Collateral 96 Insurance 96 Casualty Events ; Extraordinary Receipts 97 Covenant to Guarantee and Provide Security 98 Environmental Matters 98 Certain Post - Closing Obligations . 99 ARTICLE 7 NEGATIVE COVENANTS 99 Section 7.1 Section 7.2 Section 7.3 Section 7.4 Section 7.5 Section 7.6 Section 7.7 Section 7.8 Section 7.9 Section 7.10 Section 7.11 Indebtedness ; Equity Interests 99 Liens 101 Fundamental Changes ; Business ; Fiscal Year 101 Investments, Loans, Advances, Guarantees and Acquisitions 102 Dispositions 103 Sale and Lease Back Transactions 104 Swap Agreements 104 Restricted Payments 105 Transactions with Affiliates 105 Restrictive Agreements 105 Amendment of Material Documents 106

Schedule 2.1 Schedule 2.4 Schedule 4.1(f) - 4 - NAI - 1543452693v1 1543452693v6 Commitments Existing Letters of Credit Collateral Documents and Related Requirements Section 7.12 Section 7.13 Section 7.14 Section 7.15 Financial Covenants 106 Payments on Subordinated Debt 106 Government Regulation 107 Hazardous Materials 107 ARTICLE 8 EVENTS OF DEFAULT 107 Section 8.1 Section 8.2 Section 8.3 Events of Default 107 Remedies Upon Event of Default 109 Application of Funds 110 ARTICLE 9 THE ADMINISTRATIVE AGENT 111 Section 9.1 Section 9.2 Section 9.3 Section 9.4 Section 9.5 Section 9.6 Section 9.7 Section 9.8 Section 9.9 Section 9.10 Section 9.11 Section 9.12 Section 9.13 Appointment and Authority 111 Rights as a Lender 111 Exculpatory Provisions 112 Reliance by Administrative Agent 112 Delegation of Duties 113 Resignation of Administrative Agent 113 Non - Reliance on Administrative Agent and Other Lenders 114 No Other Duties, Etc 114 Administrative Agent May File Proofs of Claim 114 Collateral and Guarantee Matters 115 Compliance with Flood Insurance Laws 115 Cash Management Obligations and Swap Agreement Obligations 116 Erroneous Payments 116 ARTICLE 10 MISCELLANEOUS 119 Section 10.1 Section 10.2 Section 10.3 Section 10.4 Section 10.5 Section 10.6 Section 10.7 Section 10.8 Section 10.9 Section 10.10 Section 10.11 Section 10.12 Section 10.13 Section 10.14 Section 10.15 Section 10.16 Section 10.17 Section 10.18 Section 10.19 Notices 119 Waivers ; Amendments 120 Expenses ; Indemnity ; Damage Waiver 122 Successors and Assigns 124 Survival 127 Counterparts ; Integration ; Effectiveness ; Electronic Execution 128 Severability 128 Setoff 128 Governing Law ; Jurisdiction ; Consent to Service of Process 129 WAIVER OF JURY TRIAL 129 Payments Set Aside 130 Headings 130 Interest Rate Limitation 130 Confidentiality 130 USA PATRIOT Act 131 No Fiduciary Duty 132 Acknowledgement and Consent to Bail - In of Affected Financial Institutions132 Certain ERISA Matters 132 Acknowledgement Regarding Any Supported QFCs 133 SCHEDULES :

Schedule 5.6	Disclosed Matters
Schedule 5.13	Subsidiaries; Equity Interests
Schedule 5.14	Insurance
Schedule 5.16(a)	UCC Filing Offices
Schedule 5.16(b)	Mortgage Filing Offices
Schedule 5.19	Owned Real Property
Schedule 7.1	Existing Indebtedness
Schedule 7.2	Existing Liens
Schedule 7.4	Existing Investments
Schedule 7.10	Existing Restrictions
Schedule 10.1	Notice Information

EXHIBITS:

Exhibit A	Form of Assignment and Assumption
Exhibit B-1	Form of Committed Loan Notice
Exhibit B-2	Form of Swingline Loan Notice
Exhibit C-1	Form of Revolving Loan Note
Exhibit C-2	Form of Term Loan Note
Exhibit C-3	Form of Swingline Loan Note
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Closing Certificate
Exhibit F	Form of Subsidiary Joinder Agreement
Exhibit G-1	Form of U.S. Tax Compliance Certificate For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes
Exhibit G-2	Form of U.S. Tax Compliance Certificate For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes
Exhibit G-3	Form of U.S. Tax Compliance Certificate For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes
Exhibit G-4	Form of U.S. Tax Compliance Certificate For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes
Exhibit H	Form of Master Intercompany Note
Exhibit I	Form of Solvency Certificate
Exhibit J	Form of Secured Obligation Designation Notice

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CREDIT AGREEMENT CREDIT AGREEMENT, dated as of December 22 , 2020 , among HARVARD BIOSCIENCE, INC . (the “ Borrower ”), the LENDERS party hereto and CITIZENS BANK, N . A . , as Administrative Agent . RECITALS A. The Borrower has requested that the Lenders make loans and other financial accommodations to the Borrower as more fully set forth herein . B. The Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein . In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows : ARTICLE 1 DEFINITIONS AND RULES OF CONSTRUCTION Section 1 . 1 Definitions . As used in this Credit Agreement, the following terms have the meanings specified below : “ 2024 Covenant Relief Period ” means the period beginning on the Fourth Amendment Effective Date and ending on the date the Administrative Agent receives the financial information and related Compliance Certificate for the Fiscal Year ending December 31 , 2024 , required to be delivered pursuant to Sections 6 . 1 (a) and (c) herein . “ ABR Borrowing ” means, as to any Borrowing, the ABR Loans comprising such Borrowing . “ ABR Loan ” means a Loan (other than a Swingline Loan) bearing interest based on the Alternate Base Rate. “ Acquired EBITDA ” means, with respect to any Acquired Entity or Business for any period, the historical Consolidated EBITDA of such Acquired Entity or Business for such period as certified by a Financial Officer of the Borrower, which historical Consolidated EBITDA shall be calculated in a manner consistent with the definition of Consolidated EBITDA herein and to be based on financial statements for such Acquired Entity or Business prepared in accordance with GAAP (subject to the absence of footnote disclosures and year - end audit adjustments with respect to financial statements that are not annual audited financial statements), provided that when such Acquired EBITDA is included in Consolidated EBITDA it shall be on a Pro Forma Basis . “ Acquired Entity or Business ” means, for any period, any Person, property, business or asset acquired by the Borrower or any of its Subsidiaries in a Permitted Acquisition, to the extent not subsequently sold, transferred or otherwise Disposed of during such period . “ Acquisition ” means any transaction or series of related transactions resulting, directly or indirectly, in : (a) the acquisition by any Person of (i) all or substantially all of the assets of another Person or (ii) all or substantially all of any business line, unit or division of another Person, (b) the acquisition by any Person (i) of in excess of 50 % of the Equity Interests of any other Person, or (ii) otherwise causing any other Person to become a subsidiary of such Person, or (c) a merger, amalgamation NAI - 1543452693v1 1543452693v6 consolidation, or any other combination of any Person with another Person (other than a Person that is a Loan Party or a Subsidiary of a Loan Party) in which a Loan Party or any of its Subsidiaries is the surviving Person . “ Administrative Agent ” means Citizens Bank, in its capacity as administrative agent for the Lenders or any successor thereto . “ Administrative Agent’s Payment Office ” means the Administrative Agent’s office located at 28 State Street, Boston, MA 02109 , or such other office as to which the Administrative Agent may from time to time notify the Borrower and the Lenders . “ Administrative Questionnaire ” means an Administrative Questionnaire in a form supplied by the Administrative Agent . “ Affected Financial Institution ” means (a) any EEA Financial Institution or (b) any UK Financial Institution . “ Affiliate ” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified . “ Agent Parties ” has the meaning assigned to such term in Section 10 . 1 (d)(iii) . “ Agreement Date ” means the first date appearing in this Credit Agreement . “ Alternate Base Rate ” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0 . 50 % per annum and (c) the Daily SOFR Rate on such day plus 1 . 00 % per annum, provided that the Alternate Base Rate shall at no time be less than the Floor . If the Administrative Agent shall have determined (which determination shall be conclusive absent clearly manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Daily SOFR Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of the term Federal Funds Effective Rate, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist . Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Daily SOFR Rate, as applicable, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Daily SOFR Rate, as applicable, respectively . “ Anti - Corruption Laws ” means all laws, rules, and regulations of any jurisdiction applicable to the Loan Parties or their respective Subsidiaries from time to time concerning or relating to bribery or corruption . “ Anti - Terrorism Laws ” has the meaning assigned to such term in Section 5.18(c) . “ Applicable Lending Office ” means for any Lender, such Lender’s office, branch or affiliate designated for SOFR Loans, ABR Loans, Swingline Loans or Letters of Credit or participations therein, as applicable, as notified to the Administrative Agent, any of which offices may be changed by such Lender . 2 NAI - 1543452693v1 1543452693v6

Commitment SOFR Margin ABR Margin Consolidated Net Leverage Ratio Pricing Level Fees 0.500% 3.75% 3.50% During the 2024 Covenant Relief Period, greater than 3.00:1.00 I 0.500% 3.25% 3.00% Other than during the 2024 Covenant Relief Period, greater than 3.00:1.00 II 0.375% 2.75% 2.50% Greater than 2.50:1.00 but less than or equal to 3.00:1.00 III 0.350% 2.50% 2.00% Greater than 2.00:1.00 but less than or equal to 2.50:1.00 IV 0.300% 2.25% 1.75% Greater than 1.50:1.00 but less than or equal to 2.00:1.00 V 0.250% 2.00% 1.50% Less than or equal to 1.50:1.00 VI The Applicable Margin shall be determined and adjusted quarterly on the date (each a “ Margin Determination Date ”) that is five Business Days after receipt by the Administrative Agent of the Compliance Certificate pursuant to Section 6 . 1 (c) for the most recently ended fiscal quarter of the Borrower (but in any event, not later than the 45 th day after the end of each of the first three quarterly periods of each Fiscal Year or the 90 th day after the end of each Fiscal Year, as the case may be) ; provided that (a) the Applicable Margin shall be based on Pricing Level III until the Margin Determination Date for the first fiscal quarter ending after the Closing Date, (b) if the Borrower fails to deliver the Compliance Certificate as required by Section 6 . 1 (c) for the most recently ended fiscal quarter preceding the applicable Margin Determination Date, the Applicable Margin from such Margin Determination Date shall be based on Pricing Level III until the fifth Business Day after an appropriate Compliance Certificate is delivered, at which time the Pricing Level shall be determined by reference to the Consolidated Net Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Margin Determination Date, (c) if, after the Fourth Amendment Effective Date and during the 2024 Covenant Relief Period, any Compliance Certificate delivered by the Borrower to the Administrative Agent demonstrates that the Borrower is not in compliance with the financial covenants contained in Section 7 . 12 herein, then the Applicable Margin from such Margin Determination Date shall be based on Pricing Level I until the fifth Business Day after an appropriate Compliance Certificate is delivered that demonstrates compliance with such financial covenants, at which time the Pricing Level shall be determined by reference to the Consolidated Net Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Margin Determination Date and (d) if, during the 2024 Covenant Relief Period, the Borrower fails to deliver the Compliance Certificate as required by Section 6 . 1 (c) for the most recently ended fiscal quarter preceding the applicable Margin “ Applicable Margin ” means, with respect to the Term Loans, Revolving Loans, the Swingline Loans, L/C Participation Fees and Commitment Fees , during the applicable periods set forth below : in the case of (i) ABR Revolving Borrowings , the percentage set forth in the following table under the heading “ABR Margin”, (ii) Swingline Loans, the percentage set forth in the following table under the heading “ABR Margin”, (iii) SOFR Revolving and Swingline Loans, 3 . 50 % per annum, (ii) SOFR Borrowings and the L/C Participation Fees, the percentage set forth in the following table under the heading “SOFR Margin 4 . 00 % per annum, and (iii) Commitment Fees, 0 . 50 % per annum ; provided that the Applicable Margin in respect of ABR Borrowings, Swingline Loans, SOFR Borrowings and L/C Participation Fee”, and (iv) Commitment Fees, the percentage set forth in the following table under the heading “Commitment Fees” : Fees shall automatically increase by 1 . 00 % per annum on July 1 , 2025 and by 0 . 75 % per annum on the first day of each calendar month thereafter . 3 NAI - 1543452693v1 1543452693v6

Determination Date, the Applicable Margin from such Margin Determination Date shall be based on Pricing Level I until the fifth Business Day after an appropriate Compliance Certificate is delivered, at which time the Pricing Level shall be determined by reference to the Consolidated Net Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Margin Determination Date . The Applicable Margin shall be effective from one Margin Determination Date until the next Margin Determination Date . Any adjustment in the Applicable Margin shall be applicable to all Loans then existing or subsequently made during the applicable period for which the relevant Applicable Margin applies . Notwithstanding the foregoing, in the event that any financial statement delivered pursuant to Section 6 . 1 (a) or (b) or any Compliance Certificate delivered pursuant to Section 6 . 1 (c) is inaccurate (regardless of whether (i) this Credit Agreement is in effect, or (ii) any of the Commitments are in effect, or (iii) any Loans or Letters of Credit are outstanding when such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “ Applicable Period ”) than the Applicable Margin applied for such Applicable Period, then (A) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Consolidated Net Leverage Ratio in the corrected Compliance Certificate were applicable for such Applicable Period, and (C) the Borrower shall immediately pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2 . 8 . Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Section 3.1 and Section 8 . 1 . “ Applicable Percentage ” means, at any time (a) with respect to any Lender with a Commitment of any Class, the percentage equal to a fraction the numerator of which is the amount of such Lender’s Commitment of such Class and the denominator of which is the aggregate amount of all Commitments of such Class of all Lenders ( provided that if the Commitments under the Revolving Facility have terminated or expired, the Applicable Percentages of the Lenders under the Revolving Facility shall be determined based upon the Revolving Exposure at such time of the determination pursuant to clause (b) below) and (b) with respect to the Loans of any Class, a percentage equal to a fraction the numerator of which is such Lender’s Outstanding Amount of the Loans of such Class and the denominator of which is the aggregate Outstanding Amount of all Loans of such Class . 4 NAI - 1543452693v1 1543452693v6 “ Appropriate Lenders ” means, at any time, (a) with respect to the Revolving Facility, the Revolving Lenders, (b) with respect to any Letters of Credit, the L/C Issuer and the Revolving Lenders, (c) with respect to any Swingline Loans, the Swingline Lender and the Revolving Lenders, (d) with respect to the Term Facility, the Term Lenders, and (e) with respect to any Incremental Term Facility, the applicable Incremental Term Lenders . “ Approved Fund ” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender . “ Approved Line of Business ” means, collectively, (a) those lines of business in which the Borrower and its Subsidiaries operate on the Closing Date (after giving effect to the Transactions occurring on the Closing Date) and (b) any business or activity that is the same, similar or otherwise reasonably related, ancillary, complementary or incidental thereto . “ Assignment and Assumption ” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10 . 4 ) and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent .

“ Attorney Costs ” means when referring to the Attorney Costs of (a) the Administrative Agent, all reasonable and documented fees and reasonable and documented out - of - pocket expenses, charges, disbursements and other charges of one law firm (and one local counsel in each relevant jurisdiction and one special or regulatory counsel for each relevant subject matter to the extent reasonably necessary) and (b) each Credit Party other than the Administrative Agent, all reasonable and documented fees and reasonable and documented out - of - pocket expenses, charges, disbursements and other charges of one counsel to each such Credit Party . “ Attributable Indebtedness ” means, at any date, (a) in respect of any Finance Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation of any Person, the capitalized or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement were accounted for as a Finance Lease, and (c) all Synthetic Debt of such Person . “ Audited Financial Statements ” means the Form 10 - K containing the audited consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of each of the two most recent Fiscal Years ended at least 90 days prior to the Closing Date and the related audited consolidated statements of income, comprehensive income, cash flows and shareholders’ equity of the Borrower and its Subsidiaries for each of the two most recent Fiscal Years ended at least 90 days prior to the Closing Date . “ Auto - Renewal Letter of Credit ” has the meaning assigned to such term in Section 2 . 4 (b)(iii) . “ Availability Period ” means, with respect to the Revolving Facility, the period from and including the Closing Date to but excluding the earlier of the Maturity Date with respect to the Revolving Facility and, if different, the date of the termination of the Revolving Commitments in accordance with the provisions of this Credit Agreement. “ Available Tenor ” means, as of any date of determination and with respect to the then - current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Credit Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Credit Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then - removed from the definition of “Interest Period” pursuant to Section 3 . 8 (d) . “ Back - to - Back Letter of Credit ” means a letter of credit, in form and substance reasonably satisfactory to the L/C Issuer and issued by an issuer reasonably satisfactory to the L/C Issuer . “ Backstopped ” means, in respect of any Letter of Credit that remains outstanding on the applicable date, that the L/C Issuer shall have received (a) a Back - to - Back Letter of Credit and/or (b) cash or Cash Equivalents, provided that (i) the sum of the maximum drawable amount of such Back - to - Back Letter of Credit plus the amount of such cash and Cash Equivalents shall not be less than the Minimum Collateral Amount of the maximum drawable amount of such Letter of Credit, (ii) the arrangements with respect to such cash, Cash Equivalents and drawings on any Back - to - Back Letter of Credit allow the L/C Issuer to apply the same to reimburse itself with respect to drawings on, and other sums owing with respect to, such Letter of Credit, and (iii) the requirements under clauses (i) and (ii) of this defined term are in all respects satisfactory to the L/C Issuer . “ Bail - In Action ” means the exercise of any Write - Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution . 5 NAI - 1543452693v1 1543452693v6

“ Bail - In Legislation ” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014 / 59 /EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail - In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings) . “ Bankruptcy Code ” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors . “ Benchmark ” means, initially, the Term SOFR Reference Rate ; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then - current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3 . 8 (a) . Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof . “ Benchmark Replacement ” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date : (a) Daily Simple SOFR; or (b) the sum of : (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then - prevailing market convention for determining a benchmark rate and an adjustment as a replacement to the then - current Benchmark for Dollar - denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment ; provided , that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion. If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Loan Documents. “ Benchmark Replacement Adjustment ” means, with respect to any replacement of the then - current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then - prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar - denominated syndicated credit facilities . 6 NAI - 1543452693v1 1543452693v6

“ Benchmark Replacement Date ” means a date and time determined by Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then - current Benchmark : (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof) ; or (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non - representative ; provided that such non - representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date . For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then - current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “ Benchmark Transition Event ” means the occurrence of one or more of the following events with respect to the then - current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely ; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof) ; (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely ; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof) ; or (c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative . 7 NAI - 1543452693v1 1543452693v6

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then - current Available Tenor of such Benchmark (or the published component used in the calculation thereof) . “ Benchmark Unavailability Period ” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then - current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3 . 8 and (b) ending at the time that a Benchmark Replacement has replaced the then - current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3 . 8 . “ Beneficial Ownership Certification ” means, with respect to the Borrower, a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially in the form provided by Administrative Agent or such other form satisfactory to the Administrative Agent . “ Beneficial Ownership Regulation ” means 31 C.F.R. † 1010.230. “ Benefit Plan ” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3 (42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan” . “ Biostage Litigation ” means the wrongful death complaint filed on behalf of an individual plaintiff related to an injury purported to have been caused by a product produced by a subsidiary of the Borrower, as disclosed to the Administrative Agent and the Lenders prior to the First Amendment Effective Date . “ Borrower ” has the meaning assigned to such term in the Preamble. “ Borrowing ” means Loans of the same Class, Type and currency made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect . “ Borrowing Minimum ” means (a) in the case of a SOFR Borrowing, $ 1 , 000 , 000 (b) in the case of an ABR Borrowing, $ 100 , 000 , and (c) in the case of a Swingline Loan, $ 100 , 000 . “ Borrowing Multiple ” means (a) in the case of a SOFR Borrowing, $ 500 , 000 , (b) in the case of an ABR Borrowing, $ 100 , 000 , and (c) in the case of a Swingline Loan, $ 100 , 000 . “ Business Day ” means any day other than a Saturday, Sunday or day on which banks in New York City, New York are authorized or required by law to close . “ Calculation Date ” means (a) the date of delivery of each Committed Loan Notice, (b) the date of issuance, extension or renewal of any Letter of Credit (other than an Auto - Renewal Letter of Credit) or (c) such additional dates as the Administrative Agent or the Required Lenders with respect to the Revolving Facility shall specify. “ Capital Expenditures ” means, for any period, with respect to any Person, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by such Person and its subsidiaries for the acquisition or leasing (pursuant to a Finance Lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that in accordance with GAAP are or should be included in “property, plant and equipment” or in a similar fixed asset account on its balance sheet (including all capitalized lease obligations that are 8 NAI - 1543452693v1 1543452693v6 paid or due and payable during such period, and it being understood that “Capital Expenditures” shall not include any portion of the purchase price of a Permitted Acquisition that is required to be capitalized under GAAP) and provided that for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, the expenditures related to the US Systems and Legal Entity Consolidation Project in an amount not to exceed around $ 2 , 300 , 000 shall not constitute “Capital Expenditures” . “ Cash Collateralize ” means to deposit in a Controlled Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if each of the Administrative Agent and the L/C Issuer shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer . “ Cash Collateral ”, “ Cash Collateralized ” and “ Cash Collateralization ” shall have a meaning analogous to the foregoing and shall include the proceeds of such cash collateral and other credit support . “ Cash Equivalents ” means each of the following to the extent, except with respect to items described in clause (f) below, denominated in Dollars : (a) debt obligations maturing within one year from the date of acquisition thereof to the extent the principal thereof and interest thereon is backed by the full faith and credit of the United States ; (b) commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or Moody’s ; (c) certificates of deposit, banker’s acceptances and time deposits maturing within 270 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state, commonwealth or other political subdivision thereof that has a combined capital and surplus and undivided profits of not less than $ 500 , 000 , 000 or, to the extent not otherwise included, any Lender, and which is rated at least A - 2 by S&P and P - 2 by Moody’s in the note or commercial paper rating category ; (d) repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition ; (e) money market mutual funds, substantially all of the investments of which are in cash or investments contemplated by clauses (a), (b) and (c) of this definition ; and (f) with respect to any Foreign Subsidiary, (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business, provided that such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business, provided such country is a member of the Organization for Economic Cooperation and Development, and whose short term commercial paper rating from S&P is at least “A - 1 ” or the equivalent thereof or from Moody’s is at least “P - 1 ” or the equivalent thereof (any such bank being an “ Approved Foreign Bank ”), and in each case with maturities 9 NAI - 1543452693v1 1543452693v6 of not more than 270 days from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank. “ Cash Management Obligations ” means all obligations of the Loan Parties in respect of any Cash Management Services provided to any Loan Party or its Subsidiaries (whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are (a) owed to the Administrative Agent or any of its Affiliates, (b) owed on the Closing Date to a Person that is a Lender or an Affiliate of a Lender as of the Closing Date or (c) owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred or becomes a Lender or an Affiliate of a Lender after it has incurred such obligations, provided that any such provider of Cash Management Services (other than the Administrative Agent or its Affiliates) executes and delivers a Secured Obligation Designation Notice to the Administrative Agent . “ Cash Management Services ” means, collectively, (a) commercial debit or credit cards, merchant card processing and other services, purchase or debit cards, including non - card e - payables services, (b) treasury management services (including cash pooling arrangements, controlled disbursement, netting, overdraft, lockbox and electronic or automatic clearing house fund transfer services, return items, sweep and interstate depository network services, foreign check clearing services), and (c) any other demand deposit or operating account relationships or other cash management services . “ Casualty Event ” means any event that (a) gives rise to the receipt by any Loan Party or any of its Subsidiaries of any insurance proceeds or condemnation awards arising from any damage to, destruction of, or other casualty or loss involving, or any seizure, condemnation, confiscation or taking under power of eminent domain of, or requisition of title or use of or relating to or in respect of any equipment, fixed assets or Real Property (including any improvements thereon) of such Loan Party or any of its Subsidiaries, and (b) provides Net Cash Proceeds in the aggregate in excess of $ 5 , 000 , 000 received by the Loan Parties and their Subsidiaries on or after the Closing Date . “ CEA Swap Obligation ” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1 a(47) of the Commodity Exchange Act . “ Change in Law ” means the occurrence, after the Agreement Date, of any of the following : (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority or the compliance therewith by any Credit Party (or, for purposes of Section 3 . 4 (b) , by any Applicable Lending Office of such Credit Party or such Credit Party’s holding company, if any) ; provided that notwithstanding anything herein to the contrary, (i) the Dodd - Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines and directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued . “ Change of Control ” means an event or series of events by which (a) any Person or group (within the meaning of Rule 13 d - 5 of the Securities Exchange Act of 1934 as in effect on the Agreement Date) shall own directly or indirectly, beneficially or of record, shares representing more than 40 % of the aggregate ordinary voting power or economic interests represented by the issued and outstanding Equity Interests of the Borrower on a fully diluted basis, (b) a majority of the seats (other than vacant seats) on 10 NAI - 1543452693v1 1543452693v6 the board of directors (or equivalent governing body) of the Borrower shall at any time be occupied by Persons who were neither (i) nominated, approved or appointed by the board of directors (or equivalent governing body) of the Borrower nor (ii) nominated, approved or appointed by individuals so nominated, approved, or appointed, (c) the Borrower shall fail to own, directly or indirectly, free and clear of all Liens or other encumbrances (other than Liens created pursuant to any Loan Document or Liens otherwise permitted pursuant to any Loan Document), 100 % of the aggregate ordinary voting power and economic interests represented by the issued and outstanding Equity Interests of each of its Subsidiaries (or such lesser percentage as may be owned, directly or indirectly, as of the Closing Date or the later acquisition thereof) except where such failure is as a result of a transaction permitted by the Loan Documents or (d) any change in control (or similar event, however denominated) with respect to any Loan Party or any of its Subsidiaries shall occur under and as defined in any indenture or agreement in respect of Indebtedness in an outstanding principal amount in excess of the Threshold Amount to which any Loan Party or any of its Subsidiaries is a party . “ CHIPs Program ” means a program to discontinue certain non - strategic products and services that were identified in connection with a review of the Borrower’s product portfolio commenced in 2021 . “ Citizens Bank ” means Citizens Bank, N.A., a national banking association. “ Class ”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans, or Swingline Loans or Incremental Term Loans, and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Term Loan Commitment or Incremental Term Loan Commitment . “ Closing Date ” means the date on which the conditions specified in Section 4 . 1 are satisfied (or waived in accordance with Section 10 . 2 ) . “ Code ” means the Internal Revenue Code of 1986 , and the rules and regulations issued thereunder . “ Collateral ” means all the “Collateral” as defined in the Collateral Documents and all other property of whatever kind and nature pledged or charged, or purported to be pledged or charged, as collateral under any Collateral Document . For the avoidance of doubt, the assets of Excluded Subsidiaries shall not constitute “Collateral” ; provided that the term Collateral shall exclude any Voting Equity Interests in any Foreign Subsidiary, Controlled Foreign Corporation or Foreign Subsidiary Holdco, in each case in excess of 65 % of the total combined voting power of such Foreign Subsidiary, such Controlled Foreign Corporation or such Foreign Subsidiary Holdco . “ Collateral Access Agreement ” means each landlord waiver, bailee waiver or other agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, assignee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any Real Property subject to a Mortgage or where any Collateral is located . “ Collateral and Guarantee Requirement ” means, at any time, the requirement that: (a) the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4 . 1 , or, following the Closing Date, pursuant to pursuant to Section 6 . 14 (to the extent not delivered on the Closing Date) or Section 6 . 12 , duly executed by each Loan Party that is a party thereto ; 11 NAI - 1543452693v1 1543452693v6

(b) all Secured Obligations shall have been unconditionally guaranteed jointly and severally on a senior basis by the Guarantors; (c) except to the extent otherwise provided hereunder or under any Collateral Document, the Secured Obligations shall have been secured by a perfected first priority (subject to Liens expressly permitted pursuant to Section 7 . 2 ) security interest in substantially all tangible and intangible assets of each Loan Party (including (i) accounts receivable, (ii) deposit accounts, commodity accounts and security accounts which shall be Controlled Accounts except that no Excluded Account (as such term is defined in the Security Agreement) shall be required to be a Controlled Account, (iii) inventory, (iv) machinery and equipment, (v) investment property, (vi) cash, (vii) Intellectual Property, (viii) other general intangibles, (ix) Owned Real Property, (x) Pledged Debt, Pledged Debt Securities and Pledged Equity Interests (as such terms are defined in the Security Agreement), (xi) motor vehicles ( provided that no action shall be required to be taken to perfect the security interest therein other than the filing of a UCC financing statement) and (xii) the proceeds of the foregoing), it being understood that in the case of the pledge of Equity Interests, the Administrative Agent shall have received all stock certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank ; provided that the pledge of any shares in respect of any Subsidiaries that are not Wholly - Owned Subsidiaries shall be limited to the shares actually owned by the applicable pledgor ; (d) the Secured Obligations shall have been secured by a first priority security interest in (i) all Indebtedness of the Borrower and each of its Subsidiaries that is owing to any Loan Party which shall be evidenced by the Master Intercompany Note and (ii) all other Indebtedness owed to a Loan Party, which if evidenced by a promissory note or other instrument, shall have been pledged to the Administrative Agent, and in each case under clauses (i) and (ii), the Administrative Agent shall have received the Master Intercompany Note and such other promissory notes and other instruments together with note powers or other instruments of transfer with respect thereto endorsed in blank ; (e) none of the Collateral shall be subject to any Lien other than Liens expressly permitted by Section 7.2 ; and (f) the Administrative Agent shall have received a Perfection Certificate from the Borrower with respect to each Loan Party. The foregoing definition shall not require the creation or perfection of pledges of or security interests in particular assets if and for so long as the Administrative Agent agrees in writing that the cost of creating or perfecting such pledges or security interests in such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom . The Administrative Agent may grant extensions of time for the perfection of security interests in and the other requirements pursuant to this definition with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines (and without the consent of any other Secured Party), that, except as may be required by law, perfection or other requirements cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Credit Agreement or the Collateral Documents . Notwithstanding the foregoing provisions of this definition or anything in this Credit Agreement or any other Loan Document to the contrary, (a) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth herein and in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent and the Borrower, (b) in no event shall the Collateral include any Excluded Assets (as such term is defined in the Security Agreement), and (c) notwithstanding anything to 12 NAI - 1543452693v1 1543452693v6 the contrary included in this definition, delivery of only the Collateral Documents required to be delivered by Section 4 . 1 shall be a condition precedent to the Credit Extensions on the Closing Date . “ Collateral Documents ” means, collectively, the Security Agreement, each account control agreement, each Foreign Pledge Agreement, each Mortgage, each Collateral Access Agreement, each Copyright Security Agreement, each Patent Security Agreement, each Trademark Security Agreement, each Perfection Certificate, each agreement creating or perfecting rights in Cash Collateral and each other security agreement, instrument or other document executed or delivered pursuant to the Collateral and Guarantee Requirement, Section 6 . 12 , Section 6 . 14 or the Security Agreement to secure any of the Secured Obligations . “ Commitment ” means with respect to any Lender, such Lender’s Revolving Commitment, Term Loan Commitment and Incremental Term Loan Commitment (if any) . “ Commitment Fee ” has the meaning assigned to such term in Section 3 . 2 (a) . “ Committed Loan Notice ” means a notice of a Borrowing (other than a Swingline Borrowing), a conversion of Loans from one Type to the other, or a continuation of SOFR Loans pursuant to Section 2 . 2 (a) , which, if in writing, shall be substantially in the form of Exhibit B - 1 . “ Commodity Exchange Act ” means the Commodity Exchange Act ( 7 U . S . C . † 1 et seq . ) and any successor statute . “ Communications ” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any L/C Issuer by means of electronic communications pursuant to Section 10 . 1 , including through the Platform . “ Compliance Certificate ” means a certificate, substantially in the form of Exhibit D . “ Conforming Changes ” means, with respect to either the use or administration of the Benchmark, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including, for example and not by way of limitation or prescription, changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition, the definition of “Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3 . 5 , and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate in connection with the use or administration of the Benchmark or to reflect the adoption and implementation of any Benchmark Replacement or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents) . “ Connection Income Taxes ” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes . “ Consolidated Current Assets ” means, with respect to the Borrower and its Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Cash Equivalents) that 13 NAI - 1543452693v1 1543452693v6 would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Subsidiaries as current assets (or any like caption) at such date. “ Consolidated Current Liabilities ” means, with respect to the Borrower and its Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Subsidiaries as current liabilities (or any like caption) at such date, other than current liabilities in respect of any Indebtedness (excluding liabilities associated with customer prepayments and deposits) . “ Consolidated Depreciation and Amortization Expense ” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount and amortization of favorable or unfavorable lease assets or liabilities, of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP . “ Consolidated EBITDA ” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period : (a) increased (without duplication) by the following, in each case, to the extent deducted (and not added back) in computing Consolidated Net Income for such Person for such period: (i) federal, state, local and foreign income or franchise taxes of such Person and its Subsidiaries paid or payable in cash during such period; plus (ii) Consolidated Interest Expense of such Person and its Subsidiaries to the extent paid or payable in cash or otherwise; plus (iii) Consolidated Depreciation and Amortization Expense of such Person and its Subsidiaries; plus (iv) non - cash losses and non - cash charges (excluding any non - cash charges that constitute an accrual of or a reserve for future cash charges or are reasonably likely to result in a cash outlay in a future period) ; plus (v) in the case of the Borrower, reasonable and customary one - time, non - recurring fees, expenses and costs relating to the Transactions incurred within six months of the Closing Date ; plus (vi) without duplication of any addbacks provided in the definition of Pro Forma Basis, to the extent not already reflected pursuant to another provision of this subsection (a), non - recurring losses, non - recurring charges or non - recurring expenses, including integration costs incurred in connection with Permitted Acquisitions and the Transactions after the Closing Date, restructuring charges, retention charges, recruiting, relocation, severance and signing bonuses and expenses, systems establishment costs, conversion costs, consulting fees and any one time expense relating to enhanced accounting function, or any other costs incurred in connection with any of the foregoing, in each case, reasonably acceptable to the Administrative Agent, provided that the amount of this clause (vi) shall not exceed in any period 10 % of Consolidated EBITDA determined before giving effect to this clause (vi) ; provided , further, that the amount of this clause (vi) may exceed the 10 % threshold for the twelve - month period ending (A) September 30 , 2022 so long as such amount does not exceed $ 4 , 600 , 000 , (B) December 31 , 2022 so long as such amount does not exceed $ 4 , 750 , 000 , (C) March 31 , 2023 so long as such amount does not exceed $ 3 , 500 , 000 , (D) June 30 , 2023 so long as such amount does not exceed 14 NAI - 1543452693v1 1543452693v6

$ 2 , 750 , 000 , (E) September 30 , 2023 so long as such amount does not exceed $ 2 , 500 , 000 , and (F) December 31 , 2023 so long as such amount does not exceed $ 2 , 250 , 000 ; provided , further, that the amount of this clause (vi) may exceed the 10 % threshold for (I) the commission fee relating to the Employee Retention Credit in an amount equal to or around $ 1 , 000 , 000 expected to be paid on or before December 31 , 2024 and (II) reserves and expenses related to finalizing an escheatment audit with the State of Delaware in a total amount equal to or around $ 600 , 000 expected to be paid during the second quarter of 2024 ; plus (vii) without duplication of any addbacks provided in the definition of Pro Forma Basis, losses, charges and expenses attributed to asset Dispositions (including Dispositions pursuant to Sale and Leaseback transactions) or the sale or other Disposition of any Equity Interests of any Person other than in the ordinary course of business or the Disposition of any securities or the extinguishment of any Indebtedness ; plus (viii) any net realized or unrealized loss during such period resulting from currency transaction or translation losses, including those related to currency remeasurements of indebtedness (including any losses resulting from swaps and intercompany indebtedness) ; plus (ix) any non - cash impairment losses resulting from any reappraisal, revaluation or write - up or write - down of assets; plus (x) any unrealized hedging losses pursuant to hedging agreements; plus (xi) any other non - cash expenditure, charge or loss for such period (other than any non - cash expenditure, charge or loss relating to write - offs, write - downs or reserves with respect to accounts receivable and inventory) ; plus (xii) one - time non - recurring costs associated with the settlement of the Biostage Litigation; plus (xiii) non - cash inventory write - downs with respect to the CHIPs Program in an amount not to exceed (a) $1,300,000 for the fiscal quarter ending September 30, 2022 and (b) $ 400 , 000 for the fiscal quarter ending December 31 , 2022 ; and (b) decreased (without duplication) by the following, in each case, to the extent taken into account (or added back) in computing Consolidated Net Income for such Person for such period : (i) interest income to the extent received in cash or otherwise during such period ; plus (ii) any gain realized in connection with the sale or Disposition of assets (including Dispositions pursuant to Sale and Leaseback transactions) other than in the ordinary course of business or the Disposition of any securities or the extinguishment of any Indebtedness ; plus (iii) any gain realized in connection with the Employee Retention Credit received in the Fiscal Year ending on or before December 31, 2024. For purposes of determining the Consolidated Net Leverage Ratio, (a) there shall be included in determining Consolidated EBITDA of the Borrower and its Subsidiaries for any period, without duplication, (i) the Acquired EBITDA of any Acquired Entity or Business on a Pro Forma Basis and (b) there shall be excluded in determining Consolidated EBITDA of the Borrower and its Subsidiaries for 15 NAI - 1543452693v1 1543452693v6

any period, the Disposed EBITDA of any Sold Entity or Business on a Pro Forma Basis. Notwithstanding the foregoing, but subject to any adjustment set forth above with respect to any transactions occurring after the Closing Date, Consolidated EBITDA shall be $5,865,812, $903,374, $4,562,934 and $3,984,713 for the fiscal quarters ended December 31, 2019, March 31, 2020, June 30, 2020 and September 30, 2020, respectively. “ Consolidated Fixed Charge Coverage Ratio ” means, with respect to any Measurement Period, for the Borrower and its Subsidiaries, the ratio of (a) (i) Consolidated EBITDA minus (ii) unfunded Capital Expenditures minus (iii) cash taxes paid or payable during the applicable Measurement Period minus (iv) the aggregate amount of all Restricted Payments paid in cash for such Measurement Period to (b) Consolidated Fixed Charges of the Borrower and its Subsidiaries . “ Consolidated Fixed Charges ” means, for any Person for any period, the sum, without duplication, of each of the following with respect to such Person, determined on a consolidated basis in accordance with GAAP : (a) Consolidated Interest Expense of such Person for such period, plus (b) in the case of the Borrower, the aggregate of all scheduled principal amounts that become payable during such period in respect of Indebtedness (excluding (i) any prepayment under Section 2 . 7 (b)(ii) and (ii) the repayment of loans in connection with the Existing Credit Agreement Refinancing made on the Closing Date, but including the principal portion of Finance Lease Obligations) . “ Consolidated Interest Expense ” means, with respect to any Person and its Subsidiaries for any period, the sum of (a) consolidated total interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including (without duplication), amortization of debt issuance costs and original issue discount, premiums paid to obtain payment, financial assurance or similar bonds, interest capitalized during construction, non - cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments under Finance Leases and the implied interest component of Synthetic Lease Obligations (regardless of whether accounted for as interest expense under GAAP), all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs in respect of any obligations under any Swap Agreements constituting interest rate swaps, collars, caps or other arrangements requiring payments contingent upon interest rates of such Person and its Subsidiaries), plus (b) all mandatory cash dividends paid or payable on preferred stock during such period other than to such Person or a Loan Party, plus or minus, as applicable, to the extent they would otherwise be included in interest expense under GAAP, unrealized gains and losses arising from derivative financial instruments issued by such Person for the benefit of such Person or its Subsidiaries, in each case determined on a consolidated basis for such period . “ Consolidated Net Income ” means, for any Person (the “first Person”) for any period, the sum of net income (or loss) for such period of such first Person and its subsidiaries determined on a consolidated basis in accordance with GAAP, excluding, without duplication, to the extent included in determining such net income (or loss) for such period : (a) any income (or loss) of any other Person (the “second Person”) if such second Person is not a subsidiary of such first Person, except that such first Person’s equity in the net income of any second Person for such period shall be included in the determination of Consolidated Net Income up to the aggregate amount of cash actually distributed by such second Person during such period to such first Person or any of its subsidiaries as a dividend or other distribution, (b) the income (or loss) of any second Person accrued prior to the date it became a subsidiary of such first Person or is merged into or consolidated with such first person or any of its subsidiaries or such second Person’s assets are acquired by such first person or any of its subsidiaries, (c) non - recurring gains (or 16 NAI - 1543452693v1 1543452693v6 losses), (d) the income of any subsidiary of such first Person to the extent that the declaration or payment of dividends or similar distributions by such subsidiary of that income is prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such subsidiary, and (e) all non - cash adjustments made to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with ASC 830 . “ Consolidated Net Leverage Ratio ” means, with respect to any Measurement Period, the ratio of (a) (i) Consolidated Total Debt of the Borrower and its Subsidiaries as of the last day of such Measurement Period minus (ii) up to $ 5 , 000 , 000 of unencumbered and unrestricted cash of the Borrower and its Subsidiaries to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such Measurement Period . “ Consolidated Total Debt ” means, with respect to any Person and its Subsidiaries at any time and as determined on a consolidated basis and without duplication, an amount equal to the sum of Indebtedness of the type set forth in clauses (a), (b), (c), (e), (g), (h) and (k) of the definition thereof . “ Consolidated Working Capital ” means, with respect to the Borrower and its Subsidiaries on a consolidated basis at any date of determination, Consolidated Current Assets at such date minus Consolidated Current Liabilities at such date . “ Contested in Good Faith ” means, with respect to any matter, that such matter is being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP . “ Contractual Obligation ” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound . “ Control ” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “ Controlling ” and “ Controlled ” have meanings analogous thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors, managing general partners or any equivalent thereof. “ Controlled Account ” means, as the context may require, a commodities account, deposit account and/or securities account that is subject to a Control Agreement (as defined in the Security Agreement) in form and substance satisfactory to the Administrative Agent and, with respect to Cash Collateral, the L/C Issuer . “ Controlled Foreign Corporation ” means a controlled foreign corporation within the meaning of Section 957(a) of the Code. “ Copyright Security Agreement ” has the meaning set forth in the Security Agreement. “ Credit Agreement ” means this Credit Agreement. “ Credit Extension ” means the making of a Loan or a L/C Credit Extension. “ Credit Facilities ” means the Revolving Facility, the Term Facility and any Incremental Term Facility; each, a “ Credit Facility ”. 17 NAI - 1543452693v1 1543452693v6

“ Credit Parties ” means the Administrative Agent, the Swingline Lender, the L/C Issuer and the Lenders . “ Daily Simple SOFR ” means, for any day, a rate per annum equal to the greater of (a) the sum of (i) SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans ; provided , that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion plus (ii) the Daily Simple SOFR Adjustment, and (b) the Floor . “ Daily Simple SOFR Adjustment ” means 0 . 10% . “ Daily SOFR Rate ” means, for any day, a rate per annum equal to Term SOFR in effect on such day for a one - month Interest Period (subject to the Floor referred to in the definition of “Term SOFR”) . “ Debt Incurrence ” means the incurrence of any Indebtedness by any Loan Party or any of its Subsidiaries (other than Indebtedness permitted by Section 7 . 1 ) . “ Debtor Relief Laws ” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect . “ Default ” means any event or condition which constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default . “ Default Rate ” means (a) when used with respect to the outstanding principal balance of any Loan, the sum of (i) the rate of interest otherwise applicable thereto plus (ii) 2 . 00 % per annum, and (b) when used with respect to any L/C Borrowing or any interest, fee or other amount payable under the Loan Documents which shall not have been paid when due, the sum of (i) the Alternate Base Rate plus (ii) the Applicable Margin applicable to ABR Revolving Borrowings plus (iii) 2 . 00 % per annum . “ Defaulting Lender ” means, subject to Section 2 . 9 (b) , any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the L/C Issuer or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower, or (d) has, or has a direct or indirect holding company that has, (i) become the subject of a proceeding under 18 NAI - 1543452693v1 1543452693v6 any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail - In Action ; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect holding company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender . Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2 . 9 (b) ) upon delivery of written notice of such determination to the Borrower, the L/C Issuer, the Swingline Lender and each Lender . “ Disclosed Matters ” means the actions, suits, proceedings and environmental matters disclosed in Schedule 5 . 6 . “ Disposed EBITDA ” means, with respect to any Sold Entity or Business for any period, the historical Consolidated EBITDA of such Sold Entity or Business for such period as certified by a Financial Officer of the Borrower, which historical Consolidated EBITDA shall be calculated in a manner consistent with the definition of Consolidated EBITDA herein and to be based on financial statements for such Sold Entity or Business prepared in accordance with GAAP (subject to the absence of footnote disclosures and year - end audit adjustments with respect to financial statements that are not annual audited financial statements), provided that when such Disposed EBITDA is excluded from Consolidated EBITDA it shall be on a Pro Forma Basis) . “ Disposition ” means, with respect to any Person, the sale, transfer, license, lease or other disposition (including by way of Division, Sale Leaseback or any sale or issuance of Equity Interests by way of a merger or otherwise) by such Person to any other Person, with or without recourse, of (a) any notes or accounts receivable or any rights and claims associated therewith, (b) any Equity Interests of any Subsidiary (other than directors’ qualifying shares), or (c) any other assets, provided , however , that none of the following shall constitute a Disposition : (i) any sale, transfer, license, lease or other disposition by (A) a Loan Party to another Loan Party or (B) a Non - Loan Party Subsidiary to another Non - Loan Party Subsidiary, in each case, on terms which are no less favorable than are obtainable from any Person which is not one of its Affiliates, (ii) the collection of accounts receivable and other obligations in the ordinary course of business, (iii) sales of inventory in the ordinary course of business, (iv) dispositions of substantially worn out, damaged, uneconomical, surplus or obsolete equipment, equipment that is no longer useful in the business of the Borrower or its Subsidiaries, and (v) sales, transfers, licenses, leases or other Dispositions resulting in aggregate Net Cash Proceeds not exceeding $ 5 , 000 , 000 during any Fiscal Year . Each of the terms “ Dispose ” and “ Disposed ” when used as a verb shall have an analogous meaning . “ Disqualified Equity Interest ” means, with respect to any Person, any Equity Interest of such Person which, by its terms, or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable, or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) pursuant to a sinking fund obligation or otherwise (except as a result of a change in control or asset sale so long as any rights of the holders thereof upon the occurrence of a change in control or asset sale event shall be subject to the prior occurrence of the Termination Date), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or 19 NAI - 1543452693v1 1543452693v6 becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date at the time such Equity Interests are issued . “ Division ” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons, whether pursuant to a “plan of division” or similar arrangement pursuant to Section 18 - 217 of the Delaware Limited Liability Company Act or any similar provision under the laws of any other applicable jurisdiction and pursuant to which the Dividing Person may or may not survive . “ Dollars ” or “ $ ” refers to lawful money of the United States. “ Domestic Subsidiary ” means a Subsidiary incorporated or organized under the laws of the United States, or any state, commonwealth or other political subdivision thereof (including, for the avoidance of doubt, the District of Columbia) . “ Earn - Out Obligations ” means, with respect to any Person, obligations of such Person that are recognized under GAAP as a liability of such Person, payable in cash or which may be payable in cash at the seller’s or obligee’s option arising from the acquisition of a business or a line of business (whether pursuant to an acquisition of Equity Interests or assets, the consummation of a merger or consolidation or otherwise) and payable to the seller or sellers thereof . “ EEA Financial Institution ” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent . “ EEA Member Country ” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway . “ EEA Resolution Authority ” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution . “ Effective Yield ” means, with respect to any Term Facility existing as of any date of determination, the sum of (a) the higher of (i) Term SOFR for an Interest Period closest to one month and (ii) the applicable Floor with respect thereto as of such date, (b) the Applicable Margin (or other applicable margin) as of such date for SOFR Loans (or other loans that accrue interest by reference to a similar reference rate) and (c) the amount of original issue discount and upfront fees thereon (converted to yield assuming the lesser of (x) a four year average life and (y) the remaining life to maturity, and without any present value discount), but excluding the effect of any arrangement, structuring, underwriting and syndication fees and other fees payable in connection therewith that are neither shared with nor generally paid to all Lenders . “ Eligible Assignee ” means any Person that meets the requirements to be an assignee under Section 10 . 4 (b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10 . 4 (b)(iii) ) . “ Environmental Claims ” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of liability, non - compliance or violation, investigations, proceedings, settlements, consent decrees, consent orders, consent agreements and all costs and liabilities 20 NAI - 1543452693v1 1543452693v6 relating to or arising from or under any Environmental Law, including (a) any and all claims by Governmental Authorities for enforcement, investigation, corrective action, cleanup, removal, response, remedial or other actions, cost recovery, damages, natural resource damages or penalties pursuant to or arising under any Environmental Law, (b) any and all claims by any one or more Persons seeking damages, contribution, restitution, indemnification, cost recovery, compensation or injunctive relief directly or indirectly resulting from, based upon or arising under Environmental Law, pertaining to Hazardous Materials or an alleged injury or threat of injury to human health, safety, natural resources, or the indoor or outdoor environment, and (c) all liabilities contingent or otherwise, expenses, obligations, losses, damages, fines and penalties arising under any Environmental Law . “ Environmental Law ” means, collectively and individually any and all federal, state, local, or foreign statute, rule, regulation, code, guidance, ordinance, order, judgment, directive, decree, injunction or common law as now or previously in effect and regulating, relating to or imposing liability or standards of conduct concerning : the environment ; protection of the environment and natural resources ; air emissions ; water discharges ; noise emissions ; the Release, threatened Release or discharge into the environment and physical hazards of any Hazardous Material ; the generation, handling, management, treatment, storage, transport or disposal of any Hazardous Material or otherwise concerning pollution or the protection of the outdoor or indoor environment, preservation or restoration of natural resources, employee or human health or safety, and potential or actual exposure to or injury from Hazardous Materials . “ Environmental Liability ” means, in respect of any Person, any statutory, common law or equitable liability, contingent or otherwise of such Person directly or indirectly resulting from, arising out of or based upon (a) the violation of any Environmental Law or Environmental Permit, or (b) an Environmental Claim . “ Environmental Permit ” means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law . “ Equity Interests ” means, with respect to any Person, (a) shares of capital stock of (or other ownership or profit interests in) such Person, (b) warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, (c) securities (other than Indebtedness) convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), (d) all other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or non - voting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination and (e) any Security Entitlement (as defined in the Security Agreement) in respect of any Equity Interest described in this definition . “ ERISA ” means the Employee Retirement Income Security Act of 1974 , and the rules and regulations issued thereunder . “ ERISA Affiliate ” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414 (b) or 414 (c) of the Code or, solely for purposes of Sections 302 and 303 of ERISA and Sections 412 and 430 of the Code, is treated as a single employer under subsection (b), (c), (m) or (o) of Section 414 of the Code . “ ERISA Event ” means (a) any “reportable event”, as defined in Section 4043 (c) of ERISA with respect to a Pension Plan (other than an event for which the 30 - day notice period referred to in Section 4043 of ERISA is waived) ; (b) the existence with respect to any Pension Plan of a non - exempt 21 NAI - 1543452693v1 1543452693v6

“prohibited transaction,” as defined in Section 406 of ERISA or Section 4975 (c)(1) of the Code ; (c) any failure of any Pension Plan to satisfy the “minimum funding standard” applicable to such Pension Plan under Section 412 or Section 430 of the Code or Section 302 or Section 303 of ERISA, whether or not waived ; (d) the filing pursuant to Section 412 (c) of the Code or Section 302 (c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, the failure to make by its due date a required installment under Section 430 (j)(3) of the Code with respect to any Pension Plan or the failure of any Loan Party or ERISA Affiliate to make any required contribution to any Multiemployer Plan ; (e) a determination that any Pension Plan is, or is expected to be, in “at - risk” status (as defined in Section 430 (i)(4) of the Code or Section 303 (i)(4) of ERISA ; (f) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan including the imposition of any Lien in favor of the PBGC or any Pension Plan(other than for PBGC premiums due but not delinquent under Section 4007 of ERISA) ; (g) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or Section 4041 A or ERISA, the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a Pension Plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA or the occurrence of an event or condition which constitutes grounds under Section 4042 of ERISA or the termination of, or the appointment of a trustee to administrator, any Pension Plan ; (h) any limitations under Section 436 of the Code become applicable ; (i) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan ; (j) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001 (a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062 (e) of ERISA ; (k) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status within the meaning of Section 432 of the Code or Section 305 or Title IV of ERISA ; or (l) the imposition on any Loan Party or any ERISA Affiliate of any tax under Chapter 43 of Subtitle D of the Code, or the assessment of a civil penalty on any Loan Party or any ERISA Affiliate under Section 502 (c) of ERISA . “ Erroneous Payment ” has the meaning assigned to such term in Section 9.13(a) . “ Erroneous Payment Deficiency Assignment ” has the meaning assigned to such term in Section 9.13(d)(i). “Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 9.13(d)(i). “Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 9.13(d)(i). “Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 9.13(e) . “ EU Bail - In Legislation Schedule ” means the EU Bail - In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “ Event of Default ” has the meaning assigned to such term in Section 8.1 . 22 NAI - 1543452693v1 1543452693v6

“ Excess Cash Flow ” means, for each Fiscal Year: (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such Fiscal Year minus 23 NAI - 1543452693v1 1543452693v6 (b) the sum, without duplication, of each of the following for the Borrower and its Subsidiaries: (i) Consolidated Interest Expense (excluding any original issue discount, interest paid in kind or amortized debt discount, in each case to the extent included in determining Consolidated Interest Expense) for such Fiscal Year, plus (ii) Capital Expenditures during such Fiscal Year paid in cash (except to the extent financed with (A) the proceeds of Indebtedness (other than a Revolving Borrowing) or (B) Net Cash Proceeds from any Disposition), to the extent such Capital Expenditures were permitted hereby, plus (iii) the aggregate amount of all (A) scheduled repayments of the principal of Indebtedness (to the extent permitted by the Loan Documents), (B) mandatory repayments and mandatory prepayments of the principal of Indebtedness (excluding any prepayment under Section 2 . 7 (b)(ii) ) that were paid during such Fiscal Year and (C) voluntary prepayments of the principal of the Term Loans and, to the extent a prepayment results in a reduction of the Revolving Commitments pursuant to Section 2 . 5 (b) , voluntary prepayments of the principal of the Revolving Loans, plus (iv) income, franchise and withholding taxes of the Borrower and its Subsidiaries and other Taxes (to the extent not already deducted in computing Consolidated Net Income) to the extent paid in cash for such Fiscal Year, plus (v) the excess, if any, of Consolidated Working Capital at the end of such period over Consolidated Working Capital at the beginning of such period (or, minus the excess, if any, of Consolidated Working Capital at the beginning of such period over Consolidated Working Capital at the end of such period) ; plus (vi) non - financed Capital Expenditures; plus (vii) non - financed Permitted Investments; plus (viii) non - financed Permitted Indebtedness; plus (ix) fees on account of Permitted Indebtedness which are permitted to be paid under this Agreement and the other Loan Documents during the applicable period ; plus (x) to the extent added back to Consolidated EBITDA, restructuring payments made in cash during such period ; plus or minus (as applicable) (xi) changes in working capital during the applicable period. “ Excess Cash Flow Percentage ” means, (a) 50 . 0 % if the Consolidated Net Leverage Ratio as of the last day of the Fiscal Year for which such prepayment is being calculated was greater than to 2 . 50 to 1 . 00 ; (b) 25 . 0 % if the Consolidated Net Leverage Ratio as of the last day of the Fiscal Year for which such prepayment is being calculated was less or equal to 2.50 to 1.00 but greater than 2.00 to 1.00, and (c) 0 . 0 % in all other cases . “ Excluded CEA Swap Obligation ” means, with respect to any Guarantor, any CEA Swap Obligation if, and only to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such CEA Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), including by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such CEA Swap Obligation . If a CEA Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such CEA Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal . “ Excluded Subsidiary ” means (a) any Subsidiary that is prohibited by applicable law, rule or regulation or by any contractual obligation (to the extent such contractual obligation is existing (i) on the Closing Date or (ii) at the time of acquisition of such Subsidiary so long as the prohibition or restriction in such contract is not entered into in contemplation thereof) from providing a Guarantee of the Secured Obligations or which would require governmental (including regulatory or any other Governmental Authority’s) consent, approval, license or authorization to provide such a Guarantee unless such consent, approval, license or authorization has been received, (b) any Foreign Subsidiary, (c) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (d) any Foreign Subsidiary Holdco, (e) any captive insurance company, (f) any Immaterial Subsidiary and (g) any other Subsidiary with respect to which the Borrower and the Administrative Agent reasonably determine in writing the cost or other consequences of providing such a Guarantee shall be excessive in view of the benefits of such Guarantee to be afforded to the Lenders therefrom . Notwithstanding the foregoing, in the event that an Excluded Subsidiary guarantees, grants a lien on its assets to secure, or has greater than 65 % of its voting Equity Interests pledged to secure, other Indebtedness of the Loan Parties, such Excluded Subsidiary shall cease to be an Excluded Subsidiary and shall be required to become a Subsidiary Guarantor . “ Excluded Taxes ” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U . S . federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3 . 7 (b) ) or (ii) such Lender changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 3 . 6 , amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Applicable Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3 . 6 (g) and (d) any U . S . federal withholding Taxes imposed under FATCA . “ Existing Credit Agreement ” means the Financing Agreement, dated as of January 31 , 2018 , among the Borrower, the lenders party thereto and Cerberus Business Finance, LLC, as administrative agent and collateral agent, as in effect on the date hereof . 24 NAI - 1543452693v1 1543452693v6

“ Existing Credit Agreement Refinancing ” means the payment in full of all principal, premium, if any, interest, fees and other amounts due or outstanding under the Existing Credit Agreement, the termination of commitments thereunder and the discharge and release of all Guarantees and Liens existing in connection therewith . “ Extraordinary Receipt ” means any cash received by or paid to or for the account of any Loan Party or any Subsidiary thereof not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), and any purchase price adjustments ; provided that “Extraordinary Receipt” shall not include any such cash to the extent such cash is otherwise included in the determination of Net Cash Proceeds with respect to any Casualty Event . “ FATCA ” means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471 (b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code . “ Federal Funds Effective Rate ” means, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1 / 100 of 1% ) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it and (c) if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Credit Agreement . “ Federal Reserve Board ” means the Board of Governors of the Federal Reserve System of the United States . “ Fee Letter ” means the Fee Letter dated as of the Closing Date, between the Borrower and Citizens Bank . “Fifth Amendment” means that certain Fifth Amendment to and Waiver Under Credit Agreement, dated as of the Fifth Amendment Effective Date, among the Loan Parties, the Lenders party thereto and the Administrative Agent . “Fifth Amendment Effective Date” means March 10 , 2025 . “ Finance Leases ” means all leases that are required to be capitalized in accordance with GAAP . “ Finance Lease Obligations ” means, at the time any determination thereof is to be made, the amount of the liabilities in respect of Finance Leases that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP . “ Financial Covenants ” means the covenants set forth in Section 7 . 12 (a) and , Section 7 . 12 (b) and Section 7 . 12 (c) . 25 NAI - 1543452693v1 1543452693v6

“ Financial Officer ” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or comptroller of such Person (or such other financial officer as is acceptable to the Administrative Agent) . “ Fiscal Year ” means the four fiscal quarter period of the Borrower ending on December 31 of each calendar year . “ Flood Certificate ” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function . “ Flood Documents ” has the meaning set forth in Section 9.11 . “ Flood Insurance Laws ” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973 ) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert - Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto . “ Flood Insurance Policies ” has the meaning set forth in Section 6.10(b) . “ Flood Program ” means the National Flood Insurance Program created by the U . S . Congress pursuant to the National Flood Insurance Act of 1968 , the Flood Disaster Protection Act of 1973 , the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004 , in each case as amended from time to time, and any successor statutes . “ Flood Zone ” means an area identified by the Federal Emergency Management Agency (or any successor agency) as a “Special Flood Hazard Area” with respect to which flood insurance has been made available under Flood Insurance Laws . “ Floor ” means (a) in the case of SOFR Loans, 0 . 50 % per annum and (b) in the case of ABR Loans, 1 . 00 % per annum . “ Foreign Lender ” means (a) if the Borrower is a U . S . Person, a Lender that is not a U . S . Person, and (b) if the Borrower is not a U . S . Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes . “ Foreign Plan ” means any employee pension benefit plan or arrangement (a) maintained, or contributed to by any Loan Party or Subsidiary that is not subject to the laws of the United States, or (b) mandated by a government other than the United States for employees of any Loan Party or Subsidiary . “ Foreign Pledge Agreement ” means, collectively, each local law pledge agreement executed and delivered by a Loan Party and the Administrative Agent to grant a security interest in the Equity Interests of a Foreign Subsidiary, each in form and substance satisfactory to the Administrative Agent . “ Foreign Subsidiary ” means any Subsidiary that is not a Domestic Subsidiary. “ Foreign Subsidiary Holdco ” means any Domestic Subsidiary that owns no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are Controlled Foreign Corporations . “ Fourth Amendment Effective Date ” means August 6, 2024. 26 NAI - 1543452693v1 1543452693v6

“ Fronting Exposure ” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s L/C Exposure other than such Defaulting Lender’s L/C Exposure that has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Swingline Exposure other than such Defaulting Lender’s Swingline Exposure that has been reallocated to other Lenders . “ Fund ” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities . “ GAAP ” means generally accepted accounting principles in effect from time to time in the United States . “ Government Securities Business Day ” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities . “ Governmental Authority ” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any department, commission, board, bureau, agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing) . “ Guarantee Agreement ” means the Guarantee Agreement, dated as of the date Closing Date, among the Loan Parties and the Administrative Agent . “ Guarantees ” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guaranteed” has a meaning analogous thereto. The amount of any Guarantee at any time shall be deemed to be an amount equal to the lesser at such time of (i) the stated or determinable amount of the primary obligation in respect of which such Guarantee is made (or, if not stated or determinable, the maximum reasonably anticipated amount of the obligations in respect of which such Guarantee is made) and (ii) the maximum amount for which the guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee. 27 NAI - 1543452693v1 1543452693v6

“ Guarantors ” means (a) each Subsidiary Guarantor, and (b) each other Person that becomes a party to the Guarantee Agreement as a Guarantor . “ Hazardous Materials ” means all substances, wastes, chemicals, pollutants, or other contaminants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, mold, infectious, pharmaceutical or medical wastes and all other substances of any nature that are now or hereafter regulated under any Environmental Law or are now or hereafter defined, listed, classified, considered or described as hazardous, dangerous or toxic by any Governmental Authority or under any Environmental Law . “ Immaterial Subsidiary ” means any Subsidiary (a) which generated less than two and one - half percent ( 2 . 5% ) of Consolidated EBITDA of the Borrower and its Subsidiaries for the preceding twelve (12) month period or (b) had less than two and one half percent ( 2 . 5% ) of consolidated assets of the Borrower and its Subsidiaries as reflected on the most recent financial statements delivered pursuant to Section 6 . 1 prior to such date ; provided that no Subsidiary shall be excluded as an Immaterial Subsidiary until, and for so long as, the Borrower shall have designated such Subsidiary’s status as such in writing to the Administrative Agent ; provided, further, that no Subsidiary shall be excluded as an Immaterial Subsidiary if (i) the Consolidated EBITDA of such Subsidiary, taken together with the Consolidated EBITDA of all other Subsidiaries then designated as Immaterial Subsidiaries, exceeds five percent ( 5% ) of Consolidated EBITDA of the Borrower and its Subsidiaries or (ii) the consolidated assets of such Subsidiary, taken together with the consolidated assets of all other Subsidiaries then designated as Immaterial Subsidiaries, exceeds five percent ( 5% ) of consolidated assets of the Borrower and its Subsidiaries . “ Incremental Assumption Agreement ” means an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among the Borrower, the Administrative Agent and each Incremental Term Lender and/or existing or additional Revolving Lender party thereto . “ Incremental Commitments ” has the meaning assigned to such term in Section 2 . 11 (a) . “ Incremental Term Facility ” means a term loan credit facility evidenced by Incremental Term Loan Commitments, if any. “ Incremental Term Lender ” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan . “ Incremental Term Loan Commitment ” means the commitment of any Lender, established pursuant to Section 2 . 11 , to make an Incremental Term Loan to the Borrower . “ Incremental Term Loan Maturity Date ” means the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Assumption Agreement, provided that if such date is not a Business Day, the Incremental Term Loan Maturity Date shall be the Business Day immediately preceding such day . “ Incremental Term Loan Repayment Date ” means each date regularly scheduled for the payment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Assumption Agreement . “ Incremental Term Loans ” means term loans made by one or more Lenders to the Borrower pursuant to Section 2 . 1 (c) . Incremental Term Loans may be made in the form of additional Term Loans 28 NAI - 1543452693v1 1543452693v6 or, to the extent permitted by Section 2.11 and provided for in the relevant Incremental Assumption Agreement, Other Term Loans. “ Indebtedness ” of any Person means, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, including seller paper ; (c) the maximum amount (after giving effect to any prior drawings or reductions which have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, and similar instruments issued or created by or for the account of such Person ; (d) the Swap Termination Value of each Swap Agreement (to the extent reflecting an amount owed by such Person or an amount that would be owing were such Swap Agreement terminated) ; (e) the Attributable Indebtedness of such Person in respect of Finance Lease Obligations, Synthetic Debt and Synthetic Lease Obligations of such Person (regardless of whether accounted for as indebtedness under GAAP) ; (f) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business which are paid within 90 days of their respective due dates, (ii) any purchase price adjustments, earn out or similar obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable and (iii) liabilities associated with customer prepayments and deposits) ; (g) indebtedness (excluding prepaid interest thereon) secured by a Lien (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by a Lien) on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse ; (h) all Earn - Out Obligations due and owing of such Person; (i) all obligations of such Person in respect of Disqualified Equity Interests; (j) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted ( e . g . , take or pay obligations) or similar obligations and, without duplication, all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person ; and (k) all Guarantees by such Person of any of the foregoing. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, company, or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non - recourse to such Person. The amount of Indebtedness of any Person for purposes of clause (g) shall be deemed to 29 NAI - 1543452693v1 1543452693v6 be equal to the greater of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. “ Indemnified Taxes ” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “ Indemnitee ” has the meaning assigned to such term in Section 10.3(b) . “ Information ” has the meaning assigned to such term in Section 10.14(b) . “ Information Memorandum ” means the Confidential Information Memorandum, dated as of the Closing Date, relating to the Borrower, its Subsidiaries and the Transactions . “ Intellectual Property ” has the meaning assigned to such term in the Security Agreement. “ Interest Payment Date ” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any SOFR Loan, the last day of the Interest Period applicable thereto and, in the case of a SOFR Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to all Loans, the Maturity Date of the Credit Facility under which such Loan was made and (d) with respect to any Swingline Loan, the earlier of the maturity date selected therefor pursuant to Section 2 . 3 (b)(iii) and the Revolving Maturity Date . “ Interest Period ” means, with respect to any SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability thereof) as the Borrower may elect, provided that : (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) no Interest Period in respect of any Loan shall end after the Maturity Date of the Credit Facility under which such Loan was made, and (d) no tenor that has been removed from this definition pursuant to Section 3 . 8 (d) shall be available for specification in any Committed Loan Notice . For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing . Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period . “ Investment ” means, as to any Person, (a) any Acquisition by such Person, (b) any direct or indirect acquisition or investment by such Person in another Person, whether by means of the purchase or other acquisition of Equity Interests or debt or other securities of another Person (including any partnership or joint venture interest), or (c) any direct or indirect loan, advance or capital contribution to, Guarantee with respect to any Indebtedness or other obligation of, such other Person . For purposes of covenant compliance, the amount of any Investment on any date of determination shall be, in the case of any Investment in the form of (i) a loan or an advance, the principal amount thereof outstanding on such date, (ii) a Guarantee, the amount of such Guarantee as determined in accordance with the last sentence of the definition of such term, (iii) a transfer of Equity Interests or other property by the investor to the investee, including any such transfer in the form of a capital contribution, or the issuance of Equity Interests to such investor, the fair market value (as determined reasonably and in good faith by the chief 30 NAI - 1543452693v1 1543452693v6 financial officer of the Borrower) of such Equity Interests or other property as of the time of the transfer or issuance, without any adjustment for increases or decreases in value of, or write - ups, write - downs or write - offs with respect to, such Investment, and (iv) any Investment (other than any Investment referred to in clauses (i), (ii) or (iii) above) in the form of an Acquisition or a purchase or other acquisition for value of any evidences of Indebtedness or other securities of any other Person, the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus the cost of all additions, as of such date, thereto, and minus the amount, as of such date, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write - ups, write - downs or write - offs with respect to, such Investment . “Investment Banker” has the meaning assigned to such term in the Fifth Amendment . “ IRS ” means the United States Internal Revenue Service . “ ISP ” means the International Standby Practices, International Chamber of Commerce Publication No . 590 (or such later version thereof as may be in effect at the applicable time of issuance) . “ Latest Maturity Date ” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest Maturity Date of any Incremental Term Loan, in each case as extended in accordance with this Credit Agreement or pursuant to any other Loan Document from time to time . “ L/C Advance ” has the meaning assigned to such term in Section 2.4(c)(iii) . “ L/C Borrowing ” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable L/C Honor Date or refinanced as a Revolving Borrowing . “ L/C Credit Extension ” means, with respect to any Letter of Credit, the issuance or renewal thereof or extension of the expiry date thereof, or the reinstatement or increase of the amount thereof or any amendment thereto . “ L/C Disbursement ” means a payment made by the L/C Issuer pursuant to a Letter of Credit . “ L/C Exposure ” means, with respect to any Revolving Lender at any time, its Applicable Percentage of the L/C Obligations . “ L/C Fronting Fee ” has the meaning assigned to such term in Section 3.2(b)(ii) . “ L/C Honor Date ” has the meaning assigned to such term in Section 2.4(c)(i) . “ L/C Issuer ” means Citizens Bank in its capacity as issuer of Letters of Credit hereunder. “ L/C Obligations ” means, at any time, with respect to all of the Revolving Lenders, the sum, without duplication, of (a) the undrawn portion of all Letters of Credit plus (b) the aggregate of all Unreimbursed Amounts in respect of Letters of Credit (unless refinanced as a Revolving Borrowing), including all L/C Borrowings . “ L/C Participation Fee ” has the meaning assigned to such term in Section 3.2(b)(i) . 31 NAI - 1543452693v1 1543452693v6

“ L/C Sublimit ” means an amount equal to the lesser of (a) $ 10 , 000 , 000 and (b) the aggregate amount of the Revolving Commitments . The L/C Sublimit is a sublimit of the Revolving Commitments . “ Lead Arrangers ” means each of (i) Citizens Bank, (ii) Wells Fargo Bank, National Association and (iii) Silicon Valley Bank, a division of First - Citizens Bank & Trust Company, in each case, in their respective capacities as joint lead arrangers and joint bookrunners of the credit facilities established under this Credit Agreement . “ Lenders ” means (a) the financial institutions listed on Schedule 2 . 1 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Assumption or pursuant to an Incremental Assumption Agreement . Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swingline Lender . “ Letter of Credit ” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder . “ Letter of Credit Application ” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer . “ Letter of Credit Documents ” means, with respect to each Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any Letter of Credit Application and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or (b) any collateral for such obligations . “ Letter of Credit Expiration Date ” means the day that is five Business Days prior to the Maturity Date of the Revolving Facility (or, if such day is not a Business Day, the next preceding Business Day) . “ Lien ” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Finance Lease or title retention agreement relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities . “Liquidity” means, as of any date of determination, the sum of (a) the amount, if any, by which the aggregate Revolving Commitments exceed the Total Revolving Outstandings plus (b) the amount of available unencumbered and unrestricted cash of the Loan Parties at such time . “ Loan ” means an extension of credit by a Lender to the Borrower under Article 2 in the form of a Term Loan, a Revolving Loan or a Swingline Loan (including any Incremental Term Loans) . “ Loan Document Obligations ” means the due and punctual payment and performance of all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party under or pursuant to each of the Loan Documents or otherwise with respect to any Loan or Letter of Credit and all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding . 32 NAI - 1543452693v1 1543452693v6

“ Loan Documents ” means, collectively, this Credit Agreement, the Notes, the Guarantee Agreement, each Incremental Assumption Agreement, each Letter of Credit Application, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2 . 10 , the Fee Letter, the Collateral Documents and each other document entered into in connection herewith . “ Loan Parties ” means, collectively, (a) the Borrower and (b) the Guarantors . “ Margin Stock ” has the meaning assigned to such term in Regulation U . “ Master Agreement ” has the meaning assigned to such term in the definition of “Swap Agreement . ” “ Master Intercompany Note ” means a promissory note substantially in the form of Exhibit H . “ Material Adverse Effect ” means any event or circumstance that, taken alone or in conjunction with other events or circumstances, has or could be reasonably expected to have a material adverse effect on (a) the business, operations, properties, assets or financial condition of the Borrower and its subsidiaries, taken as a whole, or on the enforceability of any Loan Document, or on the validity, perfection or priority of the liens and security interests of the Administrative Agent on the Collateral securing the Loans and other Obligations taken as a whole ; (b) the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents, including repayment of the amounts due under the Credit Agreement, the other Loan Documents and other indebtedness permitted hereunder ; or (c) the rights and remedies of Administrative Agent or the Lenders under the Loan Documents or the ability of the Administrative Agent or the Lenders to enforce or collect the amounts due under the Loan Documents or to realize upon any material portion of the Collateral . “ Material Indebtedness ” means, as of any date, Indebtedness (other than Indebtedness under the Loan Documents) or obligations in respect of one or more Swap Agreements, of any one or more of the Loan Parties or any of their Subsidiaries in an aggregate principal amount exceeding the Threshold Amount . For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be its Swap Termination Value . “ Maturity Date ” means (a) with respect to the Revolving Facility, the Revolving Maturity Date, (b) with respect to the Term Loans, the Term Maturity Date, and (c) with respect to any Incremental Term Loan, the applicable Incremental Term Loan Maturity Date . “ Measurement Period ” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 6 . 1 (a) or Section 6 . 1 (b) or, prior to the first such requirement, the four quarter period ended September 30 , 2020 . A Measurement Period may be designated by reference to the last day thereof ( e . g . , the December 31 , 2020 Measurement Period refers to the period of four consecutive fiscal quarters of the Borrower ended December 31 , 2020 ), and a Measurement Period shall be deemed to end on the last day thereof . “ Minimum Collateral Amount ” means, with respect to any L/C Obligations at any time, an amount equal to 105 % of such L/C Obligations at such time . “ MIRE Event ” means if there are any Mortgaged Properties at any time, any increase, extension of the maturity or renewal of any of the Commitments or Loans (including any incremental credit facility hereunder, but excluding (i) any continuation or conversion of Borrowings, (ii) the making of any Revolving Loans or (iii) the issuance, renewal or extension of Letters of Credit) . 33 NAI - 1543452693v1 1543452693v6

“ Moody’s ” means Moody’s Investors Service, Inc . and any successor to its rating agency business . “ Mortgaged Property ” means each parcel of Owned Real Property, if any, which shall be subject to a Mortgage delivered pursuant to Section 6 . 12 , as applicable . “ Mortgages ” means mortgages, deeds of trust, assignments of leases and rents, modifications and other collateral documents delivered pursuant Section 6 . 12 , each in form and substance reasonably satisfactory to the Administrative Agent . “ Multiemployer Plan ” means a multiemployer plan as defined in Section 4001 (a)(3) of ERISA . “ Net Cash Proceeds ” means, with respect to any (a) Disposition or Casualty Event by any Loan Party or any of its Subsidiaries, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of non - cash consideration initially received and including all insurance settlements and condemnation awards from any single event or series of related events) net of the sum, without duplication, of (i) transaction expenses (including reasonable broker’s fees or commissions, legal fees, accounting fees, investment banking fees and other professional fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with the receipt of such cash proceeds), (ii) amounts set aside as a reserve, in accordance with GAAP, including pursuant to any escrow arrangement, against any liabilities under any indemnification obligations associated with such Disposition ( provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) in the case of insurance settlements and condemnation awards related to a Casualty Event, amounts previously paid by such Loan Party or such Subsidiary to replace or restore the affected property, and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a Lien on the asset sold in such Disposition which is senior in priority to the Liens securing Secured Obligations and is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset ) , and (b) with respect to any Debt Incurrence, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses (including reasonable broker’s fees or commissions, legal fees, accounting fees, investment banking fees and other professional fees, and discounts and commissions) incurred in connection therewith . “ Non - Consenting Lender ” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 10 . 2 and (b) has been approved by the Required Lenders . “ Non - Defaulting Lender ” means, at any time, each Lender that is not a Defaulting Lender at such time. “ Non - Loan Party Subsidiary ” means any Subsidiary of the Borrower that is not a Loan Party. “ Nonrenewal Notice Date ” has the meaning assigned to such term in Section 2.4(b)(iii) . “ Notes ” means, collectively, the Revolving Loan Notes, the Term Loan Notes and the Swingline Loan Notes . “ OFAC ” means the U . S . Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto . “ Organizational Documents ” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non - United States jurisdiction), (b) with respect to any limited liability company, the certificate or 34 NAI - 1543452693v1 1543452693v6 articles of formation or organization and operating or limited liability company agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity . “ Other Connection Taxes ” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document) . “ Other Taxes ” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3 . 7 (b) ) . “ Other Term Loans ” has the meaning assigned to such term in Section 2.11(a) . “ Outstanding Amount ” means (a) with respect to any Loan on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments thereof (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Borrowings as a Revolving Borrowing) occurring on such date, and (b) with respect to any Letter of Credit, Unreimbursed Amount, L/C Borrowing or L/C Obligations on any date, the outstanding amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date . “ Participant ” has the meaning assigned to such term in Section 10.4(d) . “ Participant Register ” has the meaning assigned to such term in Section 10.4(d) . “ Patent Security Agreement ” has the meaning set forth in the Security Agreement. “ Payment Recipient ” has the meaning assigned to such term in Section 9.13(a) . “ PBGC ” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA. “ Pension Plan ” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 or Section 430 of the Code or Section 302 or Section 303 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3 (5) of ERISA . “ Perfection Certificate ” means a perfection certificate in a form acceptable to the Administrative Agent. 35 NAI - 1543452693v1 1543452693v6

“ Permitted Acquisitions ” means, collectively, each Acquisition which satisfies each of the following conditions: (a) at the time of and immediately before and after giving Pro Forma Effect thereto, no Default shall have occurred and be continuing; (b) such Acquisition shall be consensual and, if applicable, has been approved by the Acquisition target’s board of directors (or comparable governing body); (c) the Person, assets or business unit acquired in the Acquisition shall be engaged in an Approved Line of Business; (d) such Acquisition and all transactions related thereto shall be consummated in accordance with material laws, ordinances, rules, regulations and requirements of all Governmental Authorities ; (e) all actions, if any, required to be taken with respect to such newly created or acquired Subsidiary (including each Subsidiary thereof) or assets in order to satisfy the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” to the extent applicable shall be taken (or arrangements for the taking of such actions reasonably satisfactory to the Administrative Agent shall have been made) within the time frames set forth in Section 6 . 12 ; (f) to the extent required by the Collateral and Guarantee Requirement, (i) the property, assets, businesses and Equity Interests acquired in such Acquisition shall become Collateral and (ii) any newly created or acquired Subsidiary (other than an Excluded Subsidiary) shall become a Subsidiary Guarantor, in each case in accordance with Section 6 . 12 ; (g) the aggregate cash consideration (excluding any amounts paid for with equity contributions from any direct or indirect equity holder of any Loan Party or any of its Subsidiaries) paid by any Loan Party or any of its Subsidiaries in connection with all such Acquisitions shall not exceed $ 5 , 000 , 000 in the aggregate during the term of the Credit Facility, provided that the aggregate cash consideration of Acquisitions of (i) Persons that do not become Guarantors as required pursuant to the “Collateral and Guarantee Requirement” or (ii) assets that are not made part of the Collateral as required pursuant to the “Collateral and Guarantee Requirement” that are acquired by the Borrower or a Guarantor, in each case, will be limited in an aggregate amount not to exceed $ 500 , 000 ; (h) after giving Pro Forma Effect to such Acquisition and, if applicable, the making of a Credit Extension in connection with such Acquisition, the Consolidated Net Leverage Ratio shall not exceed the lesser of (i) the Consolidated Net Leverage Ratio as of the Closing Date (after giving effect of the initial funding of the Credit Facilities) and (ii) 0 . 25 x lower than the Consolidated Net Leverage Ratio then permitted under Section 7 . 12 (a) of this Credit Agreement for the most recently ended fiscal quarter (or Fiscal Year) for which financial statements were required to be delivered pursuant to Section 6 . 1 (a) or Section 6 . 1 (b) , as applicable ; (i) not later than 10 Business Days (or such shorter period as may be reasonably practicable, if approved by the Administrative Agent) prior to the consummation of any such Acquisition that is not funded solely with equity contributions, except with respect to an Acquisition in which the cash acquisition consideration is less than $ 2 , 500 , 000 , the Borrower shall have delivered to the Administrative Agent (i) a description of the proposed Acquisition, (ii) to the extent obtained and available, a quality of earnings report and (iii) to the extent reasonably requested by the Administrative Agent, (A) satisfactory environmental assessments and (B) financial statements for the Borrower including the Acquisition target on a Pro Forma Basis ; 36 NAI - 1543452693v1 1543452693v6

(j) to the extent the cash purchase price of any such Acquisition is not funded solely with equity contributions, the Borrower shall have delivered to the Administrative Agent within five Business Days after the Acquisition, fully executed copies of the acquisition agreements for such Acquisition together with all schedules thereto, and, to the extent required to be obtained under the terms of the acquisition agreements for such Acquisition, the applicable party under such acquisition agreements shall have received all required regulatory and third party approvals; and (k) unused availability under the Revolving Facility shall be least $2,500,000 after giving Pro Forma Effect to the Acquisition. “ Permitted Encumbrances ” means: (a) Liens imposed by law for taxes, assessments or other governmental charges that are not yet due or are being Contested in Good Faith, provided that enforcement of such Liens is stayed pending such contest ; (b) landlords’, vendors’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being Contested in Good Faith, provided that enforcement of such Liens is stayed pending such contest ; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts (other than contracts for the payment of money), leases (other than Finance Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business ; (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 8.1(k) ; (f) easements, zoning restrictions, rights of way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Loan Parties and their respective Subsidiaries ; (g) any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business, provided that the same do not in any material respect interfere with the business of the Loan Parties or their Subsidiaries or materially detract from the value of the relevant assets of the Loan Parties or its Subsidiaries ; (h) licenses, sublicenses, leases or subleases with respect to any assets granted to third Persons in the ordinary course of business, provided that the same do not in any material respect interfere with the business of the Loan Parties or their Subsidiaries or materially detract from the value of the relevant assets of the Loan Parties or their Subsidiaries ; (i) customary rights of set off, bankers’ liens, refunds or charge backs, under deposit agreements, the Uniform Commercial Code or common law, of banks or other financial institutions where any Loan Party or any of such Loan Party’s Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business ; 37 NAI - 1543452693v1 1543452693v6

(j) violate Regulation U; 38 NAI - 1543452693v1 1543452693v6 Liens on Margin Stock to the extent that a prohibition on such Liens would (k) Liens (i) on earnest money deposits made in cash by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition or other Investment permitted under this Credit Agreement or (ii) on amounts deposited as “security deposits” (or their equivalent) in the ordinary course of business in connection with actions or transactions not prohibited by this Credit Agreement ; (l) Liens in favor of customs and revenue authorities arising in the ordinary course of business as a matter of law to secure payment of customs duties in connection with the importation of goods ; (m) Liens resulting from the filing of precautionary UCC - 1 financing statements (or equivalent) with respect to operating leases ; (n) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Loan Party or any of its Subsidiaries in the ordinary course of business ; and (o) Liens incurred in the ordinary course of business imposed by law in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attach to such goods or assets ; provided that the term “Permitted Encumbrance” shall not include any Lien securing Indebtedness. “ Person ” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “ Platform ” means DebtX, Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system . “ Prime Rate ” means a rate per annum equal to the prime rate of interest announced from time to time by Citizens Bank or its parent company (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes . “ Pro Forma Balance Sheet ” has the meaning assigned to such term in Section 5 . 5 (b) . “ Pro Forma Basis ” means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four - quarter period (or twelve month period, as applicable) ending as of the most recent quarter end (or month end, as applicable) preceding the date of such transaction for which financial statement information is available . Each of the terms “ Pro Forma Compliance ” and “ Pro Forma Effect ” shall have an analogous meaning . “ Pro Forma Financial Statements ” has the meaning assigned to such term in Section 5 . 5 (b) . “ PTE ” means a prohibited transaction class exemption issued by the U . S . Department of Labor, as any such exemption may be amended from time to time. “ Public Lender ” has the meaning assigned to such term in Section 10 . 1 (d)(i) .

“ Qualified Equity Interests ” means, with respect to the Equity Interests of any Person, any Equity Interests other than Disqualified Equity Interests of such Person . “ Real Property ” means, collectively, all right, title and interest in and to any and all parcels of or interests in real property owned or leased by any Person, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership thereof . “ Recipient ” means the Administrative Agent, any Lender or the L/C Issuer, as applicable . “Refinancing” has the meaning assigned to such term in the Fifth Amendment . “ Refinancing Indebtedness ” means Indebtedness of any Loan Party or its Subsidiaries arising after the Closing Date issued in exchange for, or the proceeds of which are used to extend, refinance, refund, replace, renew, continue or substitute for other Indebtedness (such extended, refinanced, refunded, replaced, renewed, continued or substituted Indebtedness, the “ Refinanced Obligations ”) ; provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Refinanced Obligations ( plus any interest capitalized in connection with such Refinanced Obligations, the amount of prepayment premium, if any, original issue discount, if any, and reasonable fees, costs, and expenses incurred in connection therewith), (b) such Refinancing Indebtedness shall have a final maturity that is no earlier than the final maturity date of such Refinanced Obligations, (c) such Refinancing Indebtedness shall have a Weighted Average Life to Maturity not less than the weighted average life to maturity of the Refinanced Obligations, (d) such Refinancing Indebtedness shall rank in right of payment no more senior than, and be subordinated (if subordinated) to the Secured Obligations on terms, taken as a whole, not materially less favorable to the Secured Parties than the Refinanced Obligations, (e) as of the date of incurring such Refinancing Indebtedness and after giving effect thereto, no Default shall exist or have occurred and be continuing, (f) if the Refinanced Obligations or any Guarantees thereof are unsecured, such Refinancing Indebtedness and any Guarantees thereof shall be unsecured, (g) if the Refinanced Obligations or any Guarantees thereof are secured, (1) such Refinancing Indebtedness and any Guarantees thereof shall be secured by substantially the same or less collateral, taken as a whole, as secured such Refinanced Obligations or any Guarantees thereof, on terms, taken as a whole, not materially less favorable to the Secured Parties and (2) the Liens to secure such Refinancing Indebtedness shall not have a priority, taken as a whole, more senior than the Liens securing the Refinanced Obligations and if subordinated to any other Liens on such property, shall be subordinated, taken as a whole, to the Administrative Agent’s Liens on terms and conditions, taken as a whole, not materially less favorable to the Secured Parties, (h) the obligors in respect of the Refinanced Obligations immediately prior to such refinancing, refunding, extending, renewing, continuing, substituting or replacing thereof shall be the only obligors on such Refinancing Indebtedness, and (i) the terms and conditions (excluding as to pricing, premiums and optional prepayment or redemption provisions) of any such Refinancing Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties than the terms and conditions of the Refinanced Obligations . “ Register ” has the meaning assigned to such term in Section 10 . 4 (c) . “ Regulation T, U or X ” means Regulation T, U or X, respectively, of the Federal Reserve Board. “ Related Parties ” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, officers, employees, agents, trustees, administrators, managers, advisors, attorneys - in - fact and representatives of such Person and of such Person’s Affiliates . 39 NAI - 1543452693v1 1543452693v6

“ Release ” means any actual or threatened releasing, spilling, leaking, pumping, pouring, leaching, seeping, emitting, migration, emptying, discharging, injecting, escaping, depositing, disposing, or dumping of Hazardous Materials into the indoor or outdoor environment, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property and any other conditions resulting in potential or actual human exposure to Hazardous Materials within a structure . “ Relevant Governmental Body ” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York . “ Removal Effective Date ” has the meaning assigned to such term in Section 9 . 6 (b) . “ Request for Credit Extension ” means (a) with respect to a Borrowing, conversion or continuation of Loans (other than Swingline Loans), a Committed Loan Notice, (b) with respect to a L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swingline Loan, a Swingline Loan Notice . “ Required Lenders ” means, at any time, two or more unaffiliated Lenders having Total Credit Exposures representing more than 50 % of the Total Credit Exposures of all Lenders . The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time . “ Resignation Effective Date ” has the meaning assigned to such term in Section 9 . 6 (a) . “ Resolution Authority ” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “ Responsible Officer ” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, or other similar officer of a Loan Party . Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party . “ Restricted Payment ” means, as to any Person, (a) any dividend or other distribution by such Person (whether in cash, securities or other property) with respect to any Equity Interests of such Person, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the holders of Equity Interests of such Person, (c) the acquisition for value by such Person of any Equity Interests issued by such Person or any other Person that Controls such Person, (d) any payment with respect to any Earn - out Obligation, and (e) with respect to clauses (a) through (d) any transaction that has a substantially similar effect . “ Revolving Borrowing ” means a Borrowing consisting of Revolving Loans of the same Type made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect . “ Revolving Commitment ” means, with respect to each Revolving Lender, the commitment hereunder of such Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans in an aggregate outstanding amount not exceeding the amount of such Revolving Lender’s Revolving Commitment as set forth on Schedule 2 . 1 or in the Assignment and Assumption pursuant to which such Revolving Lender shall have assumed its Revolving Commitment in accordance with Section 10 . 4 (b) , as applicable, as such Revolving Commitment may be adjusted from time to time pursuant to Section 2 . 5 or Section 2 . 11 or pursuant to assignments by or to such Revolving 40 NAI - 1543452693v1 1543452693v6

Lender pursuant to Section 10.4 . The initial aggregate amount of the Revolving Commitments on the Agreement Fifth Amendment Effective Date is $ 25,000,000 12,650,000 . “ Revolving Exposure ” means, as to any Lender at any time, the sum of (a) the Outstanding Amount of its Revolving Loans, plus (b) its L/C Exposure, plus (c) its Swingline Exposure . “ Revolving Facility ” means the credit facility established hereunder and evidenced by the Revolving Commitments . “ Revolving Lender ” means a Lender having a Revolving Commitment or, if the Revolving Commitments have expired or terminated, having Revolving Exposure . “ Revolving Loan ” means a loan referred to in Section 2.1(a) and made pursuant to Section 2.2 . “ Revolving Loan Note ” means with respect to a Revolving Lender, a promissory note evidencing the Revolving Loans of such Lender payable to the order of such Lender (or, if required by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit C - 1. “ Revolving Maturity Date ” means the fifth ( 5 th ) anniversary of the Closing Date, provided that if such day is not a Business Day, the Revolving Maturity Date shall be the Business Day immediately preceding such day . “ S&P ” means Standard & Poor's Financial Services LLC, a subsidiary of S&P Global Inc. “ Sale and Leaseback ” means any transaction or series of related transactions pursuant to which any Loan Party or any of its Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed . “ Sanctioned Country ” means any country, territory or region which is itself the subject or target of any comprehensive Sanctions (including Cuba, Iran, North Korea, Syria, and the so - called Donetsk People’s Republic, the so - called Luhansk People’s Republic, and Crimea regions of Ukraine) . “ Sanctioned Person ” means (a) any Person or group listed in any Sanctions related list of designated Persons maintained by OFAC, including the List of Specially Designated Nationals and Blocked Persons, or the U . S . Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person subject to any law that would prohibit all or substantially all financial or other transactions with that Person or would require that assets of that Person that come into the possession of a third - party be blocked (c) any legal entity organized or domiciled in a Sanctioned Country, (d) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, (e) any natural person ordinarily resident in a Sanctioned Country, or (f) any Person 50 % or more owned, directly or indirectly, individually or in the aggregate by any of the above . “ Sanctions ” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U . S . government, including those administered by OFAC or the U . S . Department of State or (b) the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority . “ SEC ” means the Securities and Exchange Commission. 41 NAI - 1543452693v1 1543452693v6

“ Secured Obligation Designation Notice ” means a notice substantially in the form of Exhibit J executed and delivered to the Administrative Agent by a counterparty (other than the Administrative Agent and its Affiliates) to a Swap Agreement or an agreement to provide Cash Management Services in order that the obligations in respect thereof constitute Swap Agreement Obligations or Cash Management Obligations . “ Secured Obligations ” means, collectively, (a) the Loan Document Obligations, (b) the Cash Management Obligations, (c) the Swap Agreement Obligations and (d) the Erroneous Payment Subrogation Rights . “ Secured Parties ” means, collectively, (a) the Administrative Agent, (b) each Lender, (c) each L/C Issuer, (d) each Person to whom any Cash Management Obligations are owed, (e) each counterparty to any Swap Agreement the obligations under which constitute Swap Agreement Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (g) the permitted successors and assigns of each of the foregoing . “ Security Agreement ” means the Pledge and Security Agreement, dated as of the Closing Date, among the Loan Parties and the Administrative Agent . “ SOFR ” means a rate equal to the secured overnight financing rate as published by the SOFR Administrator on the website of the SOFR Administrator, currently at http//www . newyorkfed . org (or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time) . “ SOFR Administrator ” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) . “ SOFR Borrowing ” means, as to any Borrowing, the SOFR Loans comprising such Borrowing. “ SOFR Loan ” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate” or the definition of “Daily SOFR Rate”. “ Sold Entity or Business ” means any Person or any property or assets constituting a line of business or a division of a Person Disposed of in a transaction permitted hereunder by the Borrower or any of its Subsidiaries . “ Solvency Certificate ” means a certificate, substantially in the form of Exhibit I . “ Solvent ” and “ Solvency ” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the present assets of such Person and its Subsidiaries, taken as a whole, is not less than the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, (b) the present fair salable value of the assets of such Person and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured, (c) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person or its Subsidiaries, taken as a whole, contemplated as of such date and (d) such Person and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business ; provided that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability . 42 NAI - 1543452693v1 1543452693v6

“ Specified Transaction ” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Incremental Term Loan or Incremental Revolving Commitments that by the terms of this Credit Agreement requires a test to be calculated on a “Pro Forma Basis”, be given in “Pro Forma Compliance” with, or after giving “Pro Forma Effect” ; provided that any increase in the Revolving Commitments above the amount of Revolving Commitments in effect on the Closing Date, for purposes of this definition, shall be deemed to be fully drawn . “ Subordinated Debt ” means Indebtedness incurred by a Loan Party that is subordinated in right of payment to the prior payment of the Loan Document Obligations of such Loan Party and contains subordination and other terms acceptable to the Administrative Agent . “ Subordinated Debt Documents ” means any agreement, indenture or instrument pursuant to which any Subordinated Debt is issued, in each case as amended to the extent permitted under the Loan Documents . “ subsidiary ” means, with respect to any Person (“ Topco ”), as of any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of Topco in Topco’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50 % of the equity or more than 50 % of the ordinary voting power is or, in the case of a partnership, more than 50 % of the general partnership interests are, as of such date, owned, controlled or held by Topco or one or more subsidiaries of Topco . “ Subsidiary ” means any direct or indirect subsidiary of the Borrower or a Loan Party, as the context may require . “ Subsidiary Guarantors ” means each Subsidiary that executes and delivers the Guarantee Agreement and each other Domestic Subsidiary of the Borrower that becomes party thereto in by the execution and delivery of a Subsidiary Joinder Agreement, and the permitted successors and assigns of each such Person . “ Subsidiary Joinder Agreement ” means a Subsidiary Joinder Agreement, substantially in the form of Exhibit F , pursuant to which a Subsidiary (other than an Excluded Subsidiary) becomes a party to the Guarantee Agreement, to the Security Agreement and to each other applicable Loan Document . “ Swap Agreement ” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross - currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc . , any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “ Master Agreement ”), including any such obligations or liabilities under any Master Agreement . “ Swap Agreement Obligations ” means all obligations of the Loan Parties under each Swap Agreement to which any Loan Party or its Subsidiary is a party and that that (a) is with a counterparty 43 NAI - 1543452693v1 1543452693v6 that is the Administrative Agent or any of its Affiliates, (b) is in effect on the Closing Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Closing Date or (c) is entered into after the Closing Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into or becomes a Lender or an Affiliate of a Lender after it has entered into such agreement, provided that any such counterparty (other than the Administrative Agent or its Affiliates) executes and delivers a Secured Obligation Designation Notice to the Administrative Agent and, provided , further , that Swap Agreement Obligations shall not include, with respect to any Guarantor, Excluded CEA Swap Obligations of such Guarantor . “ Swap Termination Value ” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark - to - market value(s) for such Swap Agreements, as determined based upon one or more mid - market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender) . “ Swingline Exposure ” means, with respect to any Revolving Lender at any time, its Applicable Percentage of the Outstanding Amount of the Swingline Loans . “ Swingline Lender ” means Citizens Bank in its capacity as lender of Swingline Loans . “ Swingline Loan ” means a loan referred to and made pursuant to Section 2 . 3 . “ Swingline Loan Note ” means with respect to the Swingline Lender, a promissory note evidencing the Swingline Loans of such Lender payable to the order of such Lender (or, if required by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit C - 3 . “ Swingline Loan Notice ” means a notice of a Swingline Borrowing pursuant to Section 2 . 3 (b) , which, if in writing, shall be substantially in the form of Exhibit B - 2 . “ Swingline Sublimit ” means $ 10 , 000 , 000 . The Swingline Sublimit is a sublimit of the Revolving Commitments . “ Synthetic Debt ” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP) . “ Synthetic Lease Obligation ” means the monetary obligation of a Person at any time of determination under (i) a so called synthetic, off balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property, in each case, creating obligations that do not appear on the balance sheet of such Person but which could be characterized as the indebtedness of such Person (without regard to accounting treatment) (other than operating leases arising as a result of Sale and Leaseback transactions) . “ Taxes ” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto . 44 NAI - 1543452693v1 1543452693v6

“ Term Facility ” means, the credit facility evidenced by the Term Loan Commitment . Unless the context shall otherwise require, the term “Term Facility” shall include Incremental Term Facilities . “ Term Lender ” means a Lender with a Term Loan Commitment or, if the Term Loan Commitments have expired or terminated, outstanding Term Loans . Unless the context shall otherwise require, the term “Term Lenders” shall include Incremental Term Lenders . “ Term Loan ” means a loan referred to in Section 2.1(b) and made pursuant to Section 2.2 . Unless the context shall otherwise require, the term “Term Loans” shall include any Incremental Term Loans. “ Term Loan Borrowing ” means a Borrowing consisting of Term Loans of the same Type made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect . “ Term Loan Commitment ” means, with respect to each Term Lender, the commitment of such Term Lender to make a single Term Loan on the Closing Date pursuant to Section 2 . 1 (b) in an amount not exceeding the amount of such Term Lender’s Term Loan Commitment as set forth on Schedule 2 . 1 or in the Assignment and Assumption pursuant to which such Term Lender shall have assumed its Term Loan Commitment, in accordance with Section 10 . 4 (b) , as applicable, as such Term Loan Commitment may be adjusted from time to time pursuant to Section 2 . 5 or Section 2 . 11 or pursuant to assignments by or to such Term Lender pursuant to Section 10 . 4 . The aggregate amount of the Term Loan Commitments on the Agreement Date is $ 40 , 000 , 000 . Unless the context shall otherwise require, after the effectiveness of any Incremental Term Loan Commitment, the term “Term Loan Commitment” shall include such Incremental Term Loan Commitment . “ Term Loan Note ” means with respect to a Term Lender, a promissory note evidencing the Term Loans of such Lender payable to the order of such Lender (or, if required by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit C - 2 . “ Term Maturity Date ” means the fifth ( 5 th ) anniversary of the Closing Date, provided that if such day is not a Business Day, the Term Maturity Date shall be the Business Day immediately preceding such day . “ Term SOFR ” means a rate per annum equal to the greater of (a) the sum of (i) Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “ Term SOFR Determination Day ”) that is two (2) Government Securities Business Days prior to the first day of such Interest Period ; provided , however, that if as of 5 : 00 p . m . (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Government Securities Business Day is not more than three (3) Government Securities Business Days prior to such Term SOFR Determination Day plus (ii) the Term SOFR Adjustment, and (b) the Floor . “ Term SOFR Adjustment ” means (a) with respect to an Interest Period of one month, 0.10000%, (b) with respect to an Interest Period of three months, 0 . 15000 % and (c) with respect to an Interest Period of six months, 0 . 25000% . 45 NAI - 1543452693v1 1543452693v6

“ Term SOFR Administrator ” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion) . “ Term SOFR Determination Day ” has the meaning specified in the definition of “Term SOFR” . “ Term SOFR Reference Rate ” means the forward - looking term rate based on SOFR published by the Term SOFR Administrator and displayed on CME’s Market Data Platform (or other commercially available source providing such quotations as may be selected by the Administrative Agent from time to time). “ Termination Date ” means the date upon which all Commitments have terminated, no Letters of Credit are outstanding (or if Letters of Credit remain outstanding, the same are Backstopped), and the Loans and L/C Obligations (other than with respect to the undrawn portion of outstanding Letters of Credit), together with all interest and fees related thereto and other Loan Document Obligations (other than unasserted contingent indemnification and unasserted expense reimbursement obligations in each case not yet due and payable), have been indefeasibly paid in full in cash . “ Threshold Amount ” means $ 2 , 500 , 000 . “ Total Credit Exposure ” means, as to any Lender at any time, the unused Commitments, Revolving Exposure and outstanding Term Loans of such Lender at such time . “ Total Revolving Outstandings ” means at any time, the aggregate Outstanding Amount of all Revolving Loans, Swingline Loans and L/C Obligations at such time . “ Trademark Security Agreement ” has the meaning set forth in the Security Agreement . “ Transaction Expenses ” means any fees, premiums, expenses or other costs incurred or paid by the Borrower, or any Subsidiary in connection with the Transactions, this Credit Agreement and the other Loan Documents and the transactions contemplated hereby and thereby in connection therewith. “ Transactions ” means (a) the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, (b) the borrowing of the Loans and the issuance of the Letters of Credit, (c) the use of the proceeds of the Loans and the Letters of Credit, (d) the satisfaction of the Collateral and Guarantee Requirement, (e) the Existing Credit Agreement Refinancing and (f) the payment of Transaction Expenses . “ Type ”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR or the Alternate Base Rate . “ UK Financial Institution ” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11 . 6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms . “ UK Resolution Authority ” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution . 46 NAI - 1543452693v1 1543452693v6

“ Unadjusted Benchmark Replacement ” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment . “ Unaudited Financial Statements ” means the Form 10 - Q containing the unaudited consolidated balance sheets and related statements of income, comprehensive income, changes in equity and cash flows of the Borrower and its Subsidiaries, covering any of the first three fiscal quarters that have ended after the most recent Fiscal Year covered by the Audited Financial Statements and at least 45 days before the Closing Date . “ Uniform Commercial Code ” or “ UCC ” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York ; provided that, if perfection or the effect of perfection or non - perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non - perfection or priority . “ United States ” and “ U.S. ” mean the United States of America. “ Unreimbursed Amount ” has the meaning assigned to such term in Section 2.4(c)(i) . “ USA PATRIOT Act ” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub . L . No . 107 - 56 (signed into law October 26 , 2001 )) . “ U . S . Person ” means any Person that is a “United States Person” as defined in Section 7701 (a)(30) of the Code . “ U.S. Tax Compliance Certificate ” has the meaning assigned to such term in Section 3.6(g)(v) . “ US Systems and Legal Entity Consolidation Project ” means the Borrower’s project to migrate its U . S . operations to a common enterprise resource planning software platform, including the merger of certain of Borrower’s U . S . subsidiaries into Borrower . “ Voting Equity Interests ” means, with respect to any Person, shares of such Person’s Equity Interests having the right to vote for the election of the members of the board of directors or other managing person of such Person under ordinary circumstances . “ Weighted Average Life to Maturity ” means, when applied to any Indebtedness at any date, the number of years obtained by dividing : (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one - twelfth) that will elapse between such date and the making of such payment ; by (b) the then outstanding principal amount of such Indebtedness . “ Wholly - Owned ” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person . 47 NAI - 1543452693v1 1543452693v6

“ Withdrawal Liability ” means a liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA . “ Withholding Agent ” means any Loan Party and the Administrative Agent. “ Write - Down and Conversion Powers ” means, (a) with respect to any EEA Resolution Authority, the write - down and conversion powers of such EEA Resolution Authority from time to time under the Bail - In Legislation for the applicable EEA Member Country, which write - down and conversion powers are described in the EU Bail - In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail - In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail - In Legislation that are related to or ancillary to any of those powers . “ Yield Differential ” has the meaning assigned to such term in Section 2.11(c) . Section 1 . 2 Classification of Loans and Borrowings . For purposes of this Credit Agreement, Loans may be classified and referred to by Class ( e . g . , a “ Revolving Loan ”) or by Type ( e . g . , a “ SOFR Loan ”) or by Class and Type ( e . g . , a “ SOFR Revolving Loan ”) . Borrowings may also be classified and referred to by Class ( e . g . , a “ Revolving Borrowing ”) or by Type ( e . g . , a “ SOFR Borrowing ”) or by Class and Type ( e . g . , a “ SOFR Revolving Borrowing ”) . Section 1.3 Terms Generally . The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any terms used in this Credit Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein; provided , that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern. 48 NAI - 1543452693v1 1543452693v6

Section 1.4 49 NAI - 1543452693v1 1543452693v6 Accounting Terms; GAAP . (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein . (b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Credit Agreement with respect to any period during which any Specified Transaction occurs, Consolidated EBITDA, Consolidated Fixed Charge Coverage Ratio and Consolidated Net Leverage Ratio (and all component definitions of any of the foregoing) shall be calculated with respect to such period and all Specified Transactions occurring during such period on a Pro Forma Basis . (c) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders) ; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP . Section 1 . 5 Rounding . Any financial ratios required to be maintained by the Borrower pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding - up if there is no nearest number) . Section 1 . 6 References to Time . Unless the context otherwise requires, references to a time shall refer to Eastern Standard Time or Eastern Daylight Savings Time, as applicable . Section 1 . 7 Resolution of Drafting Ambiguities . Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof . Section 1 . 8 Status of Loan Document Obligations . In the event that any Loan Party shall at any time issue or have outstanding any Subordinated Debt, the Borrower shall take or cause each other Loan Party to take all such actions as shall be necessary to cause the Loan Document Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Debt and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Debt . Without limiting the foregoing, the Loan Document Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of the Subordinated Debt Documents under which such Subordinated Debt is issued and are further given all such other designations as shall be required under the terms of any such Subordinated Debt in order that the Administrative Agent and the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Debt. 50 NAI - 1543452693v1 1543452693v6 Section 1.9 Reserved . Section 1 . 10 Rates . The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) administration, construction, calculation, publication, continuation, discontinuation, movement, or regulation of, or any other matter related to, the Alternate Base Rate, the Benchmark, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), any component definition thereof or rates referred to in the definition thereof, including whether any Benchmark is similar to, or will produce the same value or economic equivalence of, any other rate or whether financial instruments referencing or underlying the Benchmark will have the same volume or liquidity as those referencing or underlying any other rate, (b) the impact of any regulatory statements about, or actions taken with respect to any Benchmark (or component thereof), (c) changes made by any administrator to the methodology used to calculate any Benchmark (or component thereof) or (d) the effect, implementation or composition of any Conforming Changes . The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower . The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, such transactions . The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Benchmark, or any alternative, successor or replacement rate (including any Benchmark Replacement), in each case pursuant to the terms of this Credit Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service . Section 1 . 11 Divisions . For all purposes under the Loan Documents, in connection with Division : (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time . ARTICLE 2 THE CREDITS Section 2.1 Commitments . (a) Revolving Commitments . Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Revolving Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower in Dollars from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Revolving Lender’s Revolving Exposure exceeding such Revolving Lender’s Revolving Commitment or (ii) the Total Revolving Outstandings exceeding the aggregate Revolving Commitments . Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans . Revolving Loans may be ABR Loans or SOFR Loans, as further provided herein .

(b) Term Loan Commitments . Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Term Lender agrees, severally and not jointly, to make a single loan (each such loan, a “ Term Loan ”) to the Borrower in Dollars on the Closing Date in an principal amount not exceeding such Term Lender’s Term Loan Commitment . Term Loans which are prepaid or repaid, in whole or in part, may not be reborrowed . Term Loans may be ABR Loans or SOFR Loans, as further provided herein . (c) Incremental Term Loan Commitments . Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Incremental Term Lender agrees, severally and not jointly, if such Incremental Term Lender has so committed pursuant to Section 2.11 , to make Incremental Term Loans in Dollars to the Borrower in an aggregate principal amount not to exceed its Incremental Term Loan Commitment and otherwise on the terms and subject to the conditions set forth in the Incremental Assumption Agreement to which such Lender is a party. Incremental Term Loans which are prepaid or repaid, in whole or in part, may not be reborrowed. Incremental Term Loans may be ABR Loans or SOFR Loans, as further provided herein. Section 2.2 Borrowings, Conversions and Continuations of Loans . (a) Each Borrowing (other than a Swingline Borrowing which shall be made in accordance with Section 2 . 3 ), each conversion of Loans from one Type to the other, and each continuation of SOFR Loans shall be made upon the Borrower’s irrevocable notice, to the Administrative Agent, which may be given by telephone . Each such notice must be made in writing (or in the case of telephonic notice, promptly confirmed in writing) substantially in the form of a Committed Loan Notice appropriately completed and signed by a Responsible Officer of the Borrower and received by the Administrative Agent (i) in the case of an ABR Borrowing, not later than 11 : 00 a . m . on the date of the proposed Borrowing, or (ii) in the case of any other Borrowing, not later than 11 : 00 a . m . three Government Securities Business Days before the date of the proposed Borrowing . (b) Except as provided in Section 2 . 3 (c) and Section 2 . 4 (c) , each Borrowing or conversion of Loans shall be in a principal amount of the Borrowing Minimum or a whole multiple of the Borrowing Multiple in excess thereof . Each Committed Loan Notice (whether telephonic or written) shall specify (A) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of SOFR Loans, (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the Class and principal amount of Loans to be borrowed, converted or continued, (D) the Type of Loans to be borrowed or to which existing Loans are to be converted, (E) if applicable, the duration of the Interest Period with respect thereto which shall be a period contemplated by the definition of the term “Interest Period”, and (F) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2 . 2 . Notwithstanding anything in this Credit Agreement to the contrary, if the Borrower : (i) requests a Borrowing of, conversion to, or continuation of SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month ; or (ii) fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, continued as, or converted to, ABR Loans . For avoidance of doubt, the Borrower and Lenders acknowledge and agree that any conversion or continuation of an existing Loan shall be deemed to be a continuation of that Loan with a converted interest rate methodology and not a new Loan . Any automatic conversion or continuation as provided 51 NAI - 1543452693v1 1543452693v6 above shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loans. (c) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion or continuation described in Section 2 . 2 (b) . In the case of each Borrowing, each Appropriate Lender shall make (or cause its Applicable Lending Office to make) the amount of its Loan available to the Administrative Agent, by transfer in immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, not later than 1 : 00 p . m . on the Business Day specified in the applicable Committed Loan Notice . Upon satisfaction or waiver of the applicable conditions set forth in Section 4 . 2 (and, if such Borrowing is the initial Credit Extension, Section 4 . 1 ), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by transfer to the account of the Borrower maintained with Citizens Bank and designated in the Commitment Loan Notice the amount of such funds ; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Swingline Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swingline Loans, and third, to the Borrower as provided above . (d) Except as otherwise provided herein, a SOFR Loan may be continued or converted only on the last day of an Interest Period for such Loan unless the Borrower pays the amount due, if any, under Section 3 . 5 in connection therewith . During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that (i) no Loans may be requested as, converted to or continued as SOFR Loans and (ii) unless repaid, each SOFR Loan be converted to an ABR Loan at the end of the Interest Period applicable thereto . (e) The Administrative Agent shall promptly notify the Borrower and the Appropriate Lenders of the interest rate applicable to any Interest Period for SOFR Loans upon determination of such interest rate . (f) Anything in clauses (a) through (d) above to the contrary notwithstanding, after giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than six (6) Interest Periods in effect at any time for all Borrowings of SOFR Loans . (g) The failure of any Appropriate Lender to make any Loan required to be made by it shall not relieve any other Appropriate Lender of its obligations hereunder, provided that the Commitments of the Lenders are several, and no Lender shall be responsible for any other Lender’s failure to make Loans as required . All Borrowings made on the Closing Date must be made as ABR Borrowings unless the Borrower shall have given a Committed Loan Notice requesting a SOFR Borrowing and provided an indemnity letter in form and substance satisfactory to the Administrative Agent extending the benefits of Section 3 . 5 to the Appropriate Lenders in respect of such Borrowings . Section 2.3 Swingline Loans . (a) The Swingline . Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth and upon the agreements of the Revolving Lenders set forth in this Section 2 . 3 , the Swingline Lender may in its sole discretion and without any obligation to do so make Swingline Loans to the Borrower in Dollars from time to time on any Business Day after the making of the initial Revolving Loans through the seventh Business Day preceding the Revolving Maturity Date ; provided that after giving effect to each Swingline Loan, (i) the aggregate Outstanding 52 NAI - 1543452693v1 1543452693v6

Amount of Swingline Loans shall not exceed the Swingline Sublimit and (ii) the Total Revolving Outstandings shall not exceed the aggregate Revolving Commitments ; provided , further , that the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan . Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2 . 3 , prepay under Section 2 . 7 , and reborrow under this Section 2 . 3 . (b) Borrowing Procedures . Each Swingline Borrowing shall be made upon the Borrower’s irrevocable notice to the Swingline Lender, which may be given by telephone. Each such notice must be received by the Swingline Lender not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum, (ii) the requested borrowing date, which shall be a Business Day and (iii) the maturity date of the requested Swingline Loan which shall be not later than seven Business Days after the making of such Swingline Loan. Each such telephonic notice must be confirmed promptly by hand delivery or facsimile (or transmitted by electronic communication, if arrangements for doing so have been approved by the Swingline Lender and the Administrative Agent) of a written Swingline Loan Notice to the Swingline Lender and the Administrative Agent, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swingline Lender of any telephonic Swingline Loan Notice, the Swingline Lender will, if it is willing to make the requested Swingline Loan and provided that all applicable conditions in Section 4.2 are satisfied or waived, not later than 3:00 p.m. on the borrowing date specified in such Swingline Loan Notice, make the amount of its Swingline Loan available to the Borrower by crediting the account of the Borrower maintained with the Swingline Lender and notify the Administrative Agent thereof in writing. (c) Refinancing of Swingline Loans . (i) The Swingline Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), and in any event shall request, no later than one week after each Swingline Borrowing has been made, that each Revolving Lender make an ABR Revolving Loan in Dollars in an amount equal to such Revolving Lender’s Applicable Percentage of the amount of Swingline Loans then outstanding . Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2 . 2 , without regard to the minimum and multiples specified therein for the principal amount of ABR Loans . Each Revolving Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds in Dollars for the account of the Swingline Lender at the Administrative Agent’s Payment Office not later than 1 : 00 p . m . on the day specified in such Committed Loan Notice, whereupon, subject to Section 2 . 3 (c)(ii) , each Revolving Lender that so makes funds available shall be deemed to have made an ABR Revolving Loan to the Borrower in such amount . The Administrative Agent shall remit the funds so received to the Swingline Lender . (ii) If for any reason any Swingline Loan cannot be refinanced by a Revolving Borrowing in accordance with Section 2.3(c)(i) , the request for ABR Revolving Loans submitted by the Swingline Lender as set forth therein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders purchase for cash a risk participation in the relevant Swingline Loan in Dollars and each Revolving Lender hereby irrevocably and unconditionally agrees to make such purchase in an amount equal to the product of such Revolving Lender’s Applicable Percentage multiplied by the amount of such Swingline Loan. Each Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.3(c)(i) shall be deemed payment in respect of such participation. (iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Revolving 53 NAI - 1543452693v1 1543452693v6

Lender pursuant to the foregoing provisions of this Section 2 . 3 (c) by the time specified in Section 2 . 3 (c)(i) , the Swingline Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation . A certificate of the Swingline Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error . (iv) Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2 . 3 (c) shall be absolute and unconditional and shall not be affected by any circumstance, provided that each Revolving Lender’s obligation to make Revolving Loans (but not to purchase and fund risk participations in Swingline Loans) pursuant to this Section 2 . 3 (c) is subject to the conditions set forth in Section 4 . 2 . No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein . (d) Repayment of Participations . (i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s risk participation was funded) in the same funds as those received by the Swingline Lender . (ii) If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 10 . 11 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Applicable Percentage thereof on demand by the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate . The Administrative Agent will make such demand upon the request of the Swingline Lender . (e) Interest for Account of Swingline Lender . Until each Revolving Lender funds its ABR Revolving Loan or risk participation pursuant to this Section 2 . 3 to refinance such Revolving Lender’s Applicable Percentage of any Swingline Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swingline Lender . (f) Payments Directly to Swingline Lender . The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender and the Swingline Lender shall notify the Administrative Agent thereof . Section 2 . 4 Letters of Credit . (a) The Letter of Credit Commitment . (i) Subject to the terms and conditions hereof and of any additional Letter of Credit Documents required by the L/C Issuer and relying upon the representations and warranties herein set forth (A) based upon the agreements of the Revolving Lenders set forth in this Section 2 . 4 , the L/C Issuer agrees (1) from time to time on any Business Day during the Availability Period to issue Letters of Credit denominated in Dollars for the account of the Borrower ( provided that any Letter of Credit may be for the joint account of the Borrower and any Subsidiary of the Borrower) and to amend or renew Letters of Credit previously issued by it, in accordance with 54 NAI - 1543452693v1 1543452693v6

Section 2 . 4 (b) , and (2) to honor conforming drafts under the Letters of Credit and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2 . 4 ; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Revolving Lender shall be obligated to participate in any such Letter of Credit if immediately after giving effect to such L/C Credit Extension, (w) the aggregate L/C Obligations would exceed the L/C Sublimit, (x) the Revolving Exposure of any Revolving Lender would exceed such Revolving Lender’s Revolving Commitment, or (y) the Total Revolving Outstandings would exceed the aggregate Revolving Commitments . (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit (and, in the case of clauses (B) , (C) or (D) below, shall not issue any Letter of Credit) if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any law applicable to the L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or direct that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Agreement Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Agreement Date (for which the L/C Issuer is not otherwise compensated hereunder) ; (B) subject to Section 2 . 4 (b)(iii) , the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal ; (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless arrangements satisfactory to the L/C Issuer for the Backstopping of such Letter of Credit have been made prior to the issuance thereof ; (D) the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Country or (ii) in any manner that would result in a violation of any Sanctions by any party to this Credit Agreement ; (E) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit or any laws binding upon the L/C Issuer ; (F) the Letter of Credit is to be denominated in a currency other than Dollars; (G) any Revolving Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Defaulting Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2 . 10 (a)(iv) ) with respect to such Defaulting Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and 55 NAI - 1543452693v1 1543452693v6 all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or (H) the Letter of Credit is in an initial amount less than $100,000 (or such lesser amount as agreed to by the L/C Issuer and the Administrative Agent). (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit . (b) Procedures for Issuance and Amendment of Letters of Credit ; Auto - Renewal Letters of Credit . (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower hand delivered or sent by facsimile (or transmitted by electronic communication, if arrangements for doing so have been approved by the L/C Issuer) to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower . Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 1 : 00 p . m . at least three Business Days prior to the proposed issuance date or date of amendment, as the case may be ; or, in each case, such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion . In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer : (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day), (B) the amount, (C) the expiry date thereof, (D) the name and address of the beneficiary thereof, (E) the documents to be presented by such beneficiary in case of any drawing thereunder, (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, and (G) such other matters as the L/C Issuer may reasonably request . In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (1) the Letter of Credit to be amended, (2) the proposed date of amendment thereof (which shall be a Business Day), (3) the nature of the proposed amendment, and (4) such other matters as the L/C Issuer may reasonably request . (ii) Subject to the terms and conditions set forth herein, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be . Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to have, and hereby irrevocably and unconditionally agrees to, acquire from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit . Each Lender acknowledges and agrees that its obligation to acquire risk participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments . (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “ Auto - Renewal Letter of Credit ”) ; provided that any such Auto - Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve - month period (commencing with the date of issuance of such Auto - Renewal Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “ Nonrenewal Notice Date ”) in each such twelve - month period to be agreed upon at the time such Letter of Credit is issued . Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal . Once an Auto - Renewal Letter 56 NAI - 1543452693v1 1543452693v6

of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Auto - Renewal Letter of Credit from time to time to an expiry date not later than the Letter of Credit Expiration Date ; provided that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2 . 4 (a)(ii) or otherwise), or (B) it has received notice (which may be by telephone, followed promptly in writing, or in writing) on or before the day that is five Business Days before the applicable Nonrenewal Notice Date from the Administrative Agent or any Revolving Lender, as applicable, or the Borrower that one or more of the applicable conditions specified in Section 4 . 2 is not then satisfied . (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment . (c) Drawings and Reimbursements; Funding of Participations . (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. On the Business Day on which the Borrower shall have received notice of any payment by the L/C Issuer under a Letter of Credit or, if the Borrower shall have received such notice later than 12:00 p.m. on any Business Day, on the succeeding Business Day (such applicable Business Day, the “ L/C Honor Date ”), the Borrower shall (regardless of whether or not such Letter of Credit shall be for the sole account of the Borrower or for the joint account of the Borrower and any Subsidiary) reimburse the L/C Issuer through the Administrative Agent in an amount equal to such drawing in Dollars. If the Borrower fails to so reimburse the L/C Issuer on the L/C Honor Date (or if any such reimbursement payment is required to be refunded to the Borrower for any reason), then (x) the Borrower shall be deemed to have requested a Borrowing of ABR Revolving Loans in the amount of such drawing, and (y) the Administrative Agent shall promptly notify each Revolving Lender of the L/C Honor Date, the amount of the unreimbursed drawing (the “ Unreimbursed Amount ”), and the amount of such Revolving Lender’s Applicable Percentage thereof. Such Revolving Loans shall be made by the Revolving Lenders without regard to the Borrowing Minimums and Borrowing Multiples. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.4(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. For the avoidance of doubt, if any drawing occurs under a Letter of Credit and such drawing is not reimbursed on the same day, the Unreimbursed Amount of such drawing shall, without duplication, accrue interest for each day until the date of reimbursement at (x) prior to the third Business Day following the L/C Honor Date, the rate per annum applicable to the outstanding principal balance of ABR Revolving Loans pursuant to Section 3.1(a) , and (y) thereafter, a rate per annum equal to the Default Rate applicable to the outstanding principal balance of ABR Revolving Loans. (ii) Each Revolving Lender (including the Revolving Lender acting as the L/C Issuer) shall upon any notice pursuant to Section 2 . 4 (c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Payment Office in an amount equal to its Applicable Percentage of any Unreimbursed Amount in respect of a Letter of Credit in Dollars not later than 1 : 00 p . m . on the Business Day specified in such notice by the Administrative Agent . The Administrative Agent shall remit the funds so received to the L/C Issuer, and may apply Cash Collateral provided for this purpose to such Unreimbursed Amount . (iii) Each Revolving Lender that makes funds available pursuant to Section 2 . 4 (c)(ii) shall be deemed to have made an ABR Revolving Loan in Dollars to the 57 NAI - 1543452693v1 1543452693v6

Borrower in such amount, provided that in the event the conditions for Revolving Borrowings set forth in Section 4 . 2 cannot be satisfied (and have not been waived) or for any other reason, then (A) the Borrower shall be deemed to have incurred from the L/C Issuer a L/C Borrowing in Dollars in the amount of the Unreimbursed Amount, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate, and (B) such Revolving Lender shall be deemed to have purchased a participation in such L/C Borrowing in an amount equal to its Applicable Percentage thereof (a “ L/C Advance ”) . (iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2 . 4 (c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer . (v) Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2 . 4 (c) , shall be absolute and unconditional and shall not be affected by any circumstance ; provided that each Revolving Lender’s obligation to make Revolving Loans (but not L/C Advances) pursuant to this Section 2 . 4 (c) is subject to the conditions set forth in Section 4 . 2 (other than delivery by the Borrower of a Committed Loan Notice) . No such making of a L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein . (vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2 . 4 (c) by the time specified in Section 2 . 4 (c)(ii) , the L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at the greater of the Federal Funds Effective Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation . A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2 . 4 (c)(vi) shall be conclusive absent manifest error . (vii) If, at any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with this Section 2 . 4 (c) , the Administrative Agent receives for the account of such Revolving Lender any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent . (viii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2 . 4 (c) is required to be returned under any of the circumstances described in Section 10 . 11 , each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage thereof on demand of the Administrative Agent, plus interest 58 NAI - 1543452693v1 1543452693v6 thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Effective Rate. (d) Obligations Absolute . The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following : (i) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other agreement or instrument relating thereto ; (ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction ; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect ; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit ; (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor - in - possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with (x) any proceeding under any Debtor Relief Law or (y) any Bail - In Action ; (v) any exchange, release or non - perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guarantee Agreement or any other guarantee, for all or any of the Loan Document Obligations of any Loan Party in respect of such Letter of Credit ; or (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party ; provided that the foregoing shall not excuse the L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the L/C Issuer’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof . (e) Role of L/C Issuer . Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document . None of the L/C Issuer, any of its Related Parties nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any 59 NAI - 1543452693v1 1543452693v6

action taken or omitted in connection herewith at the request or with the approval of the Required Lenders, (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any of its Related Parties nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (iii) of this Section 2.4(e) ; provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. (f) Conflict with Letter of Credit Application . Notwithstanding anything else to the contrary in any Letter of Credit Document (including any Letter of Credit Application), in the event of any conflict between the terms hereof and the terms of any such Letter of Credit Document, the terms hereof shall control, provided that all non - conflicting terms of any such Letter of Credit Document shall remain in full force and effect . (g) Applicability of ISP ; Limitation of Liability . Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each standby Letter of Credit . Notwithstanding the foregoing, the L/C Issuer shall not be responsible to any Loan Party for, and the L/C Issuer’s rights and remedies against any such Loan Party shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Credit Agreement, including the law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT - IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice . Section 2.5 Termination and Reduction of Commitments . (a) Unless previously terminated, (i) the Term Loan Commitments (other than any Incremental Term Loan Commitments) shall automatically terminate upon the making of the Term Loans on the Closing Date, and (ii) the Revolving Commitments shall terminate on the last day of the Availability Period . Any Incremental Term Loan Commitment shall terminate as provided in the applicable Incremental Assumption Agreement . (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments, provided that (i) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment or repayment of the Revolving Loans and the Swingline Loans in accordance with Section 2 . 7 , the sum of the Revolving Exposures of all 60 NAI - 1543452693v1 1543452693v6

Revolving Lenders would exceed the aggregate Revolving Commitments, (ii) each such reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $ 1 , 000 , 000 and not less than $ 5 , 000 , 000 , and (iii) any reduction of the Revolving Commitments to an amount below the L/C Sublimit or the Swingline Sublimit shall automatically reduce the L/C Sublimit or the Swingline Sublimit, as applicable, on a Dollar for Dollar basis . If at any time, as a result of such a partial reduction or termination as provided in Section 2 . 5 (a) , the Revolving Exposure of all Lenders would exceed the aggregate Revolving Commitments, then the Borrower shall on the date of such reduction or termination of Revolving Commitments, repay or prepay Revolving Borrowings or Swingline Loans (or a combination thereof) and/or Cash Collateralize Letters of Credit in an aggregate amount equal to such excess . (c) In addition to any termination or reduction of the Revolving Commitments under paragraphs (a) and (b) of this Section, the Revolving Commitments shall be reduced as required under Section 2 . 7 (b) . (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof . Promptly following receipt of any such notice, the Administrative Agent shall advise the Revolving Lenders of the contents thereof . Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that a notice of termination of the Revolving Commitments may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied subject to the Borrower’s obligation to indemnify the Lenders pursuant to Section 3 . 5 . Each reduction, and any termination, of the Revolving Commitments shall be permanent and each reduction of the Revolving Commitments shall be made ratably among the Revolving Lenders in accordance with their respective Revolving Commitments . Section 2.6 Repayment of Loans; Evidence of Debt . (a) Payment at Maturity . The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of (A) each Revolving Lender the then unpaid principal amount of each Revolving Loan together with all accrued interest thereon on the earlier of the Revolving Maturity Date and, if different, the date of the termination of the Revolving Commitments in accordance with the provisions of this Credit Agreement, (B) each Term Lender, the then unpaid principal amount of each Term Loan together with all accrued interest thereon on the earlier of the Maturity Date applicable to the Term Facility and, if different, the date of the acceleration of the Loans in accordance with Section 8 . 2 , and (C) each Incremental Term Lender, the then unpaid principal amount of each Incremental Term Loan together with all accrued interest thereon on the earlier of the applicable Incremental Term Loan Maturity Date and, if different, the date of the acceleration of the Loans in accordance with Section 8 . 2 , and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan together with all accrued interest thereon on the earliest of (A) the maturity date selected by the Borrower for such Swingline Loan, (B) the Revolving Maturity Date and (C) the date of the termination of the Revolving Commitments in accordance with the provisions of this Credit Agreement . (b) Amortization Payments for Term Loans (other than Other Term Loans) . On each date set forth below, the Borrower shall pay to the Administrative Agent, for the account of the Term Lenders (other than Incremental Term Lenders with respect to Other Term Loans), the aggregate unpaid principal balance of the Term Loans (other than Other Term Loans) in an amount equal to (i) the aggregate outstanding principal amount of the Term Loans on the Closing Date (as adjusted from time to 61 NAI - 1543452693v1 1543452693v6

Percentage Date 1.250% March 31, 2021 1.250% June 30, 2021 1.250% September 30, 2021 1.250% December 31, 2021 1.875% March 31, 2022 1.875% June 30, 2022 1.875% September 30, 2022 1.875% December 31, 2022 1.875% March 31, 2023 1.875% June 30, 2023 1.875% September 30, 2023 1.875% December 31, 2023 2.500% March 31, 2024 2.500% June 30, 2024 2.500% September 30, 2024 2.500% December 31, 2024 2.500% March 31, 2025 0.83333333% April 30, 2025 0.83333333% May 31, 2025 2.500 0.83333333 % June 30, 2025 0.83333333% July 31, 2025 0.83333333% August 31, 2025 2.500 0.83333333 % September 30, 2025 0.83333333% October 31, 2025 0.83333333% November 30, 2025 Total Remaining Principal Balance Term Loan Maturity Date time pursuant to Section 2.7(a) , Section 2.7(b)(iii) and Section 2.11(d) ) multiplied by (ii) the percentage set forth below adjacent to such date under the heading “Percentage”: (c) Amortization Payments for Other Term Loans . The Borrower shall pay to the Administrative Agent, for the account of the applicable Incremental Term Lenders with respect to Other Term Loans, on each Incremental Term Loan Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time pursuant to Section 2 . 7 (a) , Section 2 . 7 (b)(iii) and Sections 2 . 11 (d) ) equal to the amount set forth in the applicable Incremental Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to, but excluding, the date of such payment . (d) Notes . Any Lender may request through the Administrative Agent that Loans made by it be evidenced by a promissory note . In such event, the Borrower shall execute and deliver to (i) in the case of a Revolving Lender, a Revolving Loan Note, (ii) in the case of a Term Lender, a Term Loan Note and (iii) in the case of the Swingline Lender, a Swingline Loan Note . In addition, if requested by a Lender, its Note may be made payable to such Lender and its registered assigns in which case all Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10 . 4 ) be represented by one or more Notes in like form payable to the order of the payee named therein and its registered assigns . 62 NAI - 1543452693v1 1543452693v6

(e) Lender Records . Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder . (f) Register . Entries made in good faith by the Administrative Agent in the Register pursuant to Section 10 . 4 (c) , and by each Lender in its account or accounts pursuant to Section 2 . 6 (e) , shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Credit Agreement, absent manifest error ; provided , however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Credit Agreement . Section 2 . 7 Prepayments . (a) Optional Prepayments . (i) The Borrower may, upon written notice to the Administrative Agent, at any time and from time to time, voluntarily prepay any Borrowing of any Class (other than Swingline Loans) in whole or in part without premium or penalty (except as set forth in Section 3 . 5 ) ), provided that (A) such notice must be received by the Administrative Agent not later than 1 : 00 p . m . (1) three Government Securities Business Days prior to any date of prepayment of a SOFR Borrowing and (2) one Business Day prior to the date of prepayment of an ABR Borrowing and (B) each prepayment shall be in a principal amount of (x) with respect to Revolving Loans, minimum amounts of $ 100 , 000 and in multiples of $ 50 , 000 thereafter, and (y) with respect to Term Loans, minimum amounts of $ 500 , 000 and in multiples of $ 100 , 000 thereafter or, in each case, the entire principal amount thereof then outstanding . Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid . The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment . If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied subject to the Borrower’s obligation to indemnify the Lenders pursuant to Section 3 . 5 . Each prepayment of Term Loans pursuant to this Section 2 . 7 (a) shall be applied against the scheduled repayments of the Term Loans under Section 2 . 6 on a ratable basis and in the inverse order of maturity and shall be paid to the Administrative Agent for the account of the Appropriate Lenders in accordance with their respective Applicable Percentages . (ii) The Borrower may, upon written notice to the Swingline Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty ; provided that (A) such notice must be received by the Swingline Lender and the Administrative Agent not later than 1 : 00 p . m . on the date of the prepayment and (B) any such prepayment shall be in a principal amount of $ 100 , 000 or a whole multiple of $ 50 , 000 in excess thereof or the entire principal amount thereof then outstanding . Each such notice shall specify the date and amount of such prepayment . If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein . 63 NAI - 1543452693v1 1543452693v6

(b) Mandatory Prepayments . (i) Net Cash Proceeds; Extraordinary Receipts . (A) Dispositions . In the event that any Loan Party or any of its Subsidiaries receives Net Cash Proceeds in respect of any Disposition, then, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds, the Borrower shall prepay the Term Loans in an aggregate principal amount equal to 100 % of such Net Cash Proceeds in excess of $ 5 , 000 , 000 ; provided, however, that during the 2024 Covenant Relief Period the Borrower shall prepay the Term Loans in an aggregate principal amount equal to 100 % of such Net Cash Proceeds in excess of $ 1 , 000 , 000 . (B) Debt Incurrences . In the event that any Loan Party or any of its Subsidiaries receives Net Cash Proceeds in respect of any Debt Incurrence, then, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds, the Borrower shall prepay the Term Loans in an aggregate principal amount equal to 100 % of such Net Cash Proceeds . (C) Casualty Events . In the event that any Loan Party or any of its Subsidiaries receives Net Cash Proceeds in respect of any Casualty Event, then, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds, the Borrower shall prepay the Term Loans in an aggregate principal amount equal to 100 % of such Net Cash Proceeds in excess of $ 3 , 000 , 000 . (D) Extraordinary Receipts . In the event that any Loan Party or any of its Subsidiaries receives any Extraordinary Receipt, then, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt thereof, the Borrower shall prepay the Term Loans in an aggregate principal amount equal to 100 % of such Extraordinary Receipt . (ii) Mandatory Prepayments Related to Excess Cash Flow . Not later than the 90 th day after the end of each Fiscal Year, commencing with the Fiscal Year ending on December 31 , 2021 , the Borrower shall prepay the Term Loans in an aggregate principal amount equal to the applicable Excess Cash Flow Percentage multiplied by the Excess Cash Flow for such Fiscal Year . (iii) Application of Mandatory Prepayments . Each prepayment of outstanding Term Loans required to be made pursuant to Section 2 . 7 (b) shall be allocated pro rata among the Term Loans and applied against the remaining scheduled installments of principal due in respect of Term Loans under Section 2 . 6 (b) and Section 2 . 6 (c) , respectively, in the inverse order of maturity of such remaining scheduled installments ; provided that if, after applying all or a portion of such prepayment to the Term Loans, the Term Loans have been paid in full, any unapplied portion thereof shall be applied to the prepayment of the Revolving Loans . (iv) Notice of Mandatory Prepayment . The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2 . 7 (b) , (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three Business Days’ prior written notice of such prepayment . Each notice of prepayment shall specify 64 NAI - 1543452693v1 1543452693v6 the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. (c) Prepayments of Revolving Loans . If for any reason the Total Revolving Outstandings at any time exceed the aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay, without premium or penalty, Revolving Loans and Swingline Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess . (d) General Rules . All prepayments shall be subject to Section 3 . 5 , but shall otherwise be without premium or penalty . Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing . All prepayments shall be accompanied by accrued interest thereon and, in the case of any prepayment of a SOFR Loan, any additional amounts required pursuant to Section 3 . 5 . Section 2.8 Payments Generally; Administrative Agent’s Clawback . (a) General . Each Loan Party shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal of Loans, L/C Borrowings, interest or fees, or of amounts payable under Sections 3.4 , 3.5 , 3.6 or 10.3 , or otherwise) prior to 12:00 noon on the date when due, in immediately available funds. In furtherance of the foregoing, the Borrower hereby irrevocably authorizes the Administrative Agent, in the Administrative Agent’s sole discretion, to request on behalf of the Borrower, Revolving Loans (which shall be ABR Loans) or Swingline Loans, in an amount sufficient to pay all principal, L/C Borrowings, interest, fees, or other amounts from time to time due and payable by any Loan Party to any Credit Party hereunder or under any other Loan Document. All payments to be made by a Loan Party hereunder shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent’s Payment Office, except payments to be made to the L/C Issuer or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 3.4 , 3.5 , 3.6 or 10.3 , shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. (b) Pro Rata Treatment . Except as otherwise provided in this Section 2 . 8 and as otherwise required under Section 3 . 4 (e) , each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of fees, each reduction of the Revolving Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Appropriate Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans of the applicable Class) . Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount . (c) Administrative Agent’s Clawback . (i) Funding by Lenders ; Presumption by Administrative Agent . Unless the Administrative Agent shall have received notice from a Lender, prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender 65 NAI - 1543452693v1 1543452693v6 has made such share available on such date in accordance with Section 2 . 2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount . In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the Appropriate Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans . If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period . If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing . Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent . (ii) Payments by Borrower ; Presumptions by Administrative Agent . Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due . In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation . (iii) Notice by Administrative Agent . A notice from the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this paragraph (c) shall be conclusive, absent manifest error . (d) Obligations of Lenders Several . The obligations of the Lenders hereunder to make Loans and purchase participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 10 . 3 (c) are several and not joint . The failure of any Lender to make any Loan or purchase participations in Letters of Credit and Swingline Loans or make any payment under Section 10 . 3 (c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, purchase its participation in Letters of Credit and Swingline Loans or to make its payment under Section 10 . 3 (c) . (e) Failure to Satisfy Conditions Precedent . If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2 , and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the borrowing of Loans set forth in Article 5 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest . 66 NAI - 1543452693v1 1543452693v6

(f) Funding Source . Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner . (g) Insufficient Payment . Subject to the provisions of Article 8 , whenever any payment received by the Administrative Agent under this Credit Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Credit Parties under or in respect of this Credit Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent (i) first, towards payment of all fees and expenses due to the Administrative Agent under the Loan Documents, (ii) second, towards payment of all expenses then due hereunder, ratably among the parties entitled thereto in accordance herewith, (iii) third, towards payment of interest, fees and commissions then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and commissions then due to such parties, and (iv) fourth, towards payment of principal of Loans and unreimbursed L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal of Loans and unreimbursed L/C Borrowings then due to such parties . (h) Sharing of Payments by Lenders . If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then such Lender shall (x) notify the Administrative Agent of such fact, and (y) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them ; provided that : (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest ; and (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Credit Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant . The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation . Section 2 . 9 Defaulting Lenders . (a) Defaulting Lender Adjustments . Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law : 67 NAI - 1543452693v1 1543452693v6

(i) Waivers and Amendments . Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in the definition of Required Lenders . (ii) Defaulting Lender Waterfall . Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10 . 8 shall be applied at such time or times as may be determined by the Administrative Agent as follows : first , to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder ; second , to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swingline Lender hereunder ; third , to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2 . 10 ; fourth , as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent ; fifth , if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Credit Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Credit Agreement, in accordance with Section 2 . 10 ; sixth , to the payment of any amounts owing to the Lenders, the L/C Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement ; seventh , so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement ; and eighth , to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction ; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4 . 2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non - Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2 . 9 (a)(iv) . Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2 . 9 (a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto . (iii) Certain Fees . (A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) . (B) Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to 68 NAI - 1543452693v1 1543452693v6 the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.10 . (C) With respect to any L/C Participation Fees and Commitment Fees not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non - Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non - Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the L/C Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee . (iv) Reallocation of Participations to Reduce Fronting Exposure . If any L/C Obligations or Swingline Loans are outstanding at the time such Lender becomes a Defaulting Lender, then all or any part of the Swingline Exposure and L/C Exposure of such Defaulting Lender shall be reallocated among the non - Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non - Defaulting Lender to exceed such Non - Defaulting Lender’s Revolving Commitment . Subject to Section 10 . 17 , no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non - Defaulting Lender as a result of such Non - Defaulting Lender’s increased exposure following such reallocation . (v) Cash Collateral, Repayment of Swingline Loans . If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2 . 10 . (b) Defaulting Lender Cure . If the Borrower, the Administrative Agent and each Swingline Lender and L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2 . 9 (a)(iv) ), whereupon such Lender will cease to be a Defaulting Lender ; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender ; and provided , further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender . (c) New Swingline Loans/Letters of Credit . So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the L/C Issuer 69 NAI - 1543452693v1 1543452693v6

shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto. Section 2.10 Cash Collateral . (a) Certain Credit Support Events . The Borrower shall provide Cash Collateral to the L/C Issuer: (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a L/C Borrowing, within two Business Days following any request by the Administrative Agent or the L/C Issuer, in an amount not less than the Minimum Collateral Amount of such L/C Borrowing, (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, immediately (without the necessity of any request), in an amount not less than the Minimum Collateral Amount of such L/C Obligation, (iii) if the Borrower shall be required to provide Cash Collateral pursuant to Section 8 . 2 , immediately upon any request by the Administrative Agent or the L/C Issuer, in an amount not less than the Minimum Collateral Amount of all L/C Obligations, (iv) if there shall exist a Defaulting Lender, within two Business Days following any request by the Administrative Agent or the L/C Issuer, in an amount not less than the Minimum Collateral Amount of the Fronting Exposure of the L/C Issuer with respect to such Defaulting Lender, and (v) if on any Calculation Date, the L/C Obligations exceed the L/C Sublimit, within two Business Days following any request by the Administrative Agent or the L/C Issuer, in an amount not less than the Minimum Collateral Amount of such excess . (b) Grant of Security Interest . As security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.10(c) , (i) the Borrower (and to the extent provided by any Defaulting Lender, such Defaulting Lender) hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, and (ii) to the extent provided by any Defaulting Lender, such Defaulting Lender hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing. Borrower shall enter into documentation reasonably satisfactory to the Administrative Agent as may be reasonably requested in connection with the above described grant of security. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non - interest bearing deposit accounts at Citizens Bank. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral. 70 NAI - 1543452693v1 1543452693v6

(c) Application . Notwithstanding anything to the contrary contained in this Credit Agreement, Cash Collateral provided under any of this Section 2 . 10 or Sections 2 . 4 , 2 . 7 , 2 . 10 or 8 . 2 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein . (d) Termination of Requirement . Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10 . 4 (b)(vii) )) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral ; provided that, subject to this Section 2 . 10 , the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents . Section 2.11 Incremental Commitments . (a) The Borrower may, from time to time, by written notice to the Administrative Agent, request Incremental Term Loan Commitments and/or additional Revolving Commitments, as applicable (collectively, “ Incremental Commitments ”), from one or more Lenders (in the sole discretion of such Lenders) or Eligible Assignees who will become Lenders, in an aggregate principal amount of up to $ 20 , 000 , 000 ; provided that at the time of the incurrence of such Incremental Commitments and immediately after giving effect thereto and to the use of the proceeds thereof (assuming the full utilization thereof), no Default shall have occurred and be continuing or would result therefrom ; provided , further , that (1) each such person, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and, in connection with any additional Revolving Commitment, the L/C Issuer and the Swingline Lender (which approvals shall not be unreasonably withheld, conditioned or delayed) and (2) the Borrower may make only 4 such requests . Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments or additional Revolving Commitments being requested (which shall be in minimum increments of $ 1 , 000 , 000 and a minimum amount of $ 5 , 000 , 000 , or if the remaining Incremental Commitments are less than $ 5 , 000 , 000 , the remaining Incremental Commitment), (ii) the date on which such Incremental Term Loan Commitments and/or additional Revolving Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 calendar days after the date of such notice, unless otherwise agreed to by the Administrative Agent) and (iii) in the case of Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments are to be Term Loan Commitments or commitments to make term loans with terms different from the Term Loans (“ Other Term Loans ”) . All Incremental Term Loans shall be made in Dollars . (b) The Borrower and each Incremental Term Lender and/or additional Revolving Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Commitment of such Lender . Subject to clause (c) below, each Incremental Assumption Agreement in respect of Incremental Term Loan Commitments shall specify the terms of the Incremental Term Loans to be made thereunder . The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement . Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Credit Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the 71 NAI - 1543452693v1 1543452693v6

Incremental Commitments evidenced thereby and any increase to the Applicable Margins required by the foregoing provisions of this paragraph . Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld, conditioned or delayed) and furnished to the other parties hereto . (c) The terms of each Incremental Term Loan and, as applicable, each additional Revolving Commitment shall be reasonably satisfactory to the Administrative Agent and in any event : (i) shall rank pari passu in right of payment and of security with the existing Revolving Loans and the existing Term Loans ; (ii) in the case of Incremental Term Loans, shall not mature earlier than the Latest Maturity Date of the Term Loans outstanding at the time of incurrence of such Incremental Term Loans ; (iii) in the case of Incremental Term Loans, shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of then existing Term Loans ; (iv) in the case of Incremental Term Loans, subject to clauses (ii) and (iii) above, shall have amortization determined by the Borrower and the applicable Incremental Term Lenders ; (v) in the case of Incremental Term Loans, subject to clause (x) below, shall have an Applicable Margin determined by the Borrower and the applicable Incremental Term Lenders ; (vi) in the case of Incremental Term Loans, may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments of initial Term Loans hereunder, as specified in the applicable Incremental Assumption Agreement ; (vii) without the prior written consent of any Loan Party or Credit Party, if the Effective Yield on any secured Other Term Loans (as determined by the Administrative Agent) exceeds by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “ Yield Differential ”) the Effective Yield (as determined by the Administrative Agent) on any then outstanding Class of Term Loans, then the Applicable Margin for each such Class of Term Loans shall automatically be increased by the Yield Differential, effective upon the making of such Other Term Loans ; and (viii) all material terms of any additional Revolving Commitments and Revolving Loans under such additional Revolving Commitments shall be identical to the existing Revolving Commitments and Revolving Loans . (d) No Incremental Term Loan Commitments or additional Revolving Commitments shall become effective under this Section 2 . 11 unless, on the date of such effectiveness, (i) the conditions set forth in paragraphs (a) and (b) of Section 4 . 2 shall be satisfied as if it was a borrowing date and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower ; (ii) the Total Consolidated Net Leverage Ratio on a Pro Forma Basis after giving effect to such Incremental Term Loans or Revolving Commitments, as applicable, shall be at least 0 . 25 x less than the maximum Consolidated Net Leverage Ratio permitted for such period under Section 7.12; and (iii) the Administrative Agent shall have received (with sufficient copies for each of 72 NAI - 1543452693v1 1543452693v6 the Incremental Term Lenders and/or additional Revolving Lenders) closing certificates, opinions of counsel and other customary documentation requested by the Administrative Agent. (e) In connection with any such additional Revolving Commitments, each existing Revolving Lender (other than a Defaulting Lender) that shall have agreed to provide an Incremental Commitment in connection therewith shall have the right, subject to the other terms and conditions of this Section 2 . 11 , to provide a portion of such Incremental Commitment in an amount equal to (i) its Applicable Percentage of the existing Revolving Commitments, multiplied by (ii) the amount of such Incremental Commitment . In connection with any such Incremental Term Loan Commitments, each existing Term Lender (other than a Defaulting Lender) that shall have agreed to provide an Incremental Commitment in connection therewith shall have the right, subject to the other terms and conditions of this Section 2 . 11 , to provide a portion of such Incremental Term Loan Commitments in an amount equal to (i) a fraction, the numerator of which is the Outstanding Amount of such Term Lender’s Term Loans, and the denominator of which it the Outstanding Amount of all Term Loans of all Term Lenders, multiplied by (ii) the amount of such Incremental Commitment . (f) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis and that following the establishment of any additional Revolving Commitments, the outstanding Revolving Loans are held by the Revolving Lenders in accordance with their new Applicable Percentages . This may be accomplished at the discretion of the Administrative Agent by requiring each outstanding SOFR Borrowing of the relevant Class to be converted into an ABR Borrowing of such Class on the date of each Incremental Term Loan or additional Revolving Commitment, or by allocating a portion of each Incremental Term Loan to each outstanding SOFR Term Borrowing of the same Class on a pro rata basis, even though as a result thereof such Incremental Term Loan may effectively have a shorter Interest Period than the Term Loans included in the Borrowing of which they are a part (and notwithstanding any other provision of this Credit Agreement that would prohibit such an initial Interest Period), or requiring a prepayment and reborrowing of Revolving Loans . Any conversion or prepayment made pursuant to the preceding sentence shall be subject to Section 3 . 5 (it being understood that, the Administrative Agent shall consult with the Borrower regarding the foregoing and, to the extent practicable, will attempt to pursue options that minimize breakage costs) . In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization payments under Section 2 . 6 (b) required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans . ARTICLE 3 INTEREST, FEES, YIELD PROTECTION, ETC. amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, 73 NAI - 1543452693v1 1543452693v6 Section 3.1 Interest . (a) Interest Rate Generally . All ABR Loans shall bear interest at the Alternate Base Rate plus the Applicable Margin . All SOFR Loans shall bear interest at a rate per annum equal to the sum of Term SOFR for the Interest Period in effect for such Loans plus the Applicable Margin . Each Swingline Loan shall bear interest at the Alternate Base Rate plus the Applicable Margin . (b) Default Rate . (i) Notwithstanding the foregoing, if any principal of or interest on any Loan, any reimbursement obligation in respect of any L/C Disbursement or any fee or other upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to the Default Rate to the fullest extent permitted by applicable law . (ii) Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, then, so long as such Event of Default is continuing, all outstanding principal of each Loan and all Unreimbursed Amounts in respect of L/C Disbursements (including L/C Borrowings) shall, without duplication of amounts payable under the preceding sentence, bear interest, after as well as before judgment, at a rate per annum equal to the Default Rate to the fullest extent permitted by applicable law . (iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand . (c) Interest Payment Dates . Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and at such other times as may be specified herein, provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion . (d) Computation of Interest . All interest hereunder shall be computed on the basis of a year of 360 days (or in the case of interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate, such interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year)), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day) . All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination . The applicable Alternate Base Rate, Daily SOFR Rate or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent clearly manifest error . (e) Term SOFR Conforming Changes . In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document . The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR . Section 3 . 2 Fees . (a) Commitment Fee . The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender, a commitment fee (the “ Commitment Fee ”), which shall accrue at a rate per annum equal to the Applicable Margin on the average daily unused amount of the Revolving Commitment of such Revolving Lender during the period from and including the date on which this Credit Agreement becomes effective pursuant to Section 10 . 6 (a) to but excluding the date on which such Revolving Commitment terminates . For purposes of computing Commitment Fees, the Revolving Commitment of any Revolving Lender shall be deemed to be used to the extent of the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s L/C Exposure . Accrued Commitment Fees shall be payable in arrears on the last day of March, June, September and December of each year, each date on which the Revolving Commitments are permanently reduced and on the date on 74 NAI - 1543452693v1 1543452693v6 which the Revolving Commitments terminate, commencing on the first such date to occur after the Agreement Date . All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day) . (b) L/C Fees . The Borrower agrees to pay (i) to the Administrative Agent for the account of the Revolving Lenders a fee (the “ L/C Participation Fee ”) in Dollars for each standby Letter of Credit, at a rate per annum equal to the Applicable Margin multiplied by the average daily amount available to be drawn under such Letter of Credit, and (ii) to the L/C Issuer for its own account a fee (the “ L/C Fronting Fee ”), which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the L/C Issuer on the average daily amount of the L/C Obligations (excluding any portion thereof attributable to unreimbursed L/C Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any L/C Obligations, as well as the L/C Issuer’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued L/C Participation Fees and L/C Fronting Fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the Agreement Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the L/C Issuer pursuant to this paragraph shall be payable within 10 days after demand. All L/C Participation Fees and L/C Fronting Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Notwithstanding the foregoing, if an Event of Default has occurred and is continuing , then, so long as such Event of Default is continuing, L/C Participation Fees and L/C Fronting Fees, as applicable, shall be calculated at a rate per annum equal to the Default Rate. (c) Other Fees . The Borrower agrees to pay to each Credit Party, for its own account, fees and other amounts payable in the amounts and at the times separately agreed upon between the Borrower and such Credit Party . (d) Payment of Fees Generally . All fees and other amounts payable hereunder shall be paid on the dates due, in immediately available funds . Fees and other amounts paid shall not be refundable under any circumstances . Section 3.3 Inability to Determine Rates . (a) Subject to Section 3 . 8 , if, on or prior to the first day of any Interest Period for any SOFR Loan : (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or (ii) t he Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, in each case, the Administrative Agent will promptly so notify the Borrower and each Lender . (b) Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make or maintain SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans shall be suspended (to the extent of the affected Interest Periods) until the Administrative Agent (with respect to clause (a)(ii) above, at the instruction of the Required Lenders) revokes such notice . Upon the Borrower’s receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the 75 NAI - 1543452693v1 1543452693v6

extent of the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period . Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3 . 5 . Subject to Section 3 . 8 , if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such determination . Section 3.4 Increased Costs; Illegality . (a) Increased Costs Generally . If any Change in Law shall: (i) impose, modify or deem applicable any reserve including pursuant to regulations issued from time to time by the Federal Reserve Board for determining any maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement)), special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the L/C Issuer ; (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto ; or (iii) impose on any Lender or the L/C Issuer any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or Loans made by such Lender or any Letter of Credit or participation therein ; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the L/C Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, L/C Issuer or other Recipient, the Borrower will pay to such Lender, the L/C Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the L/C Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered . (b) Capital Requirements . If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Applicable Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Credit Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with 76 NAI - 1543452693v1 1543452693v6 respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered . (c) Certificates for Reimbursement . A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error . The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof . (d) Delay in Requests . Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation ; provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine - month period referred to above shall be extended to include the period of retroactive effect thereof) . (e) Illegality . If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of the Lenders to make or maintain SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended, and (b) the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist . Upon receipt of such notice, (i) the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Loans to such day, and (ii) if necessary to avoid such illegality, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate without reference to clause (c) of the definition of “Alternate Base Rate” in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR or Term SOFR . Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3 . 5 . Section 3 . 5 Compensation for Losses . In the event of (a) the payment or prepayment of any principal of any SOFR Loan other than on the last day of the Interest Period applicable thereto whether voluntary, mandatory, automatic, by reason of acceleration (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.7(a) and is revoked in accordance therewith), or (d) the 77 NAI - 1543452693v1 1543452693v6 assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto or maturity date applicable thereto as a result of a request by the Borrower pursuant to Section 3 . 7 (b) , then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds . A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error . The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof . Section 3.6 Taxes . (a) Defined Terms . For purposes of this Section 3 . 6 , the term “ Lender ” includes the L/C Issuer and the term “applicable law” includes FATCA . (b) Payments Free of Taxes . Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law . If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made . (c) Payment of Other Taxes by the Loan Parties . Each of the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes . (d) Indemnification by the Loan Parties . Each of the Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority . A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error . Each of the Loan Parties shall also, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3 . 6 (e)(ii) . (e) Indemnification by the Lenders . Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10 . 4 (d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were 78 NAI - 1543452693v1 1543452693v6 correctly or legally imposed or asserted by the relevant Governmental Authority . A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error . Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e) . (f) Evidence of Payments . As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3 . 6 , such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent . (g) Status of Lenders . (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding . In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements . Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3 . 6 (g)(ii)(A) , (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender . (ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person, (A) any Lender that is a U . S . Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W - 9 certifying that such Lender is exempt from U . S . federal backup withholding tax ; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable : (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (A) with respect to payments of interest under any Loan Document, executed copies of IRS Form W - 8 BEN or IRS Form W - 8 BEN - E, as applicable, establishing an exemption from, or reduction of, U . S . federal withholding Tax pursuant to the “interest” article of such tax treaty and (B) with respect to any other applicable payments 79 NAI - 1543452693v1 1543452693v6 under any Loan Document, IRS Form W - 8 BEN or IRS Form W - 8 BEN - E, as applicable, establishing an exemption from, or reduction of, U . S . federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty ; (2) executed copies of IRS Form W - 8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881 (c) of the Code, (A) a certificate substantially in the form of Exhibit G - 1 to the effect that such Foreign Lender is not a “ bank ” within the meaning of Section 881 (c)(3)(A) of the Code, a “ 10 percent shareholder” of the Borrower within the meaning of Section 881 (c)(3)(B) of the Code, or a “ controlled foreign corporation ” described in Section 881 (c)(3)(C) of the Code (a “ U . S . Tax Compliance Certificate ”) and (B) executed copies of IRS Form W - 8 BEN or IRS Form W - 8 BEN - E, as applicable ; or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W - 8 IMY, accompanied by IRS Form W - 8 ECI, IRS Form W - 8 BEN or IRS Form W - 8 BEN - E, as applicable, a U . S . Tax Compliance Certificate substantially in the form of Exhibit G - 2 or Exhibit G - 3 , IRS Form W - 9 , and/or other certification documents from each beneficial owner, as applicable ; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U . S . Tax Compliance Certificate substantially in the form of Exhibit G - 4 on behalf of each such direct and indirect partner ; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U . S . federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made ; and (D) if a payment made to a Lender under any Loan Document would be subject to U . S . federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471 (b) or 1472 (b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471 (b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment . 80 NAI - 1543452693v1 1543452693v6

Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (h) Treatment of Certain Refunds . If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3 . 6 (including by the payment of additional amounts pursuant to this Section 3 . 6 ), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out - of - pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund) . Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) ( plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority . Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after - Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid . (i) Survival . Each party’s obligations under this Section 3 . 6 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the Termination Date . (j) Confidentiality . Nothing contained in this Section shall require any Credit Party or any other indemnified party to make available any of its Tax returns (or any other information that it deems to be confidential or proprietary) to the indemnifying party or any other Person . Section 3.7 Mitigation Obligations; Replacement of Lenders . (a) Designation of a Different Lending Office . If any Lender requests compensation under Section 3 . 4 , or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3 . 6 , then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Applicable Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3 . 4 or Section 3 . 6 , as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender . The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment . (b) Replacement of Lenders . If any Lender requests compensation under Section 3 . 4 or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3 . 6 and, in each case, such Lender has declined or is unable to designate a different Applicable Lending Office in accordance with Section 3 . 7 (a) , or if any Lender is a Defaulting Lender or a Non - Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions 81 NAI - 1543452693v1 1543452693v6 contained in, and consents required by, Section 10 . 4 ), all of its interests, rights (other than its existing rights to payments pursuant to Section 3 . 4 or Section 3 . 6 ) and obligations under this Credit Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) ; provided that : (i) unless waived by the Administrative Agent in its sole discretion, the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10 . 4 ; (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3 . 5 ) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) ; (iii) in the case of any such assignment resulting from a claim for compensation under Section 3 . 4 or payments required to be made pursuant to Section 3 . 6 , such assignment will result in a reduction in such compensation or payments thereafter ; (iv) such assignment does not conflict with applicable law; and (v) in the case of any assignment resulting from a Lender becoming a Non - Consenting Lender, the applicable assignee shall have consented (or is willing to consent upon becoming a Lender) to the applicable amendment, waiver or consent . A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply . Section 3.8 Benchmark Replacement Setting . (a) Benchmark Replacement . (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then - current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent (subject to clause (y) below) of any other party to, this Credit Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5 : 00 p . m . (New York City time) on the fifth ( 5 th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders . If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis . 82 NAI - 1543452693v1 1543452693v6

(ii) Each Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 3.8 ). (b) Benchmark Replacement Conforming Changes . In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document . (c) Notices ; Standards for Decisions and Determinations . The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement . The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3 . 8 (d) and (y) the commencement of any Benchmark Unavailability Period . Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3 . 8 , including any determination with respect to a tenor, rate or adjustment or of the occurrence or non - occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Credit Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3 . 8 . (d) Unavailability of Tenor of Benchmark . Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then - current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non - representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor . (e) Benchmark Unavailability Period . Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans . During a Benchmark Unavailability Period or at any time that a tenor for the then - current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then - current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate . 83 NAI - 1543452693v1 1543452693v6

ARTICLE 4 CONDITIONS PRECEDENT TO CREDIT EXTENSIONS Section 4 . 1 Conditions to Initial Credit Extensions . The effectiveness of this Credit Agreement and the obligation of each Lender and the L/C Issuer to make its initial Credit Extension hereunder on the Closing Date is subject to satisfaction or waiver of the following conditions precedent : (a) Credit Agreement . The Administrative Agent (or its counsel) shall have received a counterpart of this Credit Agreement (which may include facsimile transmission or electronic mail transmission of a signed signature page of this Credit Agreement) that, when taken together, bear the signatures of the Borrower and each Lender . (b) Notes . The Administrative Agent shall have received a Note for each Lender that shall have requested one, signed on behalf of the Borrower . (c) Legal Opinion . The Administrative Agent shall have received a favorable written opinion (addressed to the Credit Parties and dated the Closing Date) from Olshan Frome Wolosky LLP, special counsel to the Loan Parties, in form, scope and substance satisfactory to the Administrative Agent . The Borrower hereby requests such counsel to deliver such opinions . (d) Officers’ Closing Certificate . The Administrative Agent shall have received a certificate of the President or a Vice President and the Secretary or Assistant Secretary of each Loan Party, dated the Closing Date, substantially in the form of Exhibit E . (e) Fees and Expenses . Substantially contemporaneously with the making of the Loans to be made on the Closing Date, the Borrower shall have paid all fees and expenses that under the terms hereof or of the Fee Letter are due and payable on or prior to the Closing Date, as well as the reasonable fees, disbursements and other charges of counsel to the Administrative Agent and the Lead Arrangers in connection with the Transactions to the extent invoiced on or prior to the Closing Date . (f) Collateral and Guarantee Requirement . (i) The Collateral Documents set forth in Schedule 4 . 1 (f) shall have been duly executed and/or delivered by each Loan Party that is to be a party thereto and shall be in full force and effect . The Administrative Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and the priority described in each such Collateral Document ; and (ii) The Administrative Agent shall have received a Perfection Certificate with respect to each Loan Party dated the Closing Date and duly executed by a Responsible Officer of the Borrower and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such persons, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 7 . 2 or have been or will be contemporaneously released or terminated . (g) Guarantee Agreement . The Guarantee Agreement shall have been duly executed and delivered by each Loan Party that is to be a party thereto and shall be in full force and effect . 84 NAI - 1543452693v1 1543452693v6

(h) 85 NAI - 1543452693v1 1543452693v6 Reserved . (i) Solvency Certificate . The Administrative Agent shall have received a Solvency Certificate attesting to the Solvency of each Loan Party and its Subsidiaries (taken as a whole) on the Closing Date immediately before and after giving effect to the Transactions, from the chief financial officer or an authorized person performing similar function of the Borrower . (j) Committed Loan Notice ; Letter of Credit Application . The Administrative Agent shall have received a completed Committed Loan Notice and/or Letter of Credit Application, duly executed by a Responsible Officer of the Borrower with respect to any Credit Extensions to be made on the Closing Date . (k) Insurance . The Administrative Agent shall have received evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Administrative Agent has been named as lender’s loss payee and/or additional insured, as applicable, under each insurance policy with respect thereto and all endorsements thereto have been delivered, in each case, in accordance with the terms of the Loan Documents, and the Administrative Agent is otherwise satisfied with all of the insurance arrangements of the Loan Parties and their Subsidiaries . (l) Pro - Forma Compliance Certificate . The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, setting forth reasonably detailed calculations demonstrating compliance with the Financial Covenants on a Pro Forma Basis immediately after giving effect to the Transactions occurring on the Closing Date . (m) USA PATRIOT Act; KYC . At least three days prior to the Closing Date, each Lender shall have received: (i) any and all documentation and other information requested by such Lender in connection with applicable “know your customer” and anti - money - laundering rules and regulations, including the USA PATRIOT Act ; and (ii) to the extent the Borrower constitutes a “legal entity customer” under the Beneficial Ownership Regulation, a completed Beneficial Ownership Certification in relation to the Borrower . (n) Financial Statements . The Administrative Agent shall have received (i) the Audited Financial Statements, (ii) the Unaudited Financial Statements and (iii) the Pro Forma Financial Statements . Availability of the Audited Financial Statements and the Unaudited Financial Statements on the SEC’s website with respect to any fiscal year, or the availability of such report on the SEC’s EDGAR website or the Borrower’s website (to the extent such report complies with the requirements of the applicable definitions), shall be deemed to be compliance by the Borrower with this Section 4 . 1 (n) . (o) Legal Impediments . No law or regulation shall be applicable that restrains, prevents or imposes materially adverse conditions upon the Credit Facilities. (p) No Material Adverse Effect . Since December 31 , 2019 , there shall not have occurred a Material Adverse Effect or any event or circumstance that could reasonably be expected to result in a Material Adverse Effect and the Administrative Agent shall have received a certificate of a Financial Officer of the Borrower to the foregoing effect . (q) Financial Officer Certificate . The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower confirming that (i)

the conditions set forth in paragraph (p) of this Section 4 . 1 and clauses (a) and (b) of Section 4 . 2 shall be satisfied and (ii) on a Pro Forma Basis after giving effect to the Transactions to be effected on the Closing Date, the Consolidated Net Leverage Ratio does not exceed 4 . 00 to 1 . 00 . (r) Existing Credit Agreement Refinancing . The Existing Credit Agreement Refinancing shall have been consummated substantially contemporaneously with the funding of the Loans to be made on the Closing Date . The Existing Credit Agreement (and each related loan document) and all commitments thereunder shall have been terminated, all obligations thereunder shall have been paid in full (other than obligations that are contingent in nature or unliquidated at such time, which under the terms of the Existing Credit Agreement or related loan documents expressly survive such payment and termination) and all documentation necessary to release or terminate, as applicable, security interests and guarantees in respect thereof shall have been delivered to the Administrative Agent or its counsel . For purposes of determining whether the Closing Date has occurred, each Lender that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Lead Arrangers, Administrative Agent or such Lender, as the case may be, unless such Lender has notified the Administrative Agent of any disagreement prior to the initial Credit Extensions hereunder . Notwithstanding the foregoing, the obligations of the Lenders to make Credit Extension and of the L/C Issuer to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived pursuant to Section 10 . 2 ) at or prior to 5 : 00 p . m . on December 22 , 2020 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time) . Section 4 . 2 Conditions to All Credit Extensions . The obligation of each Lender or the L/C Issuer, as the case may be, to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of SOFR Loans) is subject to the satisfaction of the conditions in Section 4 . 1 and the following additional conditions precedent : (a) Each of the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects, in each case on and as of such date as if made on and as of such date, provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date ; provided further that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates . (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom. (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swingline Lender shall have received a Request for Credit Extension in accordance with the requirements hereof. (d) In the case of a Borrowing under an Incremental Facility, each of the applicable requirements set forth in Section 2.11 shall have been satisfied. (e) In the case of any Revolving Borrowing during the 2024 Covenant Relief Period , the Consolidated Net Leverage Ratio, calculated on a Pro Forma Basis and giving effect to such Revolving Borrowing, shall be less than or equal to 4 . 15 to 1 : 00 , as demonstrated by reasonably detailed calculations provided with the Request for Credit Extension . 86 NAI - 1543452693v1 1543452693v6

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the applicable conditions specified in Sections 4 . 2 (a) and, if applicable, (b) have been satisfied on and as of the date of the applicable Credit Extension . ARTICLE 5 REPRESENTATIONS AND WARRANTIES The Borrower represent and warrant to the Administrative Agent and the Lenders that : Section 5 . 1 Existence, Qualification and Power ; Compliance with Laws . Each Loan Party and each of its Subsidiaries (a) is duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as now conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and, where applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted ; except in each case referred to in clause (c) or (d), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect . The Borrower and its Subsidiaries are in compliance with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and maintains all permits and licenses necessary to conduct its business, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect . Section 5 . 2 Authorization ; No Contravention . The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party, and the consummation of the Transactions, are within such Loan Party’s corporate, limited liability company or other analogous powers, have been duly authorized by all necessary corporate, limited liability company or other analogous action, and do not and will not (a) contravene the terms of any of such Person’s Organizational Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than under the Loan Documents), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject ; or (c) violate any law ; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect . Section 5 . 3 Governmental Authorization ; Other Consents . No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of any Loan Document to which it is a party, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Loan Documents, except for (i) filings and recordings necessary to satisfy the Collateral and Guarantee Requirement, and (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect . 87 NAI - 1543452693v1 1543452693v6

Section 5 . 4 Binding Effect . Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law . Section 5.5 Financial Statements; No Material Adverse Effect . (a) The Audited Financial Statements and Unaudited Financial Statements: (i) fairly present the financial condition of the Borrower and its Subsidiaries, as applicable, as of the dates thereof and its results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, subject, in the case of the Unaudited Financial Statements, to normal year - end audit adjustments and the absence of footnotes ; and (ii) show all material Indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries, as applicable, as of the date thereof, including liabilities for Taxes, material commitments and contingent obligations . (b) The unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries as at September 30 , 2020 (including the notes thereto) (the “ Pro Forma Balance Sheet ”) and the unaudited pro forma consolidated statement of income of the Borrower and its Subsidiaries for the nine month period ending on September 30 , 2020 (together with the Pro Forma Balance Sheet, the “ Pro Forma Financial Statements ”), copies of which have heretofore been furnished to the Administrative Agent, have been prepared giving effect (as if such events had occurred on such date or at the beginning of such periods, as the case may be) to the Transactions . The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of the Borrower and its Subsidiaries as at September 30 , 2020 and their estimated results of operations for the periods covered thereby, assuming that the events specified in the preceding sentence had actually occurred at such date or at the beginning of the periods covered thereby . (c) Since December 31 , 2019 , there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect . Section 5 . 6 Litigation . There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against any Loan Party or, to the knowledge of the Borrower, threatened against or affecting the Loan Parties or any of their Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (b) that involve or affect, or that purport to or could reasonably be expected to involve or affect, any Loan Document or the Transactions . Section 5.7 Environmental Matters . (a) Except for the Disclosed Matters and except for Environmental Claims which have been fully resolved with no remaining obligations or conditions : (i) each Loan Party and its Subsidiaries possess all Environmental Permits required under applicable Environmental Law to conduct their respective businesses and are, and within applicable statutes of limitation, have been, in material compliance with the terms of such 88 NAI - 1543452693v1 1543452693v6

Environmental Permits . No Loan Party or any of its Subsidiaries has received written notice that any Environmental Permits possessed by any of them will be revoked, suspended or will not be renewed ; (ii) the execution and delivery of this Credit Agreement and the consummation by the Loan Parties of the Transactions does not require any notification, registration, reporting, filing, investigation, or environmental response action under any Environmental Law ; (iii) each of the Loan Parties and their Subsidiaries are currently, and within applicable statutes of limitation, have been, in material compliance with all applicable Environmental Law ; (iv) no Loan Party nor any of its Subsidiaries has received (A) notice of any pending or threatened civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, notice or demand letter or request for information under any Environmental Law, or (B) notice of actual or potential liability under any Environmental Law including any Environmental Liability that such Loan Party or Subsidiary may have retained or assumed either contractually or by operation of law or of any Environmental Claim, in either case with respect to clauses (A) or (B) that reasonably could be expected to result in material expenditure by such Loan Party or Subsidiary . No Loan Party or any of its Subsidiaries has knowledge of any circumstances that reasonably could be expected to result in a material Environmental Liability ; (v) as of the Agreement Date : (A) no property or facility currently, or to the knowledge of each Loan Party, formerly owned, operated or leased by any Loan Party or any of its current or former Subsidiaries or by any respective predecessor in interest, and (B) no property at which Hazardous Materials generated, owned or controlled by any Loan Party, any of its present or former Subsidiaries or any predecessor in interest have been stored, treated or disposed of, have been identified by a Governmental Authority as recommended for or requiring or potentially requiring environmental assessment and/or response actions under Environmental Law ; (vi) (A) there has been no disposal, spill, discharge or Release of any Hazardous Material generated, used, owned, stored or controlled by any Loan Party, any of its Subsidiaries or any predecessor in interest, on, at or under any property currently or formerly owned, leased or operated by any Loan Party, any of its current or former Subsidiaries or any predecessor in interest, (B) there are no Hazardous Materials located in, at, on or under such facility or property, or at any other location, in either case (A) or (B), that reasonably would be expected to require investigation, removal, remedial or corrective measures by any Loan Party or any of its Subsidiaries or that reasonably could result in material liabilities of, or material losses, damages or costs to any Loan Party or any of its Subsidiaries under any Environmental Law, and (C) neither the Loan Parties nor any of their Subsidiaries has retained or assumed any liability contractually or by operation of law with regard to the generation, treatment, storage or disposal of Hazardous Materials or compliance with Environmental Law that would reasonably be expected to result in material expenditures by any Loan Party or any of its Subsidiaries ; (vii) (A) there has not been any underground or aboveground storage tank or other underground storage receptacle or related piping, or any impoundment or other disposal area in each case containing Hazardous Materials located on any facility or property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries, and (B) no asbestos or polychlorinated biphenyls have been used or disposed of, or have been located at, on 89 NAI - 1543452693v1 1543452693v6 or under any facility or property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries, in either case (A) or (B) except in material compliance with applicable Environmental Laws or as would not result in material Environmental Liability ; (viii) no Lien has been recorded against any properties, assets or facilities currently owned, leased or operated by any Loan Party or any of its Subsidiaries under any Environmental Law . (b) Since the Agreement Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect . (c) The Loan Parties and their Subsidiaries have provided to the Administrative Agent and its authorized representatives all material records and files, including all material assessments, reports, studies, analyses, audits, tests and data in their possession or under their control concerning any Environmental Claim, the existence of Hazardous Materials or any other environmental concern at properties, assets or facilities currently or formerly owned, operated or leased by any Loan Party or any of their present or former Subsidiaries or predecessor in interest, or concerning compliance by any Loan Party or any such Subsidiary with, or liability under any Environmental Law . Section 5 . 8 Ownership of Properties ; Liens . Each Loan Party and its Subsidiaries (a) has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, (b) owns, or is entitled to use, all trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know - how database rights, design rights and other intellectual property rights material to its business, and the use thereof by the Loan Parties and their respective Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (c) has complied in all material respects with all obligations under all material leases to which it is a party and all such leases are in full force and effect and (d) enjoys peaceful and undisturbed possession under all such material leases . Section 5 . 9 Casualty, Etc . Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect . Section 5 . 10 Investment Company Status, Etc . No Loan Party or any of its Subsidiaries is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt . Section 5 . 11 Taxes . Each Loan Party and its Subsidiaries has timely filed or caused to be filed all federal, provincial, state, municipal, foreign and other Tax returns and reports required to be filed, and have timely paid all federal, provincial, state, municipal, foreign and Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those which are being Contested in Good Faith and (b) failures to file or pay as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect . There are no Tax audits, deficiencies, assessments or other claims with respect to any Loan Party or any of its Subsidiaries that would, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect . 90 NAI - 1543452693v1 1543452693v6

Section 5.12 91 NAI - 1543452693v1 1543452693v6 ERISA . (a) Each Loan Party and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder . No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect . No event described in Section 4062 (e) of ERISA has occurred and is continuing with respect to any Pension Plan . The present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No . 87 ) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Pension Plan and the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No . 87 ) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Pension Plans . (b) Each Pension Plan that is intended to qualify under Section 401 (a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification . Each Loan Party and ERISA Affiliate has made all required contributions to each Pension Plan subject to Section 412 of the Code, and no application for a funding waiver pursuant to Section 412 of the Code has been made with respect to any Pension Plan . (c) There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions, or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan that would reasonably be expected to have a Material Adverse Effect . There has been no violation of the fiduciary responsibility rules of ERISA with respect to any Pension Plan that has resulted in or would reasonably be expected to have a Material Adverse Effect . (d) No Loan Party or ERISA Affiliate (i) has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (ii) has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan, and (iii) has engaged in a transaction that could be subject to Section 4069 or Section 4212 (c) of ERISA . (e) No such Pension Plan or trust created thereunder, or party in interest (as defined in Section 3 (14) of ERISA), or any fiduciary (as defined in Section 3 (21) of ERISA), has engaged in a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Pension Plan or any other plan of any Loan Party or any of its ERISA Affiliates, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Pension Plan or any such trust, to any material penalty or tax on “prohibited transactions” imposed by Section 502 of ERISA or Section 4975 of the Code . (f) With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices ; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles ; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities . Section 5.13 Subsidiaries; Equity Interests . As of the Agreement Date, no Loan Party has any direct or indirect Subsidiaries or investments (other than Cash Equivalents) in, or joint ventures or partnerships with, any Person, except as disclosed in Schedule 5.13 . Such Schedule sets forth (a) the name and jurisdiction of organization or incorporation of each Subsidiary and identifies each Subsidiary that is a Subsidiary Guarantor and/or an Excluded Subsidiary on the Agreement Date, (b) the ownership interest of each Loan Party and tier respective Subsidiaries in each of their respective Subsidiaries, including the percentage of such ownership and (c) identifies each Person the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement. Neither any Loan Party nor any of its Subsidiaries has issued any Disqualified Equity Interests and there are no outstanding options or warrants to purchase Equity Interests of any Loan Party or any of its Subsidiaries of any class or kind, and, except as disclosed in Schedule 5.13 , there are no agreements, voting trusts or understandings with respect thereto or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other rights with respect thereto, whether similar or dissimilar to any of the foregoing. All of the issued and outstanding Equity Interests owned by any Loan Party in its Subsidiaries have been duly authorized and issued and are fully paid and non - assessable and are free and clear of all Liens other than Liens in favor of the Administrative Agent under the Collateral Documents. Section 5 . 14 Insurance . Schedule 5 . 14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and their Subsidiaries on the Agreement Date (including names of carriers, policy number, expiration dates, insurance types and coverage amounts) . As of the Agreement Date, all premiums in respect of such insurance that are due and payable have been paid . Section 5 . 15 Federal Reserve Regulations, Etc . Neither any Loan Party nor any of its Subsidiaries is engaged principally, or as one of their important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock . Immediately before and after giving effect to the making of each Loan and the issuance of each Letter of Credit, Margin Stock will constitute less than 25 % of each Loan Party’s assets as determined in accordance with Regulation U . No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase, acquire or carry any Margin Stock or for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X or (b) for any purpose that would violate any Anti - Corruption Laws or applicable Sanctions . 92 NAI - 1543452693v1 1543452693v6

Section 5 . 16 Collateral Documents . The Security Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and the proceeds thereof and (i) when the Pledged Equity Interests (other than uncertificated Equity Interests) and the Pledged Debt Securities (as each such term is defined in the Security Agreement) are delivered to the Administrative Agent together with the proper endorsements, the Lien created under Security Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Equity Interests and Pledged Debt Securities to the extent that the laws of the United States or any state, commonwealth or other political subdivision thereof govern the creation and perfection of any such security interest, in each case prior and superior in right to any other Lien or right of any other person and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 5 . 16 (a) and, with respect to Collateral consisting of Intellectual Property, when the Security Agreement (or Copyright Security Agreements, Patent Security Agreements and/or Trademark Security Agreements, as applicable) are filed with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and in each case, all applicable filing fees have been paid, the Lien created under the Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Collateral to the extent such security interest may be perfected by the filing of a UCC financing statement and, with respect to Intellectual Property, the filing of such Copyright Security Agreements, Patent Security Agreements and/or Trademark Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Lien or right of any other person, other than Liens expressly permitted by Section 7 . 2 which by operation of law or contract have priority over the Liens securing the Secured Obligations . Section 5 . 17 Solvency . Immediately before and after the consummation of each Transaction, each of the Loan Parties and its Subsidiaries, on a consolidated basis, are Solvent . Section 5.18 Anti - Corruption Laws; Sanctions; Anti - Terrorism Laws . (a) Each Loan Party, its Subsidiaries and their respective officers and employees and their directors and agents, are in compliance with Anti - Corruption Laws and applicable Sanctions . Neither any Loan Party, any of its Subsidiaries or any of their respective directors, officers or employees is a Sanctioned Person . Each Loan Party and each of its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti - Corruption Laws and all applicable Sanctions . (b) No Loan or Letter of Credit, use of the proceeds of any Loan or Letter of Credit or other transactions contemplated hereby will violate Anti - Corruption Laws or applicable Sanctions . No part of the proceeds of the Loans or the Letters or Credit will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the Anti - Corruption Laws . (c) Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the any regulations passed under the USA PATRIOT Act or will violate the Trading with the Enemy Act, the International Emergency Economic Powers Act, or any regulations passed thereunder, including the foreign assets control regulations of the United States Treasury Department ( 31 C . F . R . , Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or successor statute 93 NAI - 1543452693v1 1543452693v6 thereto (together with Sanctions, “ Anti - Terrorism Laws ”). Each Loan Party and each of its Subsidiaries are in compliance with applicable Anti - Terrorism Laws. Section 5 . 19 Material Owned Real Property . Schedule 5 . 19 lists completely and correctly as of the Agreement Date all Material Owned Real Property and the addresses thereof . One or more of the Loan Parties own in fee all the real property set forth on Schedule 5 . 19 . Section 5.20 Accuracy of Information, Etc . (a) Each Loan Party has disclosed to the Credit Parties all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect . Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to any Credit Party in connection with the transactions contemplated hereby and the negotiation of this Credit Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time . (b) As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects . Section 5 . 21 Labor Matters . There are no strikes, lockouts or slowdowns against any Loan Party or any of its Subsidiaries pending or, to the knowledge of any Loan Party, threatened . The hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters . All material payments due from the Loan Parties or any of their Subsidiaries, or for which any claim may be made against any of the Loan Parties or any of their Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party or such Subsidiary . The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any of the Loan Parties or any of their Subsidiaries is bound . Section 5 . 22 Absence of Certain Restrictions . No indenture, certificate of designation for preferred stock, agreement or instrument to which any Loan Party or any of its Subsidiaries is a party (other than this Credit Agreement), prohibits or limits in any way, directly or indirectly the ability of any Subsidiary to make Restricted Payments or loans to, to make any advance on behalf of, or to repay any Indebtedness to, any Loan Party or to another Subsidiary . Section 5 . 23 No Default . No Loan Party nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound in any respect that would reasonably be expected to have a Material Adverse Effect . No Default has occurred and is continuing . Section 5 . 24 Common Enterprise . The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful 94 NAI - 1543452693v1 1543452693v6 performance and operation of each other Loan Party . Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (a) successful operations of each of the other Loan Parties and (b) the credit extended by the Lenders to the Borrower hereunder, both in their separate capacities and as members of the group of companies . Each Loan Party has determined that execution, delivery, and performance of this Credit Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest . Section 5 . 25 Brokers’ Fees . None of the Loan Parties or their Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s, investment banking or other similar fee in connection with any of the transactions contemplated under the Loan Documents other than the closing and other fees payable pursuant to this Credit Agreement and as set forth in the Fee Letter . Section 5 . 26 Affected Financial Institutions . No Loan Party is an Affected Financial Institution . ARTICLE 6 AFFIRMATIVE COVENANTS Until the Termination Date, the Borrower covenants and agrees with the Credit Parties that : Section 6 . 1 Financial Statements and Other Information . The Borrower will furnish or caused to be furnished to the Administrative Agent and each Lender either in hard copy or by electronic communication (including by email, internet and intranet websites) pursuant to procedures approved by the Administrative Agent : (a) within 90 days after the end of each Fiscal Year, (i) the Borrower’s Form 10 - K containing the audited consolidated balance sheet of the Borrower and its Subsidiaries together with the related statements of income, comprehensive income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by Grant Thornton LLP or another registered independent public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) the unaudited consolidating balance sheets of the Borrower and its Subsidiaries and the related statements of income, comprehensive income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year and certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidating basis in accordance with GAAP consistently applied, subject to normal year - end audit adjustments and the absence of footnotes, together with a schedule of other financial information consisting of consolidating or combining details in columnar form with its Subsidiaries separately identified, in accordance with GAAP consistently applied ; provided, that delivery by the Borrower to the Administrative Agent of the Borrower’s annual report on Form 10 - K to the SEC with respect to any fiscal year, or the Borrower’s notice to the Administrative Agent (email being sufficient) of the availability of such report on the SEC’s EDGAR website or the Borrower’s website (to the extent such report complies with the requirements of this clause (a)), within the period specified above shall be deemed to be compliance by the Borrower with this Section 6 . 1 (a) ; 95 NAI - 1543452693v1 1543452693v6

(b) within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year, (i) the Borrower’s Form 10 - Q containing the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the related unaudited statements of income, comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year - end audit adjustments and the absence of footnotes and (ii) the unaudited consolidating balance sheet of the Borrower and its Subsidiaries and the related unaudited statements of income, comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidating basis in accordance with GAAP consistently applied, subject to normal year - end audit adjustments and the absence of footnotes, together with a schedule of other financial information consisting of consolidating or combining details in columnar form with its Subsidiaries separately identified, in accordance with GAAP consistently applied ; provided, that delivery by the Borrower to the Administrative Agent of the Borrower’s quarterly report on Form 10 - Q to the SEC with respect to any fiscal quarter, or the Borrower’s notice to the Administrative Agent (email being sufficient) of the availability of such report on the SEC’s EDGAR website or the Borrower’s website (to the extent such report complies with the requirements of this clause (b)), within the period specified above shall be deemed to be compliance by the Borrower with this Section 6 . 1 (b) ; (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate signed by a Financial Officer of the Borrower (i) stating whether any change in GAAP or in the application thereof has occurred since the date of the Audited Financial Statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate, (ii) containing either a certification that no Default exists or, specifying the nature of each such Default, the nature and status thereof and any action taken or proposed to be taken with respect thereto, (iii) certifying that there have been no changes to the jurisdiction of organization or legal name of any Loan Party since the date of the last Compliance Certificate delivered pursuant to the Credit Agreement, (iv) attaching reasonably detailed calculations demonstrating compliance with Section 7 . 12 , and (v) certifying that the Borrower has no Subsidiaries other than (A) those that existed on the Closing Date and were reflected in the Perfection Certificate on such date, (B) those formed or acquired after the Closing Date with respect to which the Administrative Agent was previously notified either pursuant to Section 6 . 12 of the Credit Agreement, in an additional Perfection Certificate or in a previous Compliance Certificate, and (C) those other Subsidiaries set forth on the relevant Schedule to such Compliance Certificate, which Schedule sets forth for each such Subsidiary whether such Subsidiary is (w) a Domestic Subsidiary, (x) a Subsidiary Guarantor (including the basis for it not being a Subsidiary Guarantor, if applicable), (y) a first tier Foreign Subsidiary or (z) an Excluded Subsidiary (including the basis for its constituting an Excluded Subsidiary) ; (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines) ; (e) within 60 days after the beginning of each Fiscal Year, an annual consolidated and consolidating forecast for the Borrower and its Subsidiaries for such Fiscal Year and the following 96 NAI - 1543452693v1 1543452693v6 two Fiscal Years, including projected consolidated and consolidating statements of income and comprehensive income of the Borrower and its Subsidiaries, all in reasonable detail acceptable to the Administrative Agent ; (f) during the 2024 Covenant Relief Period, (i) as soon as available, and in any event no later than every fourteen (14) days, a 13 - week cash flow forecast setting forth the then - current Liquidity and all projected cash inflows and outflows of the Loan Parties on a line - item basis in form and substance consistent with the presentation format previously provided to the Administrative Agent and (ii) within thirty (30) days after the end of each calendar month, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the related unaudited statements of income and cash flows as of the end of and for such calendar month and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year - end audit adjustments and the absence of footnotes ; (g) on the Fourth Amendment Effective Date, and then together with the quarterly reporting package pursuant to Section 6 . 1 (b) herein for each period after the Fourth Amendment Effective Date and during the 2024 Covenant Relief Period , (i) accounts receivable aging reports and account payable aging reports, (ii) a certification from a Responsible Officer of the Borrower as to the amount of cash and Cash Equivalents of the Borrower at such time, detailed by region and currency of such cash and Cash Equivalents, (iii) a certification from a Responsible Officer of the Borrower as to the accounts receivable of the Borrower at such time, detailed by region of such accounts receivable and (iv) a certification from a Responsible Officer as to the inventory of the Borrower at such time, detailed by region of such inventory ; and (h) promptly following any request therefor, (i) such other information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the USA Patriot Act, the Beneficial Ownership Regulation or other applicable Anti - Corruption and Anti - Terrorism Laws (including those passed pursuant to the USA PATRIOT Act), and (ii) such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as any Credit Party may reasonably request . Section 6.2 Notices of Material Events . The Borrower will furnish or caused to be furnished to the Administrative Agent and each Lender prompt written notice of the following: (a) the occurrence of any Default, specifying the nature and extent thereof; (b) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against, or affecting, any Loan Party or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect ; (c) if requested by Administrative Agent from time to time, copies of any annual report required to be filed in connection with each Pension Plan or Foreign Plan, and as soon as possible after, and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that, any ERISA Event (or any similar event with respect to a Foreign Plan) has occurred that, alone or together with any other ERISA Event (or any similar event with respect to a Foreign Plan) 97 NAI - 1543452693v1 1543452693v6

would reasonably be expected to result in liability of any Loan Party or any ERISA Affiliate in an aggregate amount exceeding the Threshold Amount ; (d) as soon as possible and in no event later than five Business Days after the receipt by any Loan Party or any of its Subsidiaries, of a copy of any notice, summons, citation or other written communication concerning any actual, alleged, suspected or threatened violation of any Environmental Law by, Environmental Claim against or Environmental Liability of, any Loan Party or any of its Subsidiaries, in each case, which would reasonably be expected to have a Material Adverse Effect ; (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by any Loan Party to its shareholders generally, as the case may be ; (f) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6 . 2 ; (g) promptly after any Loan Party or any of its Subsidiaries (i) being required to file reports under Section 15 (d) of the Securities Exchange Act of 1934 , or (ii) registering securities under Section 12 of the Securities Exchange Act of 1934 ; (h) promptly after any Person becomes, or ceases to be, a Subsidiary or a Guarantor, an updated list of Subsidiaries or Guarantors, as the case may be; (i) within five Business Days following the consummation of any acquisition for which the value of the total consideration paid by the Borrower or any Subsidiary (whether in cash or otherwise) is greater than or equal to $ 1 , 000 , 000 , (1) a notice of such acquisition, which notice shall set forth evidence of pro forma compliance with all the financial covenants under the Loan Documents, and (2) true and complete copies of each acquisition document together with all schedules thereto, each executed by all of the parties thereto ; (j) the occurrence of any other development that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect; and (k) any change in the information provided in the most recently delivered Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein. Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer of the Borrower or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto . Section 6 . 3 Existence ; Conduct of Business . The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7 . 3 or any sale, lease, transfer or other disposition permitted by Section 7 . 5 . Section 6 . 4 Payment and Performance of Obligations . The Borrower will, and will cause each of its Subsidiaries to, pay or perform its obligations, including Tax liabilities, that, if not paid or 98 NAI - 1543452693v1 1543452693v6 performed, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being Contested in Good Faith and (b) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect, provided that nothing in this Section shall be deemed to require any Loan Party to pay any subordinated Indebtedness in violation of the subordination provisions applicable thereto . Section 6 . 5 Maintenance of Properties . The Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted . Section 6 . 6 Books and Records ; Inspection Rights . The Borrower will, and will cause each of its Subsidiaries to, (a) keep adequate books of record and account in which full, true and correct entries are made of all transactions in relation to its business and activities and (b) permit any representatives designated by any Credit Party, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accounting firm, all at the expense of the Borrower and at such reasonable times and as often as reasonably requested ; provided , however , during the existence of an Event of Default, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice . Section 6 . 7 Compliance with Laws . The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and maintain all permits and licenses necessary to conduct its business, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect . In addition, and without limiting the foregoing sentence, each Loan Party will, and will cause each of its Subsidiaries to, comply with all applicable Environmental Laws in all material respects, and with Anti - Corruption Laws, applicable Sanctions and the USA PATRIOT Act and the regulations promulgated thereunder in all respects . Section 6.8 Use of Proceeds . (a) The proceeds of the Loans and the Letters of Credit will be used only as follows : (i) on the Closing Date, the proceeds of the Term Loans and the Revolving Loans will be used to consummate the Existing Credit Agreement Refinancing and to pay Transaction Expenses, and (ii) thereafter the proceeds of the Loans and the Letters of Credit will be used (A) to reimburse the L/C Issuer in respect of amounts drawn under Letters of Credit and to reimburse the Swingline Lender in respect of Swingline Loans, (B) to finance Permitted Acquisitions and (C) for general corporate and working capital purposes not inconsistent with the terms hereof or in contravention of any Law or any Loan Document . (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase, acquire or carry any Margin Stock or (b) for any purpose that entails a violation of any of the regulations of the Board, including Regulations T, U and X . The Borrower will not request any Credit Extension, and the Borrower shall not use, and shall ensure that each Loan Party, their respective Subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti - Corruption Laws or (ii) in any 99 NAI - 1543452693v1 1543452693v6

manner that would result in the violation of any applicable Sanctions or any Anti - Terrorism Laws by any Person, including any Credit Party. Section 6 . 9 Information Concerning Collateral . The Borrower will furnish to the Administrative Agent at least 10 days prior written notice of any change in (a) the legal name or jurisdiction of incorporation or formation of any Loan Party, (b) the location of the chief executive office of any Loan Party, its principal place of business, any office in which it maintains books or records relating to Collateral owned or held by it or on its behalf or, except as provided in the applicable Collateral Documents, any office or facility at which Collateral owned or held by it or on its behalf with an aggregate book value in excess of $ 2 , 000 , 000 is located (including the establishment of any such new office or facility), (c) the identity or organizational structure of any Loan Party such that a filed financing statement becomes misleading or (d) the Federal Taxpayer Identification Number or company organizational number of any Loan Party . The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral . The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed . Section 6.10 Insurance . (a) The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies, adequate insurance for its insurable properties, all to such extent and against such risks, including fire, casualty, business interruption and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations and of same or similar size, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it (including the insurance required pursuant to the Collateral Documents) ; and maintain such other insurance as may be required by law . (b) With respect to any portion of any Mortgaged Property that is located in a Flood Zone within a community participating in the Flood Program, the Borrower will, and will cause any applicable Loan Party to, maintain through the Flood Program or through private insurance policies, with financially sound and reputable insurance companies (except to the extent that any insurance company insuring the Mortgaged Property of the Borrower and each other Loan Party ceases to be financially sound and reputable after the Closing Date, in which case, the Borrower shall promptly replace such insurance company with a financially sound and reputable insurance company), (A) such flood insurance coverage under policies issued pursuant to and in compliance with the Flood Insurance Laws (“ Flood Insurance Policies ”) in an amount equal to the maximum limit of coverage available for such Mortgaged Property under Flood Insurance Laws, subject only to deductibles consistent in scope and amount with those permitted under the Flood Program and (B) such additional coverage as required by Administrative Agent, if any, under supplemental private insurance policies in an amount so required by the Administrative Agent . (c) The Borrower will, and will cause each of its Subsidiaries to, (i) cause all such policies of such Loan Party and its Subsidiaries to be endorsed or otherwise amended to include an additional insured endorsement or a “standard” or “New York” lender’s loss payable endorsement, as appropriate, each in form and substance reasonably satisfactory to the Administrative Agent, and which lender’s loss payable endorsement or amendment shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to such Loan Party under such policies directly to the Administrative Agent, (ii) cause all such policies to provide that neither such Loan Party, any Subsidiary or the Administrative Agent nor any other party shall be a 100 NAI - 1543452693v1 1543452693v6 co - insurer thereunder and to contain a “Replacement Cost Endorsement”, without any deduction for depreciation, and such other provisions as the Administrative Agent may reasonably require from time to time to protect its interests, (iii) deliver original or certified copies of all such policies to the Administrative Agent, (iv) cause each such policy to provide that it shall not be canceled, modified or not renewed for any other reason upon not less than 30 days’ (or in the case of Flood Insurance Policies issued by private insurance companies, 45 days’) prior written notice thereof by the insurer to the Administrative Agent, (v) deliver to the Administrative Agent, prior to the cancellation, modification or non - renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor . (d) The Borrower will promptly upon request of the Administrative Agent or any other Lender, deliver to the Administrative Agent (for distribution to all Lenders), evidence of compliance by all Loan Parties with the requirements contained Sections 6 . 10 (a) through (c) in form and substance reasonably acceptable to the Administrative Agent and the Lenders, including, without limitation, evidence of annual renewals of such insurance . (e) The Borrower will, and will cause each of its Subsidiaries to, notify the Administrative Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6 . 10 is taken out by any Loan Party ; and promptly deliver to the Administrative Agent a duplicate original copy of such policy or policies . (f) In connection with the covenants set forth in this Section 6 . 10 , it is understood and agreed that no Credit Party or any of its Related Parties shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6 . 10 , it being understood that (A) each Loan Party shall look solely to its insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against any Credit Party or any of their Related Parties, provided , however , that if the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower (for itself and each of its Subsidiaries) hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against the Credit Parties and their Related Parties . Section 6.11 Casualty Events; Extraordinary Receipts . (a) The Borrower will, and will cause each of its Subsidiaries to, furnish to the Credit Parties prompt written notice of (i) each Casualty Event or other insured damage to any portion of any property owned or held by or on behalf of itself or any of its Subsidiaries or the commencement of any action or proceeding for the condemnation or other taking of any such property or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding, and (ii) each Extraordinary Receipt . (b) If any Casualty Event results in Net Cash Proceeds (whether in the form of insurance proceeds, condemnation award or otherwise), the Administrative Agent is authorized to collect such Net Cash Proceeds in excess of $ 3 , 000 , 000 and, if received by any Loan Party or any of its Subsidiaries, such Net Cash Proceeds shall not be commingled with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent hereunder and shall be forthwith paid over to the Administrative Agent, provided that (i) to the extent that any Loan Party or any of its Subsidiaries intends to use any such Net Cash Proceeds to repair, restore, reinvest or replace assets of the Borrower or any of its Subsidiaries as provided in the definition of Net Cash Proceeds, the Administrative Agent shall, subject to the terms and conditions of such proviso, deliver such Net Cash Proceeds to the Borrower on behalf of the applicable Loan Party, (ii) 101 NAI - 1543452693v1 1543452693v6

otherwise, the Administrative Agent shall, and each Loan Party hereby authorizes the Administrative Agent to, apply such Net Cash Proceeds to prepay the Loans in accordance with Section 2 . 7 and (iii) all proceeds of business interruption insurance shall be paid over to the Borrower unless a Default has occurred and is continuing . (c) All proceeds received by or paid to the Administrative Agent that do not constitute Net Cash Proceeds shall be paid over to the Borrower on behalf of the applicable Loan Party unless a Default has occurred and is continuing . Section 6 . 12 Covenant to Guarantee and Provide Security . If any Domestic Subsidiary of a Loan Party (other than an Excluded Subsidiary or a Subsidiary that is a party to this Credit Agreement and the Collateral Documents) is formed or acquired after the Agreement Date or if an Excluded Subsidiary ceases to be an Excluded Subsidiary, the Borrower will notify the Credit Parties in writing thereof within 10 Business Days following the date on which such Subsidiary is formed or acquired or such Excluded Subsidiary ceases to be an Excluded Subsidiary (or such later date as may be acceptable to the Administrative Agent in its sole discretion) and, by such date : (a) the Borrower will cause each such Subsidiary to (A) execute and deliver a Subsidiary Joinder Agreement and a Perfection Certificate and (B) promptly take such actions to create and perfect Liens on such Subsidiary’s assets to secure the Secured Obligations as the Administrative Agent shall reasonably request (including the execution and delivery of any collateral document necessary or appropriate to create and perfect Liens with respect to such Subsidiary’s owned or leased real property or any Collateral Access Agreement or similar document) (it being understood that not more than 100 % of the non - voting Equity Interests (if any) and 65 % of the voting Equity Interests in each First Tier Foreign Subsidiary that is a Controlled Foreign Corporation shall be pledged), (b) if any Equity Interests issued by any such Subsidiary are owned or held by or on behalf of any Loan Party, the Borrower will cause such Equity Interests to be pledged pursuant to the Collateral Documents not later than the 10 th Business Day after the date on which such Subsidiary is formed or acquired, (c) the Borrower will cause each such Subsidiary to become a party to the Master Intercompany Note not later than the 10 th Business Day after the date on which such Subsidiary is formed or acquired, and (d) the Borrower will deliver or cause to be delivered to the Administrative Agent such certificates and legal opinions (provided, that the Administrative Agent may agree in writing, in its discretion, to waive delivery of such legal opinion) as would have been required had such Subsidiary been a Subsidiary Guarantor on the Closing Date . Section 6 . 13 Environmental Matters . The Borrower will, and will cause each of its Subsidiaries to, (a) conduct its operations in material compliance with all applicable Environmental Laws, (b) implement any and all investigation, remediation, removal and response actions that either are necessary to materially comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, under, or from any of their owned or leased property or are requested by Government Authorities pursuant to Environmental Law, (c) notify the Administrative Agent promptly upon becoming aware of any violation of Environmental Laws or any Release of Hazardous Materials on, at, under, or from, any property that is reasonably likely to result in an Environmental Claim against any Loan Party or any of its Subsidiaries in excess of the Threshold Amount in the aggregate and promptly forward to the Administrative Agent a copy of any written communication received in connection therewith . If the Administrative Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or a 102 NAI - 1543452693v1 1543452693v6

Release of Hazardous Materials on, at, under, or from any property owned or leased by any Loan Party or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect, then, subject to Section 9 . 3 (d) , upon request by the Administrative Agent the Borrower shall cause such Loan Party to permit the Administrative Agent to appoint a nationally - recognized independent environmental testing firm or such other consultant as the Administrative Agent shall determine, at the Loan Parties’ expense, to have access to all property owned or leased by each Loan Party and each of its Subsidiaries for the purpose of conducting such environmental testing, including subsurface sampling of soil and groundwater, as the Administrative Agent deems appropriate to investigate the subject of the potential violation or Release . Section 6 . 14 Certain Post - Closing Obligations . As promptly as practicable, and in any event within the time periods after the Closing Date specified in Schedule 6 . 14 or such later date as the Administrative Agent reasonably agrees to in writing, the Borrower and each other Loan Party shall deliver the documents or take the actions specified on Schedule 6 . 14 , in each case except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement” . Section 6.15 Milestones. (a) The Borrower shall continue to retain the Investment Banker at all times for the purpose of assisting with the consummation of the Refinancing . The Administrative Agent shall have complete access to the Investment Banker and the Investment Banker’s work product (excluding any matter that is covered by a protective privilege of the Borrower, such as attorney - client and/or attorney work product privilege), the Borrower shall cause the Investment Banker to speak freely with the Administrative Agent without prior notice to the Borrower concerning the Refinancing and provide the Administrative Agent with copies of its work product (excluding any matter that is covered by a protective privilege of the Borrower, such as attorney - client and/or attorney work product privilege), and the Borrower shall cause the Investment Banker to provide bi - weekly updates to the Administrative Agent and the Lenders in form and scope acceptable to the Administrative Agent and the Lenders, shall cause the Investment Banker to make itself available for discussions with the Administrative Agent and the Lenders from time to time upon the request of the Administrative Agent (and at the Borrower’s sole cost and expense) and shall cause the Investment Banker to be available for, and actively participate in, such discussions with the Administrative Agent and the Lenders . (b) On or prior to March 14 , 2025 , the Borrower shall select and formally engage, pursuant to an engagement letter in form and substance acceptable to the Administrative Agent, a financial advisor acceptable to the Administrative Agent (the “Financial Advisor”) to assist with the preparation of a 2025 business plan, liquidity projections and other financial budgeting items, and thereafter the Borrower shall continue to retain such Financial Advisor at all times for such purposes . The Administrative Agent shall have complete access to the Financial Advisor and the Financial Advisor’s work product (excluding any matter that is covered by a protective privilege of the Borrower, such as attorney - client and/or attorney work product privilege), the Borrower shall cause the Financial Advisor to speak freely with the Administrative Agent without prior notice to the Borrower and provide the Administrative Agent with copies of its work product (excluding any matter that is covered by a protective privilege of the Borrower, such as attorney - client and/or attorney work product privilege), and the Borrower shall cause the Financial Advisor to provide bi - weekly updates to the Administrative Agent and the Lenders in form and scope acceptable to the Administrative Agent and the Lenders, shall cause the Financial Advisor to make itself available for discussions with the Administrative Agent and the Lenders from time to time upon the request of the Administrative Agent (and at the Borrower’s sole cost and expense) and shall cause the Financial Advisor to be available for, and actively participate in, such discussions with the Administrative Agent and the Lenders . 103 NAI - 1543452693v1 1543452693v6

(c) On or prior to April 30 , 2025 , the Borrower shall deliver or cause to be delivered to the Administrative Agent and the Lenders copies of one or more fully - executed engagement letters, proposal letters, letters of intent or other bona fide indications of interest from one or more potential lenders with respect to the Refinancing on terms and conditions acceptable to the Administrative Agent . (d) On or prior to May 23 , 2025 , the Borrower shall deliver or cause to be delivered to the Administrative Agent and the Lenders a term sheet or commitment letter from one or more potential lenders (in each case, which may be subject to usual and customary conditions precedent to funding, including but not limited to finalization of documentation, completion of due diligence, and final credit approval by the refinancing lender) that provides for the Refinancing on terms and conditions acceptable to the Administrative Agent . (e) On or prior to June 13 , 2025 , the Borrower shall deliver or cause to be delivered to the Administrative Agent and the Lenders (i) a statement of sources and uses with respect to the proceeds of the Refinancing and (ii) evidence that the refinancing lender’s conditions to closing (other than customary closing deliveries) the Refinancing, including, without limitation, obtaining of necessary approvals and commitments, are satisfied . (f) On or prior to June 30 , 2025 , the Borrower shall consummate the Refinancing (including, for the avoidance of doubt, the payment in full in cash of all Loan Document Obligations and the termination of all Commitments) . With respect to each of the foregoing clauses (a) through (e), in the event that the applicable documentation (or relevant arrangements) with respect thereto is terminated subsequent to its delivery to the Administrative Agent, said termination shall constitute an immediate Event of Default, unless the Borrower shall concurrently deliver to the Administrative Agent replacement documentation that would be sufficient to satisfy such clause (determined as if such replacement documentation were delivered on or prior to the applicable deadline) . ARTICLE 7 NEGATIVE COVENANTS Until the Termination Date, the Borrower covenants and agrees with the Credit Parties that: Section 7.1 Indebtedness; Equity Interests . (a) The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except : (i) Indebtedness created under the Loan Documents; (ii) Indebtedness existing on the Agreement Date and set forth in Schedule 7 . 1 , and any Refinancing Indebtedness with respect thereto ; (iii) Indebtedness of the Borrower or any of its Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Finance Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any Refinancing Indebtedness with respect thereto, provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or 104 NAI - 1543452693v1 1543452693v6 improvement and (B) the aggregate outstanding principal amount of Indebtedness permitted by this clause (iii) shall not, without duplication, exceed $1,000,000 at any time; (iv) Indebtedness of any Person that becomes a Subsidiary of the Borrower after the Agreement Date, and any Refinancing Indebtedness with respect thereto, provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate outstanding principal amount of Indebtedness permitted by this clause (iv) shall not, without duplication, exceed $ 1 , 000 , 000 at any time ; (v) intercompany Indebtedness of the Borrower or any Subsidiary owing to and held by the Borrower or any Subsidiary ; provided , however , that (A) if the Borrower or any Subsidiary Guarantor is the obligor on such Indebtedness and any Subsidiary (other than a Subsidiary Guarantor) is the obligee thereof, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Secured Obligations (including, with respect to any Subsidiary Guarantor, its obligations under the Security Agreement), (B) Indebtedness owed to the Borrower or any Subsidiary Guarantor must be evidenced by the Master Intercompany Note or an unsubordinated promissory note pledged to the Administrative Agent under the Security Agreement and (C) Indebtedness of Subsidiaries (other than Subsidiary Guarantors) owed to the Borrower and/or a Subsidiary Guarantor may not exceed $ 1 , 000 , 000 in the aggregate at any time outstanding ; (vi) Guarantees by (A) any Loan Party of Indebtedness of any other Loan Party, (B) any Non - Loan Party Subsidiary of Indebtedness of any other Non - Loan Party Subsidiary, and (C) any Non - Loan Party Subsidiary of any Indebtedness of any Loan Party, provided that, in each case, such Indebtedness is otherwise permitted by this Section 7 . 1 (a) ; (vii) obligations under any Swap Agreements permitted by Section 7.7 ; (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business ; (ix) unsecured guarantees arising as a result of customary indemnification obligations to purchasers that are not Affiliates of a Loan Party in connection with any Disposition permitted by Section 7 . 5 ; (x) Indebtedness incurred in the ordinary course of business under (A) appeal bonds or similar instruments and (B) surety bonds, payment bonds, performance bonds, bid bonds, completion guarantees and similar obligations, workers’ compensation claims, health, disability or other employee benefits, and bankers acceptances issued for the account of any Loan Party or its Subsidiaries and unsecured guarantees thereof ; (xi) Earn - Out Obligations owing to sellers incurred in connection with a Permitted Acquisition so long as the maximum amount of potential liability in respect of such Earn - Out Obligations does not exceed $ 1 , 000 , 000 in the aggregate at any time outstanding and are subject to payment and subordination terms reasonably acceptable to the Administrative Agent in its discretion ; (xii) contingent payment obligations and contingent liabilities in respect of any indemnification obligations and adjustments of purchase price, in each case in connection with a Permitted Acquisition ; and 105 NAI - 1543452693v1 1543452693v6

(xiii) additional unsecured Indebtedness (in addition to Indebtedness described in clauses (i) through (xii) above) in an aggregate principal amount not to exceed $ 1 , 000 , 000 at any one time outstanding ; provided , that (x) from and after the Fourth Amendment Effective Date , no Indebtedness pursuant to clauses (iii), (iv), (v) (solely with respect to Indebtedness owed by a Non - Loan Party Subsidiary to a Loan Party), (vi), (vii), (xi) and (xiii) of this Section 7 . 1 shall be created, incurred after the Fourth Amendment Effective Date until the end of the 2024 Covenant Relief Period or assumed, other than (i) in the case of clause (v) intercompany Indebtedness in connection with the US Systems and Legal Entity Consolidation Project and (ii) in the case of clauses (v) and (xiii) Indebtedness incurred in the ordinary course of business consistent with past practice . and (y) from and after the Fifth Amendment Effective Date, notwithstanding anything to the contrary contained herein (but without limiting the restrictions set forth in the foregoing clause (x), which, for the avoidance of doubt, shall continue to apply), the Borrower will not, and will not permit any of its Subsidiaries to, create, incur or assume any Indebtedness, other than (i) in the case of Indebtedness pursuant to clause (v) of this Section 7 . 1 , intercompany Indebtedness in connection with the US Systems and Legal Entity Consolidation Project and (ii) in the case of any other Indebtedness, in the ordinary course of business consistent with past practices (and, for the avoidance of doubt, in each case, such creation, incurrence or assumption must otherwise be permitted under this Section 7 . 1 and other applicable provisions of this Credit Agreement and the other Loan Documents) . (b) the Borrower will not, and will not permit any of its Subsidiaries to, (i) issue any Disqualified Equity Interests, or (ii) be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any Equity Interests of any Loan Party or any of its Subsidiaries, except as permitted under Section 7 . 8 . Section 7 . 2 Liens . The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except : (a) Liens created under the Loan Documents; (b) Permitted Encumbrances; (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the Agreement Date and set forth in Schedule 7 . 2 , provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Agreement Date and any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof ; (d) any Lien on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary, provided that (i) such Lien secures Indebtedness permitted by Section 7 . 1 (a)(iii) , (ii) such Lien and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary ; (e) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Agreement Date prior to the time such Person becomes a Subsidiary, provided that (i) such Lien secures Indebtedness permitted by Section 7 . 1 (a)(iv) , (ii) such Lien is not created in contemplation of or 106 NAI - 1543452693v1 1543452693v6 in connection with such acquisition or such Person becoming a Subsidiary, as applicable, (iii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iv) such Lien shall secure only the Indebtedness and other obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as applicable, and any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof ; and (f) Liens of a depository bank or securities intermediary permitted by any Control Agreement . ; provided that, from and after the Fifth Amendment Effective Date, notwithstanding anything to the contrary contained herein, the Borrower will not, and will not permit any of its Subsidiaries to, create, incur or assume any Liens on any property or asset now owned or hereafter acquired by it, other than, in each case, in the ordinary course of business consistent with past practices (and, for the avoidance of doubt, in each case, such creation, incurrence or assumption must otherwise be permitted under this Section 7 . 2 and other applicable provisions of this Credit Agreement and the other Loan Documents) . Section 7 . 3 Fundamental Changes ; Business ; Fiscal Year . (a) The Borrower will not, and will not permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise Dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the Equity Interests issued by any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve or consummate a Division, provided that, if at the time thereof and immediately after giving effect thereto, no Default shall or would have occurred and be continuing : (i) any Wholly - Owned Subsidiary of the Borrower may merge into or consolidate with (A) the Borrower in a transaction in which the Borrower is the surviving entity, (B) any Subsidiary Guarantor in a transaction in which such Subsidiary Guarantor is the surviving entity, and (C) to the extent such Subsidiary is a Non - Loan Party Subsidiary, any other Non - Loan Party Subsidiary ; (ii) the Borrower or any Subsidiary may merge into or consolidate with any Person in a transaction that is not permitted by Section 7 . 3 (a)(i) , provided that (x) in the case of a merger involving the Borrower, the Borrower shall be the surviving entity of such merger, (y) such merger is permitted by Section 7 . 4 and either (A) the Subsidiary Guarantor shall be the surviving entity or (B) such other Person shall become a Subsidiary Guarantor pursuant to Section 6 . 12 , and (z) such merger shall not be prohibited by Section 7 . 5 ; (iii) (A) any Subsidiary of a Loan Party may sell, transfer, lease or otherwise Dispose of all or substantially all of its assets to the Borrower or to any Subsidiary Guarantor and (C) any Non - Loan Party Subsidiary may sell, transfer, lease or otherwise Dispose of all or substantially all of its assets to the Borrower or any Subsidiary of the Borrower ; (iv) the Borrower or any of its Subsidiaries may sell, transfer, lease or otherwise Dispose of its assets in a transaction that is not permitted by Section 7 . 3 (a)(iii) , provided that such sale, transfer, lease or other Disposition is permitted by Section 7 . 5 ; and (v) (A) any Non - Loan Party Subsidiary may liquidate or dissolve so long as any remaining assets are transferred to another Non - Loan Party Subsidiary or a Loan Party and (B) any Subsidiary Guarantor may liquidate or dissolve so long as any remaining assets of such Subsidiary Guarantor are transferred to another Loan Party ; provided that, in each case, the Borrower determines in good faith that such liquidation or dissolution is in the best interests of 107 NAI - 1543452693v1 1543452693v6

Borrower and its Subsidiaries and is not disadvantageous to the Administrative Agent or any Lender in any material respect; (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than an Approved Line of Business ; and (c) The Borrower will not, and will not permit any of its Subsidiaries to, change its Fiscal Year. Section 7 . 4 Investments, Loans, Advances, Guarantees and Acquisitions . The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger or Division) any Investment, make or permit to exist any Guarantees of any obligations of, or make or permit to exist any investment or any other interest in, any other Person, make any Acquisition or purchase or otherwise enter into or become party to any derivative transaction, except : (a) Investments in cash and Cash Equivalents; (b) investments existing on the Agreement Date and set forth in Schedule 5.13 and Schedule 7.4; (c) equity Investments made by the Borrower in the Equity Interests of any Subsidiary Guarantor or any Non - Loan Party Subsidiary and made by any Subsidiary Guarantor in the Equity Interests of any other Subsidiary Guarantor or any Non - Loan Party Subsidiary ; provided that Investments pursuant to this Section 7 . 4 (c) in any Non - Loan Party Subsidiary shall not exceed $ 1 , 000 , 000 in the aggregate after the Agreement Date less any amounts expended pursuant to subsection (e) below ; (d) Investments constituting Indebtedness made by (i) any Loan Party to any Subsidiary thereof or (ii) any Subsidiary to any Loan Party or another Subsidiary, in each case subject to the limitations set forth in Section 7 . 1 (a)(v) and (vi) ; (e) acquisitions made by (i) any Loan Party from any other Loan Party ; (ii) any Non - Loan Party Subsidiary from any other Non - Loan Party Subsidiary ; and (iii) any Non - Loan Party Subsidiary from any Loan Party ; provided, that, with respect to this clause (iii), the amount of any such Investments shall not exceed $ 1 , 000 , 000 in the aggregate after the Closing Date less any amounts expended pursuant to subsection (c) above and provided, further, that no material assets of the Loan Parties (including, without limitation, any Intellectual Property) shall be acquired by a Non - Loan Party pursuant to this clause (iii) ; (f) Guarantees permitted by Section 7.1(a) ; (g) Swap Agreements permitted by Section 7.7 ; (h) Permitted Acquisitions; (i) payroll, commission, travel and other similar cash advances made to directors (or comparable Persons), officers or employees in the ordinary course of business ; (j) (i) promissory notes and other non - cash consideration received in connection with Dispositions permitted by Section 7 . 5 and (ii) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business as a result of 108 NAI - 1543452693v1 1543452693v6 insolvency, bankruptcy, reorganization, or other similar proceeding involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries ; (k) Investments of any Person existing at the time such Person becomes a Subsidiary or consolidates or merges with Borrower or any Subsidiary thereof (including in connection with a Permitted Acquisition) so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger ; (l) deposits of cash made in the ordinary course of business to secure performance of (i) operating leases and (ii) other contractual obligations that do not constitute Indebtedness, including earnest money deposits made in cash in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition ; (m) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business ; and (n) so long as no Default shall have occurred and be continuing or would immediately result therefrom, other Investments by the Borrower and its Subsidiaries after the Agreement Date in an aggregate amount not to exceed $ 1 , 000 , 000 ; provided , that (x) from and after the Fourth Amendment Effective Date , no Investments pursuant to clauses (c), (d), (e), (f), (g), (h), (j), (k), and (n) of this Section 7 . 4 shall be made after the Fourth Amendment Effective Date until the end of the 2024 Covenant Relief Period , other than (i) in connection with the US Systems and Legal Entity Consolidation Project and (ii) in the case of clauses (c) and (d) Investments made in the ordinary course of business consistent with past practice . and (y) from and after the Fifth Amendment Effective Date, notwithstanding anything to the contrary contained herein (but without limiting the restrictions set forth in the foregoing clause (x), which, for the avoidance of doubt, shall continue to apply), the Borrower will not, and will not permit any of its Subsidiaries to, purchase or acquire (including pursuant to any merger or Division) any Investment, make any Guarantees of any obligations of, or make any investment or any other interest in, any other Person, make any Acquisition or purchase or otherwise enter into or become party to any derivative transaction, other than, in each case, in the ordinary course of business consistent with past practices (and, for the avoidance of doubt, in each case, such transaction must otherwise be permitted under this Section 7.4 and other applicable provisions of this Credit Agreement and the other Loan Documents) . In determining the amount of Investments, acquisitions, loans, and advances permitted under this Section 7 . 4 , Investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein) minus all returns of principal, capital, dividends, distributions and other cash returns thereof and minus all liabilities expressly assumed by another Person in connection with the sale or other Disposition of any Investment, and loans and advances shall be taken at the principal amount thereof then remaining unpaid . 109 NAI - 1543452693v1 1543452693v6 Section 7.5 Dispositions . The Borrower will not, and will not permit any of its Subsidiaries to, Dispose of any of its assets except: (a) issuances of Qualified Equity Interests by any Wholly - Owned Subsidiary of a Loan Party to a Loan Party, in each case subject to the Collateral and Guarantee Requirement and Section 2 . 7 (b)(i)(B) ; (b) the sale or lease of inventory in the ordinary course of business;

(c) the use or transfer of money, cash or Cash Equivalents in a manner that is not prohibited by the terms of this Credit Agreement or the other Loan Documents ; (d) the licensing and sublicensing on a non - exclusive basis of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, and the leasing and subleasing of any other property ; (e) the granting of Liens permitted hereunder and the other transactions permitted by Section 7.2 ; (f) any Casualty Event and the Disposition of any property subject thereto; (g) the abandonment, cancellation or lapse of issued patents, registered trademarks and other registered intellectual property of a Loan Party or Subsidiary thereof to the extent, in such Loan Party’s reasonable business judgment, not economically desirable in the conduct of such Loan Party’s business or so long as such lapse is not materially adverse to the interests of the Lenders and (ii) the expiration of patents in accordance with their statutory terms ; (h) the sale of assets (other than Equity Interests of any Wholly - Owned Subsidiary, unless all of the Equity Interests of such Wholly - Owned Subsidiary (other than the Borrower) are sold in accordance with this clause (h)) for at least fair market value, so long as (A) no Default then exists or would immediately result therefrom, (B) at least 75 % of the consideration received by the applicable Loan Party consists of cash or Cash Equivalents and is paid at the time of the closing of such sale, (C) the Net Cash Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 2 . 7 (b)(i)(A) and (D) the aggregate amount of the cash and non - cash proceeds received from all assets sold pursuant to this clause (i) shall not exceed $ 2 , 500 , 000 in the aggregate during the term of this Credit Agreement (for this purpose, using the fair market value of property other than cash and Cash Equivalents) ; (i) Dispositions of assets acquired by the Borrower and its Subsidiaries pursuant to a Permitted Acquisition consummated within 12 months of the date of such Permitted Acquisition in an aggregate amount not to exceed $ 500 , 000 for each such Permitted Acquisition ; (j) any trade in of equipment in exchange for other equipment in the ordinary course of business ; and (k) the unwinding or terminating of hedging arrangements or transactions contemplated by any Swap Agreement which are not prohibited hereunder . ; provided that, from and after the Fifth Amendment Effective Date, notwithstanding anything to the contrary contained herein, the Borrower will not, and will not permit any of its Subsidiaries to, Dispose of any of its assets, other than, (i) unwinding that certain Swap Agreement entered into by the Borrower on February 28 , 2023 and (ii) in each case, in the ordinary course of business consistent with past practices (and, for the avoidance of doubt, in each case, such Disposition must otherwise be permitted under this Section 7 . 5 and other applicable provisions of this Credit Agreement and the other Loan Documents) . To the extent the Required Lenders or all the Lenders, as applicable, waive the provisions of this Section 7 . 5 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 7 . 5 , such Collateral (unless sold to a Loan Party) shall be sold automatically free and clear of the Liens created by the Collateral Documents and, at the expense of the Loan Parties, the Administrative 110 NAI - 1543452693v1 1543452693v6

Agent shall take all reasonable actions any Loan Party reasonably requests in writing in order to effect the foregoing . Section 7 . 6 Sale and Lease Back Transactions . The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback arrangement, directly or indirectly, with any Person . Section 7 . 7 Swap Agreements . The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any Subsidiary) and that are not for speculative purposes, and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest - bearing liability or investment of such Loan Party or Subsidiary . Section 7 . 8 Restricted Payments . The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay for or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except : (a) subject to the Collateral and Guarantee Requirement, any Subsidiary of the Borrower may declare and pay, and agree to pay, dividends and other distributions with respect to its Equity Interests payable solely in perpetual common Equity Interests (other than Disqualified Equity Interests), (a) [reserved], (b) any Subsidiary of the Borrower may declare and pay dividends or other distributions with respect to its Equity Interests to the Borrower or any Subsidiary Guarantor, (c) so long as (i) no Default shall have occurred and be continuing both before and after giving effect thereto and (ii) the Consolidated Net Leverage Ratio, calculated on a Pro Forma Basis after giving effect thereto, shall be no greater than 0 . 25 x less than the maximum Consolidated Net Leverage Ratio permitted by Section 7 . 12 (a) for the subject period, the Borrower may make additional Restricted Payments in an aggregate amount not to exceed $ 500 , 000 ; and [reserved] ; and (d) the making of dividends or distributions by a Non - Loan Party Subsidiary to a Loan Party or another Non - Loan Party Subsidiary ; provided , that, during the 2024 Covenant Relief Period, no Restricted Payments pursuant to clauses (a) and (c) of this Section 7 . 8 shall be permitted . provided that, from and after the Fifth Amendment Effective Date, notwithstanding anything to the contrary contained herein, the Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay for or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, other than, in each case, in the ordinary course of business consistent with past practices (and, for the avoidance of doubt, in each case, such transaction must otherwise be permitted under this Section 7 . 8 and other applicable provisions of this Credit Agreement and the other Loan Documents) . Section 7 . 9 Transactions with Affiliates . The Borrower will not, and will not permit any of its Subsidiaries to, Dispose (including pursuant to a merger or Division) of any property or assets to, or purchase, lease or otherwise acquire (including pursuant to a merger or Division) any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in 111 NAI - 1543452693v1 1543452693v6

Consolidated Net Leverage Ratio Fiscal Quarter Ended 4.00 to 1.00 December 31, 2020 3.75 to 1.00 March 31, 2021 3.50 to 1.00 June 30, 2021 3.25 to 1.00 September 30, 2021 3.00 to 1.00 December 31, 2021 3.75 to 1.00 March 31, 2022 112 NAI - 1543452693v1 1543452693v6 the ordinary course of business and at prices and on terms and conditions not less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s - length basis from unrelated third parties (it being understood that this Section shall not apply to any transaction that is expressly permitted under Sections 7 . 1 , 7 . 3 , 7 . 4 , 7 . 5 or 7 . 8 of this Credit Agreement between or among the Loan Parties and not involving any other Affiliate) and (b) the Transactions . Section 7 . 10 Restrictive Agreements . The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets (unless such agreement or arrangement does not prohibit, restrict or impose any condition upon the ability of any Loan Party to create, incur or permit to exist, or the ability of the Administrative Agent to exercise any right or remedy with respect to, any Lien in favor of the Secured Parties created under the Loan Documents) or (b) the ability of any Subsidiary to pay dividends or make other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary, provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by the Loan Documents, (B) restrictions and conditions existing on the Agreement Date identified on Schedule 7 . 10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), and (C) customary restrictions and conditions contained in agreements relating to the sale of a subsidiary pending such sale ; provided that such restrictions and conditions apply only to its Subsidiary that is to be sold and such sale is permitted hereunder, (ii) clause (a) of this Section shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Credit Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (iii) clause (a) of this Section shall not apply to customary provisions in agreements restricting the assignment thereof . Section 7 . 11 Amendment of Material Documents . The Borrower will not, and will not permit any of its Subsidiaries to, amend, supplement modify or waive any of its rights under any Subordinated Debt Document or any of its Organizational Documents, other than immaterial amendments, modifications or waivers that would not reasonably be expected to adversely affect the Credit Parties, provided that the Borrower shall deliver or cause to be delivered to the Administrative Agent and each Lender a copy of all amendments, modifications or waivers thereto promptly after the execution and delivery thereof . Section 7.12 Financial Covenants . (a) Consolidated Net Leverage Ratio . The Borrower will not permit the Consolidated Net Leverage Ratio as of the end of any fiscal quarter during any period set forth in the following table to be greater than the ratio set forth therein with respect to such period :

Consolidated Fixed Charge Coverage Ratio Fiscal Quarter Ended 1.25 to 1.00 December 31, 2020 through March 31, 2024 0.95 to 1.00 June 30, 2024 0.70 to 1.00 September 30, 2024 0.70 to 1.00 December 31, 2024 1.25 to 1.00 March 31, 2025 and thereafter 3.75 to 1.00 June 30, 2022 3.75 to 1.00 September 30, 2022 4.25 to 1.00 December 31, 2022 4.00 to 1.00 March 31, 2023 3.75 to 1.00 June 30, 2023 3.25 to 1.00 September 30, 2023 3.00 to 1.00 December 31, 2023 3.00 to 1.00 March 31, 2024 3.75 to 1.00 June 30, 2024 4.50 to 1.00 September 30, 2024 4.00 to 1.00 December 31, 2024 3.00 to 1.00 March 31, 2025 and thereafter ; provided that the Financial Covenant set forth in this Section 7 . 12 (a) shall not be tested for the fiscal quarter ended March 31 , 2025 (it being understood and agreed that such Financial Covenant (and the related Consolidated Net Leverage Ratio set forth above) shall continue to apply for purposes of determining compliance with any test contained in this Credit Agreement requiring compliance (or pro forma compliance) with such Financial Covenant, this Section 7 . 12 (a) or any particular Consolidated Net Leverage Ratio set with reference to the level set forth in this Section 7 . 12 (a) on a Pro Forma Basis or giving Pro Forma Effect to any transaction(s)) . (b) Consolidated Fixed Charge Coverage Ratio . The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter during any period set forth in the following table to be less than the ratio set forth therein with respect to such period : ; provided that the Financial Covenant set forth in this Section 7 . 12 (b) shall not be tested for the fiscal quarter ended March 31 , 2025 (it being understood and agreed that such Financial Covenant (and the related Consolidated Fixed Charge Coverage Ratio set forth above) shall continue to apply for purposes of determining compliance with any test contained in this Credit Agreement requiring compliance (or pro forma compliance) with such Financial Covenant, this Section 7 . 12 (b) or any particular Consolidated Fixed Charge Coverage Ratio set with reference to the level set forth in this Section 7 . 12 (b) on a Pro Forma Basis or giving Pro Forma Effect to any transaction(s)) . (c) Liquidity. The Borrower will not permit the Liquidity, as of the date of delivery of any 13 - week cash flow forecast pursuant to Section 6.1(f), to be less than $3,500,000. 113 NAI - 1543452693v1 1543452693v6

Section 7 . 13 Payments on Subordinated Debt . The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay for or make, directly or indirectly, any payment of principal or interest or any purchase, redemption, retirement, acquisition or defeasance with respect to any Indebtedness of such Person which is subordinated to the payment of the Loan Document Obligations except that so long as no Default shall have occurred and shall be continuing or would immediately result therefrom, the Borrower or any Subsidiary may make payments of Subordinated Debt to the extent permitted by the subordination provisions applicable thereto . Section 7 . 14 Government Regulation . The Borrower will not, and will not permit any of its Subsidiaries to, (a) at any time be or become the subject of any law, regulation, or list of any government agency (including the United States Office of Foreign Asset Control list) that prohibits or limits any Lender from making any loans or extension of credit (including the Loans and the Letters of Credit) to any Loan Party or from otherwise conducting business with any Loan Party, or (b) fail to provide documentary and other evidence of any Loan Party’s identity as may be requested by any Credit Party at any time to enable such Credit Party to verify any Loan Party’s identity or to comply with any applicable law or regulation, including Section 326 of the USA PATRIOT Act . Section 7 . 15 Hazardous Materials . The Borrower will not, and will not permit any of its Subsidiaries to, cause or permit a Release or threat of Release of Hazardous Materials on, at, in, above, to, from or about any of the property where such Release or threat of Release would (a) violate, or form the basis for any Environmental Claims under, any Environmental Law or any Environmental Permit or (b) otherwise adversely impact the value or marketability of any property of any Loan Party or any of its Subsidiaries or any of the Collateral, other than such Release, violation or Environmental Claim as would not reasonably be expected to result in a material Environmental Liability . ARTICLE 8 EVENTS OF DEFAULT Section 8.1 Events of Default . Any of the following shall constitute an Event of Default: (a) Non - Payment of Principal or L/C Disbursement . Any Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise . (b) Other Non - Payment . Any Loan Party shall fail to pay any interest on any Loan or on any reimbursement obligation in respect of any L/C Disbursement or any fee, commission or any other amount (other than an amount referred to in clause (a) of this Section) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days . (c) Representations and Warranties . Any representation or warranty made or deemed made by or on behalf of any Loan Party or any of its Subsidiaries in or in connection with any Loan Document or any amendment or modification hereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made . (d) Specific Covenants . Any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Sections 6 . 1 , 6 . 2 (a) , 6 . 3 , 6 . 7 , 6 . 8 , 6 . 10 , 6 . 12 or , 6 . 14 or 114 NAI - 1543452693v1 1543452693v6

6.15 , in Article 7 or any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in the Guarantee Agreement or any Collateral Document to which it is a party. (e) Other Covenants . Any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document to which it is a party (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after the occurrence thereof . (f) Cross Default - Payment Default on Material Indebtedness . Any Loan Party shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to any applicable grace period) . (g) Other Cross - Defaults . (i) Any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or payment date, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due prior to their scheduled maturity or payment date or to require the prepayment, repurchase, redemption or defeasance thereof prior to their scheduled maturity or payment date (in each case after giving effect to any applicable notice and any applicable cure period), provided that this clause (g) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale, transfer or other disposition of the property or assets securing such Indebtedness ; or (ii) any Loan Party or any of its Subsidiaries shall breach or default on any payment obligation constituting a Swap Agreement Obligation . (h) Involuntary Proceedings . An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered . (i) Voluntary Proceedings . Any Loan Party or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing . (j) Inability to Pay Debts . Any Loan Party or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due . (k) Judgments . One or more (i) non - monetary judgments which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) judgments for the payment of money in an aggregate amount in excess of the Threshold Amount shall be rendered against any Loan Party or any of its Subsidiaries or any combination thereof (which shall not be fully covered (without taking into account any applicable deductibles) by insurance from an unaffiliated insurance 115 NAI - 1543452693v1 1543452693v6 company with an A . M . Best financial strength rating of at least A - , it being understood that even if such amounts are covered by insurance from such an insurance company, such amounts shall count against such basket if responsibility for such amounts has been denied by such insurance company) and the same shall remain undischarged or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any of its Subsidiaries to enforce any such judgment . (l) ERISA Events . (i) An ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of any Loan Party or any of its Subsidiaries (or in the case of an ERISA Event described in subsection (b) of the definition of that term in Section 1 . 1 , could reasonably be expected to subject any Loan Party, any of its Subsidiaries, any Pension Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any Pension Plan or trust to a tax or penalty on “prohibited transactions” under Section 502 of ERISA or Section 4975 of the Code) in an aggregate amount exceeding (A) $ 250 , 000 in any year or (B) $ 500 , 000 for all periods, (ii) an ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan ; (iii) a Loan Party or ERISA Affiliate shall fail to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan ; (iv) any event similar to the foregoing shall occur or exist with respect to a Foreign Plan ; or (v) there shall be at any time a Lien imposed against the assets of any Loan Party or ERISA Affiliate under Section 412 or Section 430 of the Code or Sections 302 , Section 303 , or Section 4068 of ERISA . (m) Invalidity of Loan Documents . Any Loan Document shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert in writing or shall disavow any of its obligations thereunder . (n) Liens . Any Lien purported to be created under any Collateral Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral with a value (individually or in the aggregate) in excess of $ 2 , 500 , 000 , with the priority required by the applicable Collateral Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Agreement . (o) Licenses . There shall occur the loss, suspension or revocation of, or failure to renew any license or permit now held or hereafter acquired if such loss, suspension, revocation or failure to renew would reasonably be expected to have a Material Adverse Effect . (p) Change of Control . A Change of Control shall occur. (q) Cessation of Business . There shall occur a cessation of a substantial part of the business of any Loan Party which would reasonably be expected to have a Material Adverse Effect . (r) Criminal Action . Any Loan Party shall be criminally indicted or convicted under any law . (s) Invalidity of Subordination Provisions . The subordination provisions of any agreement or instrument governing any Subordinated Debt shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Loan Party shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the 116 NAI - 1543452693v1 1543452693v6

Obligations for any reason shall not have the priority contemplated by this Credit Agreement or such subordination provisions. (t) Loss of Collateral . A material portion of the Collateral shall be subject to loss, theft or destruction which is not covered by adequate insurance. Section 8 . 2 Remedies Upon Event of Default . If any Event of Default occurs and is continuing, then, and in every such event (other than an event described in Section 8 . 1 (h) or (i) ), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions (whether before or after the Closing Date), at the same or different times : (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Loan Party accrued under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto) and thereupon such Cash Collateral shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and in case of any event described in Section 8 . 1 (h) or (i) , the Commitments shall automatically terminate (whether before or after the Closing Date) the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of each Loan Party accrued under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and Cash Collateral for the L/C Obligations as described above shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower . Section 8 . 3 Application of Funds . After the exercise of remedies provided for in Section 8 . 2 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in Section 2 . 10 ), any amounts received on account of the Secured Obligations shall be applied by the Administrative Agent in the following order : First , to the payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article 3 ) , in each case payable to the Administrative Agent in its capacity as such ; Second , to the extent of any excess of such proceeds, to the payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the L/C Issuer and the L/C Fronting Fee), in each case payable to the L/C Issuer in its capacity as such ; Third , to the extent of any excess of such proceeds, to the payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts, payable to the Credit Parties (including fees, charges and disbursements of counsel to the respective Credit Parties and amounts payable under Article 3 ) , ratably among them in proportion to the respective amounts described in this clause Third payable to them ; 117 NAI - 1543452693v1 1543452693v6

Fourth , to the extent of any excess of such proceeds, to the payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans, L/C Obligations and other Secured Obligations, ratably among the Credit Parties in proportion to the respective amounts described in this clause Fourth payable to them ; Fifth , to the extent of any excess of such proceeds, to the payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and L/C Obligations, the Cash Management Obligations and the Swap Agreement Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fifth held by them ; Sixth , to the extent of any excess of such proceeds, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit ; Seventh , to the extent of any excess of such proceeds, to the payment of all other Secured Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Secured Parties, or any of them, on such date, ratably based on the respective aggregate amounts of all such Secured Obligations owing to the Secured Parties on such date ; and Last , to the extent of any excess of such proceeds, the balance, if any, after all of the Secured Obligations (other than unasserted contingent indemnification and unasserted expense reimbursement obligations in each case not yet due and payable) have been paid in full, to the Borrower or as otherwise required by law . Subject to Section 2 . 10 , amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur . If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the Secured Obligations, if any, in the order set forth above . The Administrative Agent shall have no obligation to calculate the amount of any Swap Agreement Obligations or Cash Management Obligations and may request a reasonably detailed calculation thereof from the provider of such Secured Obligations . If the provider of any Swap Agreement Obligations or Cash Management Obligations fails to deliver the calculation of such Secured Obligations within five days following request thereof by the Administrative Agent, then the Administrative Agent may assume the amount of such Secured Obligations are zero . Notwithstanding anything to the contrary set forth above, Excluded CEA Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section . ARTICLE 9 THE ADMINISTRATIVE AGENT Section 9 . 1 Appointment and Authority . Each of the Lenders and the L/C Issuer hereby irrevocably appoints Citizens Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto . The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third - party beneficiary of any of such 118 NAI - 1543452693v1 1543452693v6 provisions . It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law . Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties . Section 9 . 2 Rights as a Lender . The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity . Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders . Section 9.3 Exculpatory Provisions . (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature . Without limiting the generality of the foregoing, the Administrative Agent : (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing ; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) ; provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law ; and (iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity . (b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8 . 2 and Section 10 . 2 ), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment . The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender or the L/C Issuer . (c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this 119 NAI - 1543452693v1 1543452693v6

Credit Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent . (d) The Administrative Agent shall not be responsible or have any liability for, or have any duty to investigate a violation or potential violation of an Environmental Law or a Release or threat of Release of a Hazardous Material pursuant to Section 6 . 13 , nor shall it have any liability for any action it takes or does not take in connection with any such investigation . Section 9 . 4 Reliance by Administrative Agent . The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person . The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon . In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit . The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts . Section 9 . 5 Delegation of Duties . The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub - agents appointed by the Administrative Agent . The Administrative Agent and any such sub - agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties . The exculpatory provisions of this Article shall apply to any such sub - agent and to the Related Parties of the Administrative Agent and any such sub - agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as Administrative Agent . The Administrative Agent shall not be responsible for the negligence or misconduct of any sub - agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub - agents . Section 9.6 Resignation of Administrative Agent . (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower . Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York . If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “ Resignation Effective Date ”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth 120 NAI - 1543452693v1 1543452693v6 above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender . Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date . (b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor . If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “ Removal Effective Date ”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date . (c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above . Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents . The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor . After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10 . 3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub - agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent . Section 9.7 Non - Reliance on Administrative Agent and Other Lenders . Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Section 9 . 8 No Other Duties, Etc . Anything herein to the contrary notwithstanding, none of the Lead Arrangers or any agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder . 121 NAI - 1543452693v1 1543452693v6

Section 9 . 9 Administrative Agent May File Proofs of Claim . In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or reimbursement for any L/C Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise : (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Loan Document Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Section 10 . 3 ) allowed in such judicial proceeding ; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same ; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent Section 10 . 3 . Section 9.10 Collateral and Guarantee Matters . (a) The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, (i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) at the Termination Date, (B) that is sold or otherwise Disposed of or to be sold or otherwise Disposed of as part of or in connection with any sale or other Disposition permitted under the Loan Documents (including all of the Collateral of a Guarantor which is released from its obligations under the Loan Documents pursuant to clause (iii) below) ; provided , however, any sale or Disposition of all or substantially all of the Collateral or all or substantially all of the value of the Guarantees under the Guarantee Agreement shall be subject to Section 10 . 2 (b) , or (C) subject to Section 10 . 2 , if approved, authorized or ratified in writing by the Required Lenders ; (ii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7 . 2 (d) ; and (iii) to release any Guarantor from its obligations under the Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents, provided , however , that the release of all or substantially all of the Collateral or all or substantially all of the value of the Guarantees under the Guarantee Agreement shall be subject to Section 10 . 2 (b) . Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of 122 NAI - 1543452693v1 1543452693v6 property, or to release any Guarantor from its obligations under the Loan Documents pursuant to this Section 9.10 . (b) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral . Section 9 . 11 Compliance with Flood Insurance Laws . The Administrative Agent has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the Flood Insurance Laws and will post on the applicable electronic platform (or otherwise distribute to each Lender documents that it receives in connection with the Flood Insurance Laws (collectively, the “ Flood Documents ”) ; provided , however that the Administrative Agent makes no representation or warranty with respect to the adequacy of the Flood Documents or their compliance with the Flood Insurance Laws . Each Lender acknowledges and agrees that it is individually responsible for its own compliance with the Flood Insurance Laws and that it shall, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, including the Flood Documents posted or distributed by the Administrative Agent, continue to do its own due diligence to ensure its compliance with the Flood Insurance Laws . Section 9 . 12 Cash Management Obligations and Swap Agreement Obligations . Except as otherwise expressly set forth herein or in the Security Agreement, any other Collateral Document or any other Loan Document, no Person holding Cash Management Obligations or Swap Agreement Obligations that obtains the benefits of any Guarantee under the Guarantee Agreement or any Collateral by virtue of the provisions hereof or of any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral or amendment to any Loan Document (including any Collateral Document) other than in its capacity as a Lender or Administrative Agent and, in such case, only to the extent expressly provided in the Loan Documents . Notwithstanding any other provision of this Article 9 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations or Swap Agreement Obligations except to the extent expressly required hereunder, provided that the Administrative Agent has received a Secured Obligation Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Person holding such Secured Obligations . The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations and Swap Agreement Obligations . Section 9.13 Erroneous Payments . (a) If Administrative Agent (x) notifies a Lender, L/C Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party (any such Lender, L/C Issuer, Secured Party or other recipient (and each of their respective successors and assigns), a “ Payment Recipient ”) that Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 9 . 13 (b) ) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, L/C Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “ Erroneous Payment ”) and (y) demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Administrative Agent 123 NAI - 1543452693v1 1543452693v6

pending its return or repayment as contemplated below in this Section 9 . 13 and held in trust for the benefit of Administrative Agent, and such Lender, L/C Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect . A notice of Administrative Agent to any Payment Recipient under this Section 9 . 13 (a) shall be conclusive, absent manifest error . (b) Without limiting the provisions of Section 9 . 13 (a) , each Payment Recipient (and each of their respective successors and assigns) hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Credit Agreement or in a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates), or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case : (i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error and mistake has been made, in each case, with respect to such payment, prepayment or repayment ; and (ii) such Lender, L/C Issuer or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Administrative Agent pursuant to this Section 9 . 13 (b) . For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9 . 13 (b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9 . 13 (a) or on whether or not an Erroneous Payment has been made . (c) Each Lender, L/C Issuer or Secured Party hereby authorizes Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, L/C Issuer or Secured Party under any Loan Document, or otherwise payable or distributable by Administrative Agent to such Lender, L/C Issuer or Secured Party under any Loan Document with respect to any payment of principal, interest, fees, or other amounts, against any amount that Administrative Agent has demanded to be returned under Section 9 . 13 (a) . (d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by Administrative Agent for any reason, after demand therefor in accordance with Section 9 . 13 (a) , from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such 124 NAI - 1543452693v1 1543452693v6 unrecovered amount, an “ Erroneous Payment Return Deficiency ”), upon Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “ Erroneous Payment Impacted Class ”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “ Erroneous Payment Deficiency Assignment ”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Credit Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) Administrative Agent and the Borrower shall be deemed to have waived any consents required under this Credit Agreement to any such Erroneous Payment Deficiency Assignment, and (E) Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment . For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Credit Agreement . (i) Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf) . In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest or other distribution in respect of principal and interest, received by Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by Administrative Agent) and (y) may in the sole discretion of Administrative Agent be reduced by any amount specified by Administrative Agent in writing to the applicable Lender from time to time . (e) The parties hereto agree (x) irrespective of whether Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, L/C Issuer or Secured Party, to the rights and interests of such Lender, L/C Issuer or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “ Erroneous Payment Subrogation Rights ”) (provided that the Loan Parties’ Secured Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Secured Obligations in respect of Loans that have been assigned to Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by the Borrower or any other Loan Party ; 125 NAI - 1543452693v1 1543452693v6 provided that this Section 9 . 13 shall not be interpreted to increase (or accelerate the due date for) the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by Administrative Agent ; provided , further , that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from the Borrower for the purpose of making such Erroneous Payment . (f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set - off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine . (g) Each party’s obligations, agreements and waivers under this Section 9 . 13 shall survive the resignation or replacement of Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof) . ARTICLE 10 MISCELLANEOUS 126 NAI - 1543452693v1 1543452693v6 Section 10.1 Notices . (a) Notices Generally . Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service as follows : (i) if to any Loan Party, c/o Harvard Bioscience, Inc . , 84 October Hill Road, Holliston, MA 01746 , Attention : Michael A . Rossi, Chief Financial Officer ; (ii) the Administrative Agent, the L/C Issuer or the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10 . 1 ; and (iii) if to any other Credit Party, the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire . Notices sent by hand or overnight courier service shall be deemed to have been given when received. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b). (b) Electronic Communications . Notices and other communications hereunder may be delivered or furnished by electronic communication (including e - mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Credit Party pursuant to Article 2 if such Credit Party has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication . Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e - mail address shall be deemed received upon the sender’s receipt of an acknowledgement of transmission to the intended recipient (such as by the “delivery receipt requested” function, return e - mail, confirmation of system - generated posting notices by a Platform or other written acknowledgement) and (ii) notices or communications posted to a Platform or an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e - mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor ; provided that for both clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient . Notwithstanding anything to the contrary herein, borrowing requests and other notices to Administrative Agent sent by email or posted to a Platform or an Internet or intranet website shall only be effective against Administrative Agent if receipt of such transmission is affirmatively acknowledged by Administrative Agent . (c) Change of Address, Etc . Any party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto. (d) Platform . (i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications available to the L/C Issuer and the other Lenders by posting the Communications on the Platform and that certain of the Lenders (each, a “ Public Lender ”) may have personnel who do not wish to receive material non - public information with respect to the Loan Parties or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market - related activities with respect to such Persons’ securities . (ii) The Borrower hereby acknowledges hereby agrees that so long as any Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Communications that may be distributed to the Public Lenders and that : (A) all such Communications (i) shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof ; (B) by marking such Communications (ii) “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, Lead Arrangers and the Lenders to treat such Communications as not containing any material non - public information (although it may be sensitive and proprietary) with respect to any Loan Party or its securities for purposes of United States Federal and state securities laws ( provided , however , that to the extent such Communications constitute Information, they shall be treated as set forth in Section 10 . 14 ) ; (C) all Communications marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information” ; and (D) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information” . (iii) The Platform is provided “as is” and “as available . ” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications . No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non - infringement of third - party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform . In no event shall the Administrative Agent or any of its Related Parties (collectively, the “ Agent Parties ”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, 127 NAI - 1543452693v1 1543452693v6 losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. Section 10.2 Waivers; Amendments . (a) No failure or delay by any Credit Party in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power . The rights and remedies of the Credit Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have . No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given . Without limiting the generality of the foregoing, the making of a Loan and/or the issuance, amendment, extension or renewal of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time . (b) Except as expressly provided by Section 2 . 11 , Section 3 . 1 (e) , Section 3 . 8 , or in the other paragraphs of this Section 10 . 2 , neither this Credit Agreement, any other Loan Document (other than the Fee Letter) nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders, or by the Borrower and the Administrative Agent with the consent of the Required Lenders ; provided that no such agreement shall : (i) extend or increase any Commitment of any Lender without the written consent of such Lender or increase the L/C Sublimit without the consent of the L/C Issuer (it being understood that a waiver of any condition precedent set forth in Article 4 or the waiver of any Default shall not constitute an extension or increase of any Commitment of any Lender or an increase of the L/C Sublimit) ; (ii) reduce the principal amount of any Loan or any reimbursement obligation with respect to a L/C Disbursement, or reduce the rate of any interest, or reduce any fees or other amounts, payable under the Loan Documents, without the written consent of each Credit Party directly and adversely affected thereby ; provided that only the consent of the Required Lenders shall be necessary to amend or modify any Financial Covenant, any defined terms used therein or the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate, in each case, notwithstanding the fact that any such amendment, modification or waiver actually results in reduction in the rate of interest or fees ; (iii) postpone any date scheduled for any payment of principal of, or interest on, any Loan or reimbursement obligation with respect to any L/C Disbursement, or any fees or other amounts payable hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone the stated termination or expiration of the Revolving Commitments or reduce the amount of or postpone the date of any prepayment required by Section 2 . 7 (b) without the written consent of each Credit Party directly and adversely affected thereby ; (iv) except as provided in Section 2 . 10 and subsection (c) below change any provision hereof in a manner that would alter the pro rata sharing of payments required by 128 NAI - 1543452693v1 1543452693v6

Section 2.8(b) or the pro rata reduction of Revolving Commitments required by Section 2.5(d) , without the written consent of each Credit Party directly and adversely affected thereby; (v) change any of the provisions of this Section or the definition of the terms “ Required Lenders ” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder ; (vi) amend, modify or waive any provision of Section 2 . 10 without the written consent of the Administrative Agent, the Swingline Lender and the L/C Issuer ; (vii) change the currency in which any Commitment or Loan is, or is to be, denominated, Letters of Credit are to be issued or payment under the Loan Documents is to be made without the written consent of each Lender directly affected thereby ; (viii) release any Guarantor from its Guarantee under the Guarantee Agreement (except as expressly provided therein or in Section 9 . 10 ), or limit its liability in respect of such Guarantee, without the written consent of each Lender ; or (ix) release all or substantially all of the Collateral from the Liens of the Loan Documents (except as expressly provided in the applicable Collateral Document or in connection with a transaction permitted by Section 7 . 3 ), without the consent of each Lender ; (x) to effect any amendments (i) to subordinate the Lien on the Collateral securing the Obligations to any other Lien securing Indebtedness of the Loan Parties or (ii) providing for payment subordination of the Obligations ; or (xi) amend, modify or waive any provision of Section 8.3 ; and provided , further , that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties hereunder or under any other Loan Document of (A) the Administrative Agent, unless in writing executed by the Administrative Agent, (B) any Issuing Bank, unless in writing executed by such Issuing Bank and (C) any Swingline Lender, unless in writing executed by such Swingline Lender, in each case in addition to the Borrower and the Lenders required above . (c) Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loan may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender . (d) In addition, notwithstanding anything in this Section to the contrary, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any 129 NAI - 1543452693v1 1543452693v6

Loan Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within 10 Business Days following receipt of notice thereof. Section 10.3 Expenses; Indemnity; Damage Waiver . (a) Costs and Expenses . The Loan Parties, jointly and severally, shall pay (i) all reasonable and documented out - of - pocket expenses incurred by the Administrative Agent, Lead Arrangers and their respective Affiliates (including Attorney Costs of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Credit Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out - of - pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out - of - pocket expenses incurred by the Administrative Agent, Lead Arrangers or any Credit Party (including Attorney Costs of the Administrative Agent or any Credit Party), in connection with the enforcement or protection of its rights (whether through negotiations, legal proceedings or otherwise) (A) in connection with this Credit Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out - of - pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit . (b) Indemnification by Loan Parties . The Loan Parties, jointly and severally, shall indemnify the Administrative Agent (and any sub - agent thereof), each Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “ Indemnitee ”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including Attorney Costs), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Claim or Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto or (v) any government investigation, audit, hearing or enforcement action resulting from any Loan Party’s or any of its Affiliate’s noncompliance (or purported noncompliance) with any applicable Sanctions, other Anti - Terrorism Laws or Anti - Corruption Laws (it being understood and agreed that the Indemnitees shall be entitled to indemnification pursuant to this clause (including indemnification for fines, penalties and other expenses) regardless of whether any adverse finding is made against any Loan Party or any of its Affiliates), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non - appealable judgment to have resulted from the gross negligence, willful misconduct or material breach of the Loan Documents of such Indemnitee or (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and non - appealable judgment in its favor on such claim as determined by a court of competent jurisdiction . To the extent that the indemnity set forth 130 NAI - 1543452693v1 1543452693v6 above in this paragraph shall be held to be unenforceable in whole or in part because it is violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified amounts incurred by Indemnitees or any of them . (c) Reimbursement by Lenders . To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub - agent thereof), the L/C Issuer, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub - agent), the L/C Issuer, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender) ; provided that with respect to such unpaid amounts owed to the L/C Issuer or the Swingline Lender solely in its capacity as such, only the Revolving Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) provided , further , that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub - agent), the L/C Issuer or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub - agent), the L/C Issuer or the Swingline Lender in connection with such capacity . The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2 . 8 (d) . (d) Waiver of Consequential Damages, Etc . To the fullest extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof . No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby . (e) Payments . All amounts due under this Section shall be payable promptly and in no event later than 10 days after demand therefor . Section 10.4 Successors and Assigns . (a) Successors and Assigns Generally . The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void) . Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) 131 NAI - 1543452693v1 1543452693v6 of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Credit Party) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement. (b) Assignments by Lenders . Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) ; provided that any such assignment shall be subject to the following conditions : (i) Minimum Amounts . (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Credit Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned ; and (B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $ 5 , 000 , 000 , in the case of any assignment in respect of a Revolving Facility, or $ 5 , 000 , 000 , in the case of any assignment in respect of a Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed) . (ii) Proportionate Amounts . Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes on a non - pro rata basis . (iii) Required Consents . No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition : (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender (other than a Defaulting Lender), an Affiliate of a Lender (other than a Defaulting Lender) or an Approved Fund, provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after written notice of such assignment shall have delivered to the Borrower ; and provided , further , that the Borrower’s consent shall not be required during the primary syndication of the Credit Facilities ; 132 NAI - 1543452693v1 1543452693v6

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Facility or any unfunded Term Loan Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) a funded Term Facility to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund ; and (C) the consent of the L/C Issuer and the Swingline Lender shall be required for any assignment in respect of the Revolving Facility . (iv) Assignment and Assumption . The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $ 3 , 500 (which will not be required to be paid by the Borrower or its Subsidiaries), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire . In addition, each assignee shall, on or before the effective date of such assignment, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States Taxes in accordance with Section 3 . 6 (g) . (v) No Assignment to Certain Persons . No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof or (C) a Person who, at the time of such assignment, is a Sanctioned Person if such assignment would violate applicable law . (vi) No Assignment to Natural Persons . No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) . (vii) Certain Additional Payments . In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the prior written consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage . Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs . Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, 133 NAI - 1543452693v1 1543452693v6 and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3 . 5 and Section 10 . 3 with respect to facts and circumstances occurring prior to the effective date of such assignment . Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section . (c) Register . The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “ Register ”) . The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary . The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice . (d) Participations . Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than (w) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (x) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (y) any Defaulting Lender or any of its subsidiaries or (z) a Person who, at the time of such participation, is a Sanctioned Person if the sale of such participation would violate applicable law) (each, a “ Participant ”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Revolving Commitment and/or the Loans owing to it) ; provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and each Credit Party shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement . Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement ; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10 . 2 (b) that affects such Participant . The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3 . 4 , 3 . 5 and 3 . 6 (subject to the requirements and limitations therein, including the requirements under Section 3 . 6 (it being understood that the documentation required under Section 3 . 6 (g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section ; provided that such Participant (A) agrees to be subject to the provisions of Sections 3 . 7 as if it were an assignee under paragraph (b) of this Section ; and (B) shall not be entitled to receive any greater payment under Sections 3 . 5 or 3 . 6 , with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation . Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3 . 7 (b) with respect to any Participant . To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10 . 8 as though it were a Lender ; provided that such Participant agrees to be subject to Section 2 . 8 (h) as though it were a Lender . Each Lender that sells a participation shall, acting solely for this purpose as a non - fiduciary agent of the Borrower, maintain a register on which it enters the name and 134 NAI - 1543452693v1 1543452693v6 address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “ Participant Register ”) ; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5 f . 103 - 1 (c) of the United States Treasury Regulations . The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary . For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register . (e) Certain Pledges . Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement and the Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank ; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto . (f) Cashless Settlement . Notwithstanding anything to the contrary contained in this Credit Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Credit Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender . Section 10 . 5 Survival . All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Credit Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of any Loan Document and the making of any Loans and the issuance of any Letter of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any L/C Obligation or any fee or any other amount payable under the Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated . The provisions of Sections 3 . 4 , 3 . 5 , 3 . 6 , 10 . 3 , 10 . 9 , and 10 . 10 and Article 9 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby or the Termination Date . Section 10 . 6 Counterparts ; Integration ; Effectiveness ; Electronic Execution . This Credit Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument . Except as provided in Section 4 . 1 , this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto . Delivery of an executed signature page counterpart hereof by telecopy, emailed . pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof . The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Credit Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper - based recordkeeping system, as the case may be, 135 NAI - 1543452693v1 1543452693v6 to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that (x) nothing herein shall require Administrative Agent to accept electronic signature counterparts in any form or format and (y) Administrative Agent reserves the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to any Loan Document and the parties hereto agree to promptly deliver such manually executed counterpart signature pages . This Credit Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to Administrative Agent or any Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof . Section 10 . 7 Severability . In the event any one or more of the provisions contained in this Credit Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction) . The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions . Section 10 . 8 Setoff . If an Event of Default shall have occurred and be continuing, each Credit Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Credit Party or any such Affiliate to or for the credit or the account of any Loan Party or any of its Subsidiaries against any and all of the obligations of such Loan Party or such Subsidiary now or hereafter existing under this Credit Agreement or any other Loan Document to such Credit Party or Affiliate, irrespective of whether or not such Credit Party shall have made any demand under this Credit Agreement or any other Loan Document and although such obligations of such Loan Party or Subsidiary may be contingent or unmatured or are owed to a branch or office of such Credit Party different from the branch or office holding such deposit or obligated on such indebtedness, provided , that in the event that any Defaulting Lender shall exercise any right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2 . 9 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff . The rights of each Credit Party and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Credit Party and its Affiliates may have . Each Credit Party agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application . Section 10.9 Governing Law; Jurisdiction; Consent to Service of Process . (a) Governing Law . This Credit Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. (b) Submission to Jurisdiction . Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State 136 NAI - 1543452693v1 1543452693v6 of New York sitting in New York County and of the United States District Court for the Southern District of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Credit Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court . Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law . Nothing in this Credit Agreement or in any other Loan Document shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to this Credit Agreement or any other Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction . (c) Waiver of Objection to Venue . Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Credit Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section . Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court . (d) Service of Process . Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 10 . 1 . Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law . Section 10 . 10 WAIVER OF JURY TRIAL . EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) . EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION . Section 10 . 11 Payments Set Aside . To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or Fraudulent Transfer Law, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate . 137 NAI - 1543452693v1 1543452693v6

Section 10 . 12 Headings . Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement . Section 10 . 13 Interest Rate Limitation . Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or L/C Obligation, together with all fees, charges and other amounts that are treated as interest thereon under applicable law (collectively the “ charges ”), shall exceed the maximum lawful rate (the “ maximum rate ”) that may be contracted for, charged, taken, received or reserved by the Lender holding an interest in such Loan or L/C Obligation in accordance with applicable law, the rate of interest payable in respect of such Loan or L/C Obligation hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan or L/C Obligation but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Lender in respect of other Loans or L/C Obligations or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender . Section 10.14 Confidentiality; Treatment of Certain Information . (a) Each Credit Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self - regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Credit Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Credit Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the Borrower, its Subsidiaries or the Credit Facilities or (B) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facilities, (viii) with the consent of the Borrower or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, any Credit Party or any of their respective Affiliates on a non - confidential basis from a source other than the Borrower or (C) is independently generated by the Administrative Agent, any Credit Party or any of their respective Affiliates . In addition, the Administrative Agent and the Lenders may disclose the existence of this Credit Agreement and information about this Credit Agreement to (i) market data collectors, league table providers and other similar service providers to the lending industry and (ii) service providers to the Administrative Agent or any Lender in connection with the administration of this Credit Agreement, the other Loan Documents, and the Commitments . (b) For purposes of this Section, “ Information ” means all information received from any Loan Party or any of its Subsidiaries relating to any Loan Party or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any other Credit Party on a non - confidential basis prior to disclosure by any Loan Party or any 138 NAI - 1543452693v1 1543452693v6

Subsidiary or that is independently prepared by the Administrative Agent or any other Credit Party, provided that, in the case of information received from any Loan Party or any of its Subsidiaries after the Agreement Date, such information is clearly identified at the time of delivery as confidential . Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information . Notwithstanding anything herein to the contrary, “Information” shall not include, and each Credit Party (and their Affiliates and respective partners, directors, officers, employees, agents, advisors and representatives) may disclose to any and all persons, without limitation of any kind, any information with respect to the U . S . federal income tax treatment and U . S . federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such Credit Party relating to such tax treatment and tax structure . (c) The Loan Parties agree, on behalf of themselves and their Affiliates, that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Credit Agreement or any of the other Loan Documents without the prior written consent of such Person, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and then, in any event, the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure (provided, for the avoidance of doubt, the Loan Parties shall not have any obligation to consult with the Administrative Agent prior to making filings with the SEC as required by law) . (d) The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the Transactions (including, without limitation amount and type of facility) using the name, product photographs, logo or trademark of the Loan Parties . Section 10 . 15 USA PATRIOT Act . Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act . The Borrower shall, and shall cause each Subsidiary to, provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the USA PATRIOT Act . Section 10 . 16 No Fiduciary Duty . Each Loan Party agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, such Loan Party and its Affiliates, on the one hand, and the Administrative Agent, the Lead Arrangers, the Documentation Agent, the Syndication Agent, the other Credit Parties and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lead Arrangers, the Documentation Agent, the Syndication Agent, the other Credit Parties or their respective Affiliates and no such duty will be deemed to have arisen in connection with any such transactions or communications . Section 10.17 Acknowledgement and Consent to Bail - In of Affected Financial Institutions . Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, 139 NAI - 1543452693v1 1543452693v6 may be subject to the Write - Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write - Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution ; and (b) the effects of any Bail - In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Loan Document ; or (iii) the variation of the terms of such liability in connection with the exercise of the Write - Down and Conversion Powers of any applicable Resolution Authority . Section 10.18 Certain ERISA Matters . (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true : (i) such Lender is not using “plan assets” (within the meaning of 29 CFR † 2510 . 3 - 101 , as modified by Section 3 (42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84 - 14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95 - 60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90 - 1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91 - 38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96 - 23 (a class exemption for certain transactions determined by in - house asset managers), is applicable with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84 - 14 ), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Credit Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement satisfies the requirements of sub - sections (b) through (g) of Part I of PTE 84 - 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84 - 14 are satisfied with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Credit Agreement, or 140 NAI - 1543452693v1 1543452693v6

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless sub - clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub - clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or the Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Credit Agreement, any Loan Document or any documents related to hereto or thereto) . Section 10 . 19 Acknowledgement Regarding Any Supported QFCs . To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “ QFC Credit Support ” and each such QFC a “ Supported QFC ”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd - Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U . S . Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States) : (a) In the event a Covered Entity that is party to a Supported QFC (each, a “ Covered Party ”) becomes subject to a proceeding under a U . S . Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U . S . Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States . In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U . S . Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U . S . Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States . Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support . (b) As used in this Section 10 . 19 , the following terms have the following meanings : “ BHC Act Affiliate ” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U . S . C . 1841 (k)) of such party . “ Covered Entity ” means any of the following: 141 NAI - 1543452693v1 1543452693v6

(i) 142 NAI - 1543452693v1 1543452693v6 a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. † 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. † 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. † 382.2(b). “ Default Right ” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. †† 252.81, 47.2 or 382.1, as applicable. “ QFC ” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). [Signature pages intentionally omitted]

SCHEDULE 2.1 COMMITMENTS Revolving Commitment Lender $4,378,846.18 Citizens Bank, N.A. $4,135,576.91 First - Citizens Bank & Trust Company $4,135,576.91 Wells Fargo Bank, N.A. $12,650,000.00 Total